UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate Box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ACXIOM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.10 per share, of Acxiom Corporation (“Acxiom common stock”)

(2)	Aggregate number of securities to which transaction applies:

69,990,972 shares of Acxiom common stock, options to purchase 8,453,082 shares of Acxiom common stock, warrants to purchase 1,475,830 shares of Acxiom common stock and restricted stock units with respect to 477,000 shares of Acxiom common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$27.10 per share of Acxiom common stock and restricted stock units $27.10 minus the weighted average exercise price of $19.14 per share of outstanding options having an exercise price less than $27.10 per share

$27.10 minus the weighted average exercise price of $16.01 per share of outstanding warrants

(4)	Proposed maximum aggregate value of transaction:

$1,993,367,295.83 (1)

(5)	Total fee paid:

$61,196.38 (1)

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

(1)	Pursuant to an Agreement and Plan of Merger by and among Axio Holdings LLC, Axio Acquisition Corp. and the Registrant dated as of May 16, 2007, Axio Acquisition Corp. will merge with and into the Registrant and each outstanding share of Acxiom common stock shall be converted into the right to receive $27.10, without interest, except for shares that are owned by the Registrant as treasury stock or owned by Axio Holdings LLC or any wholly owned subsidiary of Axio Holdings LLC which will be cancelled without any payment therefor, or shares of Acxiom common stock owned by any direct or indirect wholly owned subsidiary of the Registrant, which shall remain outstanding. ValueAct Master Fund, L.P., a stockholder of Acxiom, plans to contribute 10,329,711 shares of Acxiom common stock to Axio Holdings LLC immediately prior to the merger in exchange for membership interests in Axio Holdings LLC. Each holder of options to acquire shares of Acxiom common stock shall be entitled to receive, in consideration of the cancellation of such stock options, an amount (less any applicable taxes) equal to the product of (i) the excess of $27.10 per share of common stock over the exercise price per share of common stock subject to such stock option, multiplied by (ii) the total number of shares subject to such stock option. Each holder of warrants to acquire shares of Acxiom common stock shall be entitled to receive upon exercise an amount (less any applicable taxes) equal to the product of (i) the excess of $27.10 over the exercise price per share of common stock subject to such warrant, multiplied by (ii) the total number of shares subject to such warrant. Each holder of restricted stock units shall be entitled to receive an amount (less any applicable taxes) equal to the product of $27.10 per share of common stock underlying the restricted stock units multiplied by $27.10. As of June 12, 2007, there were 80,320,683 shares of Acxiom common stock outstanding, 8,453,082 shares of Acxiom common stock subject to outstanding stock options with a weighted average exercise price that is less than $27.10 per share, with a weighted-average exercise price of $19.14 per share, 1,475,830 shares of Acxiom common stock subject to outstanding warrants, with a weighted average exercise price of $16.01 per share, and restricted stock units with respect to 477,000 shares of Acxiom common stock. The filing fee was determined by adding (w) the product of (i) the number of issued and outstanding shares of Acxiom common stock and (ii) the transaction consideration of $27.10 per share of Acxiom common stock that are proposed to be acquired in the transaction (calculated by subtracting 10,329,711 from 80,320,683), plus (x) the product of (1) the total number of shares of Acxiom common stock subject to outstanding stock options with an exercise price that is less than $27.10 per share multiplied by (2) the excess of $27.10 over the weighted average exercise price for such stock options, plus (y) the product of (1) the total number of shares of Acxiom common stock subject to outstanding warrants multiplied by (2) the excess of $27.10 per share of common stock over the weighted average exercise price per share of common stock subject to such warrants, plus (z) the transaction consideration of $27.10 per share of restricted stock units with respect to Acxiom common stock that are proposed to be acquired in the transaction ((w), (x), (y) and (z) together, the “Merger Consideration”). The filing fee was calculated in accordance with Regulation 240.0-11 under the Exchange Act, by multiplying the Merger Consideration by 0.0000307.

SUBJECT TO COMPLETION, June 27, 2007

Preliminary Copy

•, 2007

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Acxiom Corporation to be held on •, •, 2007 at 9:30 a.m., local time, at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas. The attached proxy statement provides information regarding the matters to be acted on at the special meeting, including at any adjournment or postponement thereof.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the agreement and plan of merger, dated May 16, 2007, by and among Acxiom Corporation, Axio Holdings LLC and Axio Acquisition Corp., pursuant to which Axio Acquisition Corp. will be merged with and into Acxiom Corporation, with Acxiom Corporation continuing as the surviving corporation and a subsidiary of Axio Holdings LLC, a newly formed Delaware limited liability company that is currently owned by affiliates of ValueAct Capital, a private investment fund, and Silver Lake Partners, a private equity firm. If the merger is completed, each share of Acxiom Corporation common stock issued and outstanding at the effective time of the merger will be converted into the right to receive $27.10 in cash, without interest, other than shares held by Acxiom Corporation as treasury stock or owned by Axio Holdings LLC or any wholly owned subsidiary of Axio Holdings LLC, which will be cancelled without payment, shares owned by any wholly-owned subsidiary of Acxiom Corporation, which will remain outstanding, and shares held by stockholders who are entitled to, and who properly exercise and perfect, appraisal rights in compliance with all the required procedures under Delaware law.

If the merger is completed, Acxiom Corporation will continue its operations as a privately-held company owned by Axio Holdings LLC.

As a result of the merger, Acxiom Corporation’s shares will no longer be quoted on the NASDAQ Global Select Market.

On April 30, 2007, Acxiom Corporation’s board of directors established a special committee, consisting of four independent directors, and empowered it to, among other things, evaluate, explore, negotiate and make recommendations to Acxiom Corporation’s board of directors regarding possible transactions involving Acxiom, including a sale of the company. The special committee has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby, are fair to, advisable to, and in the best interests of the stockholders of Acxiom Corporation, and has recommended to the full Acxiom Corporation board of directors that the board of directors approve the merger agreement, the merger and the other transactions contemplated thereby.

Acxiom Corporation’s board of directors, after considering factors including the unanimous determination and recommendation of the special committee, unanimously determined (with a director affiliated with ValueAct Capital taking no part in the deliberations or the vote) that the merger agreement is fair to, advisable to, and in the best interests of the stockholders of Acxiom Corporation, and approved the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, Acxiom Corporation’s board of directors (with a director affiliated with ValueAct Capital taking no part in the deliberations or the vote) recommends that you vote FOR the adoption of the merger agreement. In arriving at their recommendation that stockholders vote FOR the adoption of the merger agreement, Acxiom Corporation’s board of directors and its special committee carefully considered a number of factors which are described in the accompanying proxy statement.

The attached proxy statement provides you with detailed information about the merger agreement and the merger. You are urged to read the entire document carefully.

Regardless of the number of shares you own, your vote is very important. The affirmative vote of the holders of at least two-thirds of all of the Acxiom Corporation common stock then entitled to vote at a meeting of stockholders is required to adopt the merger agreement. If you fail to vote on the proposal to adopt the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement for purposes of the vote referred to above. Once you have read the accompanying materials, please take the time to vote on the proposals submitted to stockholders at the special meeting, whether or not you plan to attend the meeting, by completing and mailing the enclosed proxy card or by voting your shares by telephone or by internet by following the instructions on your proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on your proxy cards.

Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting. If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, which is assisting us, toll free at (888) 750-5834 (from the U.S. and Canada).

Sincerely,

Charles D. Morgan
Chairman of the Board and Company Leader

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the fairness or merits of the merger or the merger agreement or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated •, 2007, and is first being mailed to stockholders on or about •, 2007.

ACXIOM CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

•, 2007

Dear Stockholder:

On •, •, 2007, Acxiom Corporation will hold a special meeting of stockholders at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas. The meeting will begin at 9:30 a.m. local time.

Only holders of shares of common stock, par value $0.10 per share, of record at the close of business on •, 2007, may vote at this meeting or any adjournments or postponements that may take place. At the meeting you will be asked to:

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consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 16, 2007, by and among Acxiom Corporation, Axio Holdings LLC and Axio Acquisition Corp. as it may be amended from time to time;

•

approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Your board of directors (with a director affiliated with ValueAct Capital taking no part in the deliberations or the vote) has unanimously approved and recommends that you vote FOR the adoption of the merger agreement and FOR the adjournment proposal, which are discussed in more detail in the attached proxy statement.

Under Delaware law, holders of Acxiom Corporation common stock have the right to dissent from the merger and to seek judicial appraisal of the “fair value” of their shares upon compliance with the requirements of the Delaware General Corporation Law. This right is explained more fully under “Rights of Appraisal” in the accompanying proxy statement. The appraisal rights provisions of Delaware law are attached to the accompanying proxy statement as Annex B.

Regardless of the number of shares you own, your vote is very important. The affirmative vote of the holders of at least two-thirds of all of the Acxiom Corporation common stock then entitled to vote at a meeting of stockholders is required to adopt the merger agreement. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement for purposes of the vote referred to above. We hope you will be able to attend the meeting, but whether or not you plan to attend, please vote your shares by:

•	signing and returning the enclosed proxy card as soon as possible,

•	calling the toll-free number listed on the proxy card, or

•	accessing the Internet as instructed on the proxy card.

Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting. You should not send in your certificates representing shares of Acxiom Corporation common stock until you receive instructions to do so.

We are sure you can understand that if you do attend the meeting, space limitations will make it necessary to limit attendance to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting, and cell phones must be turned off.

By Order of the Board of Directors,

Catherine L. Hughes
Corporate Governance Officer & Secretary

i

ii

Page
Submission of Stockholder Proposals	114
WHERE YOU CAN FIND ADDITIONAL INFORMATION	115

ANNEX A	—Agreement and Plan of Merger
ANNEX B	—Section 262 of the General Corporation Law of the State of Delaware
ANNEX C	—Voting Agreement
ANNEX D	—Opinion of Stephens Inc.
ANNEX E	—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

iii

SUMMARY TERM SHEET

The following summary, together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information contained in this proxy statement. It may not contain all of the information that may be important in your consideration of the proposed merger. We encourage you to read carefully this proxy statement, its annexes and the documents we have incorporated by reference into this proxy statement, before voting. See “Where You Can Find Additional Information” on page 115. Where appropriate, we have set forth the section and page reference directing you to a more complete description of the topics described in this summary.

The Parties to the Merger

•

Acxiom Corporation, which we sometimes refer to in this proxy statement as “we,” the “Company” or “Acxiom,” integrates data, services and technology to create and deliver customer and information management solutions for many of the largest and most respected companies in the world. The core components of Acxiom’s innovative solutions are customer data integration technology and services, data, database services, information technology outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia, China and Canada.

•	Axio Holdings LLC, which we sometimes refer to in this proxy statement as “Parent,” is a Delaware limited liability company, currently owned by affiliates of ValueAct Capital and Silver Lake Partners.

•	Axio Acquisition Corp., which we sometimes refer to in this proxy statement as “Merger Sub,” is a Delaware corporation and wholly owned subsidiary of Axio Holdings LLC.

See “The Parties to the Merger,” beginning on page 16.

The Merger

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Pursuant to the merger agreement, Merger Sub will be merged with and into Acxiom (which we refer to as the “merger”), with Acxiom continuing as a surviving company in the merger, which we refer to as the “surviving corporation.” Immediately following the merger, Acxiom, as the surviving corporation in the merger, will become a privately held company and a subsidiary of Parent. Parent is currently owned by entities affiliated with ValueAct Capital and Silver Lake Partners, which we refer to collectively as the “Investor Group.” Following the merger, Parent will be owned by the Investor Group and any additional investors that the members of the Investor Group permit to invest in Parent, which we refer to collectively as the “Equity Investors.” See “Special Factors—Effects of the Merger,” beginning on page 62 and “Special Factors—Interests of Certain Persons in the Merger,” beginning on page 63. Whenever we refer to the merger agreement in this proxy statement, we are referring to the Agreement and Plan of Merger attached as Annex A to this proxy statement, as the merger agreement may be amended from time to time. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

Effects of the Merger

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If the merger is completed, you will receive $27.10 per share in cash, without interest, for each of your shares of Acxiom common stock you own at that time, unless you are a dissenting stockholder and perfect your appraisal rights under Delaware law. As a result of the merger, Acxiom’s stockholders, other than the Equity Investors, will no longer have a direct or indirect equity interest in Acxiom: Acxiom common stock will no longer be listed on NASDAQ and the registration of Acxiom common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” will be terminated. See “Special Factors—Effects of the Merger,” beginning on page 62.

Treatment of Stock Options and Other Awards

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If the merger is completed, unless otherwise agreed between a holder and Parent or with respect to stock options held by employees of the Company in the United Kingdom, all outstanding options to purchase shares of Acxiom common stock outstanding and not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Acxiom common stock underlying the options multiplied by the amount, if any, by which $27.10 exceeds the option exercise price, without interest and less any applicable withholding taxes. Stock options held by employees of the Company in the United Kingdom will be exercised or canceled as determined by the Company and Parent in accordance with local law and the terms of the applicable stock plan. Unless otherwise agreed between a holder and Parent, all shares of restricted stock or Acxiom stock based awards such as restricted stock units, will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of restricted Acxiom common stock or the number of shares of Acxiom common stock underlying such Acxiom stock based award, in each case multiplied by $27.10, without interest and less any applicable withholding taxes. Acxiom will take all actions necessary so that the Acxiom 2005 Stock Purchase Plan will terminate immediately prior to the closing of the merger. See “The Merger Agreement—Treatment of Stock Options and Other Awards,” beginning on page 72.

Treatment of Warrants

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Each outstanding warrant exercisable for shares of Acxiom common stock granted and not exercised prior to the merger shall be converted into the right to receive, upon the valid exercise thereof, a cash payment equal to the number of shares of Acxiom common stock underlying the warrants multiplied by the amount, if any, by which $27.10 exceeds the warrant exercise price, without interest and less any applicable withholding taxes, if any. See “The Merger Agreement—Treatment of Stock Options and Other Awards,” beginning on page 72.

Interests of Certain Persons in the Merger

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In considering the proposed transactions, you should be aware that some of Acxiom’s stockholders, directors, officers and employees have interests in the merger that may be different from, or in addition to, your interests as an Acxiom stockholder generally, including the following:

•	accelerated vesting and cash out of in the money stock options and of restricted stock and other stock based awards such as restricted stock units held by directors, officers and employees of Acxiom;

•	ownership of equity interests in and certain governance rights with respect to Parent;

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continued indemnification and directors’ and officers’ liability insurance to be provided by Parent and the surviving corporation to current and former directors, officers and employees of Acxiom Corporation and its subsidiaries;

•	ownership of a significant portion of Acxiom common stock by a director affiliated with ValueAct Capital; and

•	rights certain of our current executive officers may have under executive security agreements providing for certain benefits upon termination after a change in control.

In addition, although no agreements have been entered into as of the date of this proxy statement, Parent has informed us that it is Parent’s intention to retain members of our existing management team with the surviving corporation after the merger is completed, and in that connection we believe that certain members of our existing management team are likely to enter into new arrangements with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, Parent or the surviving corporation, although such matters are subject to negotiation and no terms or conditions have been finalized.

These arrangements are more fully described under “Special Factors—Interests of Certain Persons in the Merger,” beginning on page 63.

The special committee and Acxiom’s board of directors were aware of these interests, and considered them among other matters, prior to providing their respective recommendations with respect to the merger agreement.

Required Vote

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The affirmative vote of the holders of at least two-thirds of all of the Acxiom common stock then entitled to vote at a meeting of stockholders, which means two-thirds of the outstanding shares of Acxiom common stock as of the record date for the meeting, and which we sometimes refer to as the “Required Vote,” is required to adopt the merger agreement.

Share Ownership and Voting Intention of Certain Directors and Executive Officers

•

As of •, 2007, the record date, the directors and current executive officers of Acxiom (other than a director affiliated with ValueAct Capital) held and were entitled to vote, in the aggregate, shares of our common stock representing approximately •% of the outstanding shares. We believe our directors and current executive officers intend to vote all of their shares of our common stock FOR the approval of the adoption of the merger agreement. One of our directors is affiliated with ValueAct Capital which together with its affiliates owns approximately 12.9% of the outstanding shares of Acxiom. ValueAct Capital has agreed to vote their shares for the approval of the adoption of the merger agreement subject to their agreement to vote for a Superior Proposal (as described in “The Merger Agreement—Restrictions of Other Offers,” beginning on page 78) if such Superior Proposal is recommended by the board of directors or the special committee. See below and “The Special Meeting—Quorum; Vote Required,” beginning on page 17 and “ValueAct Master Fund Voting Agreement,” beginning on page 89. A copy of the Voting Agreement is also attached hereto as Annex C.

Recommendations

•

The special committee of independent directors of Acxiom’s board of directors that was appointed to, among other things, review and evaluate the merger proposal has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of, the stockholders of Acxiom, and has recommended to the full Acxiom board of directors that the board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that the stockholders of Acxiom adopt the merger agreement. After considering factors including the unanimous recommendation of the special committee, Acxiom’s board of directors has:

•	determined that the merger agreement, the merger and the other transactions contemplated thereby are fair to, and are advisable and in the best interests of, the stockholders of Acxiom;

•	approved and adopted the merger agreement and the transactions contemplated thereby, including the merger; and

•	recommended that Acxiom’s stockholders adopt the merger agreement.

Accordingly, the board of directors unanimously recommend that you vote to adopt the merger agreement. The unanimous action of the Acxiom’s board of directors was taken with one director who is affiliated with ValueAct Capital taking no part in the deliberations or the vote. See “Special Factors—Recommendations of the Special Committee and the Board of Directors,” beginning on page 29, “Special Factors—Reasons for the Special Committee’s Recommendation,” beginning on page 30, and “Special Factors—Reasons for the Board’s Recommendation,” beginning on page 35.

Position of Parent, Merger Sub and ValueAct Capital as to Fairness of the Proposed Merger

•

Under a possible interpretation of SEC rules, Parent, Merger Sub and ValueAct Capital, which we refer to as the “ValueAct Filers,” may be required to provide certain information regarding their position as to substantive and procedural fairness of the proposed merger to Acxiom’s stockholders. Based on such interpretation, the Value Act Filers are making the statements included below and under “Special Factors—Position of Parent, Merger Sub and ValueAct Capital as to Fairness,” beginning on page 36 solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The ValueAct Filers believe that the proposed merger is substantively and procedurally fair to Acxiom’s stockholders. However, the ValueAct Filers have not undertaken any formal evaluation of the fairness of the merger to Acxiom’s stockholders or engaged a financial advisor for such purpose. See “Special Factors—Position of Parent, Merger Sub and ValueAct Capital as to Fairness,” beginning on page 36.

Opinion of Financial Advisors

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The special committee and the board of directors received opinions from each of Stephens Inc., which we refer to as Stephens, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as Merrill Lynch. The opinion from Stephens is to the effect that, as of the date of its opinion, the cash merger consideration of $27.10 per share, without interest, to be received by the holders of Acxiom common stock (other than directors and officers of Acxiom and other than ValueAct Capital and Silver Lake Partners and affiliates of either of them) in the merger was fair, from a financial point of view, to such holders. The opinion from Merrill Lynch is to the effect that, as of the date of its opinion, the cash merger consideration of $27.10 per share, without interest, to be received by the holders of Acxiom common stock (other than Parent, Merger Sub, ValueAct Capital Partners, L.P. and other persons and entities that may contribute shares of Acxiom common stock to, or otherwise invest in, Parent and any or their respective affiliates) in the merger was fair, from a financial point of view, to such holders. Stephens’ and Merrill Lynch’s opinions are subject to the assumptions, limitations and qualifications set forth in such opinions, which are attached as Annex D and Annex E, respectively, to this proxy statement. We encourage you to read carefully these opinions in their entirety and the section entitled “Special Factors—Opinions of Stephens and Merrill Lynch,” beginning on page 41 for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinions of each of Stephens and Merrill Lynch were provided to Acxiom’s special committee and board of directors in connection with their evaluations of the merger, do not address any other aspect of the merger and do not constitute a recommendation to any stockholder as to how you should vote on any matter at the special meeting.

Financing of the Merger

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The merger agreement does not contain any condition relating to the receipt of financing by Parent and Merger Sub. Parent estimates that the total amount of consideration required to complete the merger and the related transactions, including repaying Acxiom’s existing debt and payment of fees and expenses in connection with the merger, is anticipated to be approximately $3 billion. This amount is expected to be provided through a combination of:

•	a new $1,725 million senior secured first lien term loan facility;

•

a new senior secured second lien credit facility, consisting of a $425 million term loan facility plus the amount utilized to refinance certain existing capital leases, synthetic leases and other secured debt (including the payment of any related fees and/or penalties) not to exceed $45 million with respect to refinancing of synthetic leases and $100 million in the aggregate for all such refinancings;

•	an equity investment in Parent of not less than $760.5 million by the Equity Investors; and

•	cash on hand of Acxiom and its subsidiaries.

See “Special Factors—Financing,” beginning on page 55.

What We Need to Do to Complete the Merger

We will complete the merger only if the conditions set forth in the merger agreement are satisfied or waived. These conditions include, among others:

•	adoption of the merger agreement by the Required Vote;

•	the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act”;

•	the absence of any legal restraint or prohibition preventing consummation of the merger and the other transactions contemplated by the merger agreement;

•	the representations and warranties of each of Acxiom, Parent and Merger Sub being true and correct, subject in many cases to materiality or material adverse effect;

•

Acxiom, Parent and Merger Sub’s performance in all material respects with all of their respective obligations and compliance in all material respects with all of their respective agreements in the merger agreement; and

•

the absence of any circumstance, event, change or effect that constitutes a material adverse effect on Acxiom, as described under “The Merger Agreement—Representations and Warranties,” beginning on page 73, that has occurred since the date of the merger agreement and is continuing.

At any time before the merger, to the extent legally allowed, the board of directors of Acxiom may waive compliance with any of the conditions contained in the merger agreement without the approval of its stockholders and Parent may waive compliance with any of the conditions contained in the merger agreement. As of the date of this proxy statement, neither Acxiom nor Parent expects that any condition will be waived. See “The Merger Agreement—Conditions to the Merger,” beginning on page 83.

Restrictions on Solicitation of Other Offers

Until 12:01 a.m. (Eastern Time) on July 16, 2007, we are permitted to:

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solicit, initiate and encourage an Acquisition Proposal (as described in “The Merger Agreement—Restrictions on Solicitation of Other Offers,” beginning on page 78), including by furnishing non-public information pursuant to an acceptable confidentiality agreement;

•	participate in discussions with respect to an Acquisition Proposal; and

•	take any action to facilitate an Acquisition Proposal.

From and after 12:01 a.m. (Eastern Time) on July 16, 2007, we have agreed not to:

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solicit, initiate, propose, induce or encourage the making, submission or announcement of an Acquisition Proposal, or invite the submission of any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of our subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent (or under circumstances that would reasonably be expected) to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

•

enter into, participate or engage in any discussions or negotiations with any person with respect to an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend an Acquisition Transaction (as described in “The Merger Agreement—Restrictions on Solicitation of Other Offers,” beginning on page 78);

•

enter into any letter of intent, memorandum of understanding or other contract contemplating or otherwise relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach our obligations thereunder; or

•

release any person from a “standstill” with the Company or other similar contract constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal.

Notwithstanding these restrictions, at any time prior to the adoption of the merger agreement by our stockholders, we are permitted to participate or engage in discussions or negotiations with, and/or furnish any non-public information or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of our subsidiaries to any person to the extent that:

•

such person has made a bona fide unsolicited written Acquisition Proposal after 12:01 a.m. (Eastern Time) on July 16, 2007 (including any person with whom the Company was in discussions or negotiations prior to 12:01 a.m. (Eastern Time) on July 16, 2007, but subject to the receipt of a bona fide written Acquisition Proposal from any such person that was not solicited on or after 12:01 a.m. (Eastern Time) on July 16, 2007); and

•

provided that (1) our board of directors or the special committee determines in good faith (after consultation with its independent financial advisor and outside counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal (as described in “The Merger Agreement—Restrictions on Solicitation of Other Offers,” beginning on page 78), and (2) our board of directors or the special committee determines in good faith (after consultation with its outside legal counsel advisors) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company’s stockholders under Delaware Law and (3) contemporaneously with furnishing any non-public information to such person, the Company furnishes such non-public information to Parent to the extent such information has not been previously furnished to Parent.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

•	by mutual written consent of Acxiom and Parent;

•	by either Acxiom or Parent if:

•

the merger is not consummated by December 28, 2007 (which we refer to as the “Outside Date”), unless the failure of the merger to be completed by such date is the result of, or principally caused by, the failure of the party seeking to exercise such termination right to perform or observe any of the obligations of such party set forth in the merger agreement;

•

there is a law of, or temporary restraining order, preliminary or permanent injunction or other final and non-appealable order issued by, any governmental authority of competent jurisdiction that has the effect of making the merger illegal in the State of Delaware or in any other jurisdiction in which the Company has material business or operations or which prohibits or otherwise prevents the consummation of the merger is in effect; or

•	our stockholders, at the special meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to adopt the merger agreement;

•	by Acxiom if:

•

Parent or Merger Sub has breached any of their respective representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger not to be satisfied by December 28, 2007 and, in certain circumstances, such breach has not been cured within 30 days after its receipt of written notice thereof, provided that the Company is not in material breach of its representations, warranties, covenants and obligations under the merger agreement;

•

Parent and Merger Sub are in breach of their obligation to cause the merger to be consummated because of their failure to receive the proceeds contemplated by the debt financing described under “Special Factors—Financing,” beginning on page 55 or their refusal to accept alternative financing on terms that are not less favorable, in the aggregate, to Parent and the surviving corporation than such debt financing; or

•

prior to obtaining the Required Vote, our board of directors or the special committee authorizes the Company to enter into a transaction that constitutes a Superior Proposal, provided that (i) the Company complies with the terms of the merger agreement, including the terms described in “The Merger Agreement—Restrictions on Solicitation of Other Offers,” beginning on page 78 and “The Merger Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 81, (ii) the Company has notified Parent at least 3 business days prior to terminating the merger agreement that the Company has received an Acquisition Proposal that constitutes a Superior Proposal, which notice will include the identity of the party making such Acquisition Proposal and a copy of the proposed definitive agreement(s) for the Acquisition Transaction contemplated by such Acquisition Proposal, and negotiated in good faith with Parent during such period regarding any modifications to the price and other terms and conditions of the merger agreement in response thereto, (iii) following such 3 business day period, the board of directors or the special committee has determined in good faith (after consulting with its independent financial advisor and outside counsel and after considering in good faith any proposed modifications to the price and other terms and conditions of the merger agreement that Parent has made) that the Acquisition Proposal continues to constitute a Superior Proposal, (iv) the Company enters into a definitive agreement in respect of the Acquisition Transaction contemplated by such Acquisition Proposal effective upon the termination of the merger agreement, and (v) the Company pays to Parent the termination fee described below;

•	by Parent if:

•

the Company has breached any of its representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger not to be satisfied by December 28, 2007 and, in certain circumstances, such breach has not been cured within 30 days after its receipt of written notice thereof, provided that neither Parent nor Merger Sub is not in material breach of its representations, warranties, covenants and obligations under the merger agreement; or

•	(i) our board of directors, the special committee or any other committee of the board of directors (A) withholds, withdraws, amends or modifies in a manner adverse to Parent, or publicly proposes to withhold, withdraw, amend or modify in a manner adverse to Parent, its recommendation that the stockholders of the Company adopt the merger agreement, or (B) recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, any Acquisition Proposal; provided that Parent terminates the merger agreement in such case within 15 business days after such action; or (ii) a tender or exchange offer for the Company’s common stock that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a person unaffiliated with Parent and the Company does not, within 10 business days after the announcement of such offer, recommend that the Company’s stockholders reject such offer (each of the preceding events described in clauses (i) and (ii) being referred to as a “triggering event”).

Termination Fees

Payable by Acxiom

If we terminate the merger agreement, or the merger agreement is terminated by Parent or Merger Sub under the conditions described in further detail below, we must pay a termination fee to Parent. The termination fee is $66,750,000 unless we terminate the merger agreement prior to July 16, 2007 to enter into a definitive agreement for a Superior Proposal, in which cases the termination fee payable by us is $22,250,000.

We must pay a termination fee to Parent if:

•

either we or Parent terminates the merger agreement because our stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and, prior to such termination:

•	an Acquisition Proposal is publicly disclosed or announced;

•	such Acquisition Proposal has not been publicly withdrawn; and

•

within 270 days following such termination, we enter into a definitive agreement with respect to, or consummate, certain alternative transactions, provided that in such case the amount previously paid to Parent as expense reimbursement will be credited toward the termination fee;

•

prior to obtaining the Required Vote, we terminate the merger agreement because our board of directors or the special committee has authorized us to enter into a written agreement for a Superior Proposal; or

•	Parent terminates the merger agreement because a “triggering event” (as described in the last bullet under “Termination of the Merger Agreement” above) has occurred.

In addition, if either party terminates the merger agreement because our stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement, we have agreed to reimburse Parent for up to $10 million of the reasonable, documented, out-of-pocket costs and expenses incurred by Parent, Merger Sub and the Investor Group in connection with the negotiation of the merger agreement and the consummation of the transactions contemplated thereby.

Payable by Parent

Parent has agreed to pay us a termination fee of $66,750,000 if we terminate the merger agreement because Parent and Merger Sub are in breach of their obligation to cause the merger to be consummated because of their failure to receive the proceeds contemplated by the debt financing described under “Special Factors—Financing,” beginning on page 55 or their refusal to accept alternative financing on terms that are not less favorable, in the aggregate, to Parent and the surviving corporation than the debt financing contemplated by the debt commitment letter. “The Merger Agreement—Termination of the Merger Agreement,” beginning on page 85.

Rights of Appraisal

•

If you properly dissent from the merger and you fulfill several procedural requirements, Delaware law entitles you to a judicial appraisal of the “fair value” of your shares. The “fair value” of Acxiom common stock would be determined by the Delaware Court of Chancery. You should be aware that the fair value of your shares as determined under Delaware law may be more than, the same as, or less than, the merger consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. To exercise your appraisal rights, you must follow the procedures outlined in Annex B, including, without limitation:

•	delivering a written demand for appraisal to Acxiom before the vote on the merger agreement at the special meeting; and

•	not voting in favor of the adoption of the merger agreement.

If you sign and return your proxy without voting instructions, and do not revoke the proxy, your proxy will be voted in favor of adoption of the merger agreement and you will lose your appraisal rights. You may also lose your appraisal rights if you fail to comply with other required procedures contained in Annex B. The procedures are summarized in greater detail in “Rights of Appraisal,” beginning on page 92, and the relevant text of the appraisal rights statute is attached as Annex B to this proxy statement. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights.

Material U.S. Federal Income Tax Consequences

•

For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Acxiom common stock generally will result in the recognition of gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of Acxiom common stock surrendered. Tax matters are very complicated. The tax consequences of the merger to you will depend upon your particular circumstances. All holders of Acxiom common stock (both U.S. holders and non-U.S. holders) should consult their own tax advisors for a full understanding of the U.S. federal income tax consequences of the merger. See “Special Factors—Material U.S. Federal Income Tax Consequences,” beginning on page 66.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Where and when is the special meeting?

A:	The special meeting of stockholders of Acxiom will be held on •, 2007, starting at 9:30 a.m., local time, at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•

to approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal on the merger agreement; and

•	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:	How does Acxiom’s Board of Directors recommend that I vote?

A:	The board of directors unanimously recommends (with the director affiliated with ValueAct Capital taking no part in the deliberation or the vote) that you vote:

•	“FOR” the proposal to adopt the merger agreement; and

•	“FOR” the adjournment proposal.

Q:	Who is entitled to vote at the special meeting?

A:	The record date for the special meeting is •, 2007. Only the holders of Acxiom common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders representing a majority of the shares of Acxiom common stock outstanding on the record date will constitute a quorum for the special meeting.

Q:	What vote is required to adopt the merger agreement and to approve the adjournment proposal?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all of the Acxiom common stock then entitled to vote at the special meeting on that matter, which means two-thirds of the outstanding shares on the record date. Approval of an adjournment of the special meeting requires only the affirmative vote of the holders of a majority of the shares of Acxiom common stock present in person or by proxy and entitled to vote at the special meeting on that matter.

Q:	How do the directors and executive officers of Acxiom intend to vote?

A:	We believe our directors and current executive officers intend to vote all of their shares of our common stock FOR the approval of the adoption of the merger agreement and FOR the adjournment proposal. As of •, 2007, the record date, the directors and current executive officers of Acxiom (other than a director affiliated with ValueAct Capital) held and were entitled to vote, in the aggregate, shares of our common stock representing approximately •% of the outstanding shares.

One of our directors is affiliated with ValueAct Capital which together with its affiliates owns approximately 12.9% of the outstanding shares of Acxiom. ValueAct Master Fund has agreed to vote their shares for the adoption of the merger agreement subject to their agreement to vote for a Superior Proposal if such Superior Proposal is recommended by the board of directors or the special committee.

Q:	What will an Acxiom stockholder receive in the merger?

A:	For every share of Acxiom common stock that they own at the effective time of the merger, stockholders will be given the right to receive $27.10 in cash, without interest. This does not apply to shares held by Parent, Merger Sub, Acxiom or its subsidiaries, or stockholders who have perfected their appraisal rights under Delaware law.

Q:	What effects will the merger have on Acxiom?

A:	If the merger is approved, Acxiom will cease to be a publicly traded company and will become a subsidiary of Parent. Common stock of Acxiom will no longer be listed on any stock exchange or quotation system, including NASDAQ.

Q:	What do I need to do now?

A:	Please vote as soon as possible. We urge you to read this proxy statement carefully, including its annexes, and to consider how the transaction affects you as a stockholder. You also may want to review the documents referenced under “Where You Can Find Additional Information,” beginning on page 115.

Q:	How do I vote?

A:	You should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for adoption of the merger agreement and for the adjournment proposal. If you fail to vote your shares or do not instruct your broker how to vote any shares held for you in a brokerage account, the effect will be a vote against adoption of the merger agreement, but it will not affect the vote on any proposal to adjourn the special meeting.

If your shares are held by your broker, bank or other nominee, see below.

Q:	Can I vote by telephone or electronically?

A:	If you hold your shares as a stockholder of record, you may vote by telephone or by the Internet by following the instructions set forth on the enclosed proxy card.

If your shares are held by your broker, bank, or other nominee, often referred to as held in “street name,” please contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically.

Q:	If my shares are held in a brokerage account, will my broker vote my shares for me?

A:	Your broker, bank or other nominee will only be permitted to vote your shares for you if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your broker regarding how to instruct them to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares that they hold, those shares will not be voted and the effect will be the same as a vote against the adoption of the merger agreement, but it will not affect the vote on any proposal to adjourn the special meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	May I change my vote?

A:

Yes. You may change your vote at any time before your proxy is voted at the special meeting, subject to the limitations described below. You may do this in a number of ways. First, you may send us a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the corporate secretary of Acxiom, at the address under “The Parties to the Merger Agreement—Acxiom Corporation,” beginning on page 16. You may also submit a later-dated proxy using the telephone or Internet voting procedures on the proxy card so long as you do so before the deadline of •, on •, 2007. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, without voting in person, will not revoke your proxy. If your shares are held in street name and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the special meeting.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Acxiom common stock certificates for the merger consideration. If your shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send your certificates in now.

Q:	What happens if I sell my shares of Acxiom common stock before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Acxiom common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $27.10 per share in cash to be received by our stockholders in the merger. In order to receive the $27.10 per share in cash, you must hold your shares of Acxiom common stock through completion of the merger.

Q:	Will I owe any U.S. federal income tax as a result of the merger?

A:	Generally, the consideration received in the merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $27.10 and your adjusted tax basis for each share of Acxiom common stock that you own. For further information about the U.S. federal income tax consequences of the merger, see “Special Factors—Material U.S. Federal Income Tax Consequences,” beginning on page 66.

Q:	Do stockholders have appraisal rights?

A:	If you do not vote in favor of adoption of the merger agreement and you fulfill several procedural requirements, you are entitled to a judicial appraisal of the “fair value” of your shares under Delaware law. You should be aware that the fair value of your shares as determined under Delaware law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. We encourage you to read the Delaware statute carefully and consult with legal counsel if you desire to exercise your appraisal rights. The Delaware statute is included as Annex B to this proxy statement. See “Rights of Appraisal,” beginning on page 92.

Q:	Who will count the votes?

A:	A representative of our transfer agent will count the votes.

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Acxiom. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Acxiom, none of whom will receive additional compensation with respect to any such solicitation. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	Will a proxy solicitor be used?

A:	Yes. Acxiom has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting and Acxiom estimates that it will pay Innisfree a fee not to exceed $70,000, a nominal fee per stockholder contact and reimbursement of reasonable out-of-pocket expenses. Acxiom has also agreed to reimburse Innisfree for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Innisfree against certain losses, costs and expenses.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Acxiom common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 (from the U.S. and Canada).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “The Merger,” “Special Factors—Opinions of Stephens and Merrill Lynch” and in statements containing the words “aim,” “anticipate,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “may,” “should,” “would,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Acxiom or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated in this document (see “Where You Can Find Additional Information,” beginning on page 115), we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that have been or may be instituted against Acxiom and others relating to the merger agreement;

•

the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger, including the expiration or termination of the waiting period under the HSR Act, any agreement with any government body not to consummate the merger and any other applicable foreign antitrust laws;

•	the failure to obtain the necessary financing arrangements set forth in commitment letters received by Parent or Merger Sub in connection with the merger agreement;

•	the failure of the merger to close for any reason;

•	the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention and customer relationships as a result of the pending merger;

•	the effect of the announcement of the merger on our client relationships, operating results and business generally;

•	the ability to recognize the benefits of the merger; and

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger.

Many of the factors that will determine our future results or the consummation of the merger are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will (1) update such information through a supplement to this proxy statement and (2) amend the Transaction Statement on Schedule 13E-3 filed in connection with the merger, in each case, to the extent required by applicable law.

The safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 does not apply to forward-looking statements made in connection with going private transactions such as the merger.

THE PARTIES TO THE MERGER

Acxiom Corporation

Acxiom Corporation is a Delaware Corporation with its principal executive offices located at 1 Information Way, Little Rock, AR 72202. Acxiom’s telephone number is (501) 342-1000. Acxiom integrates data, services and technology to create and deliver customer and information management solutions for many of the largest and most respected companies in the world. The core components of Acxiom’s innovative solutions are customer data integration technology and services, data, database services, information technology outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia, China and Canada. A detailed description of Acxiom’s business is contained in its Annual Report on Form 10-K for the year ended March 31, 2007, which is incorporated by reference into this proxy statement. See “Where You Can Find Additional Information,” beginning on page 115.

Axio Holdings LLC

Parent is a Delaware limited liability company with its principal executive offices at 435 Pacific Ave., 4th Floor, San Francisco, CA 94133. Parent’s telephone number is (415) 362-3700. Parent was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The current owners of Parent are ValueAct Capital Master Fund, L.P. and Silver Lake Partners II, L.P.

Axio Acquisition Corp.

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent with its principal executive offices at 435 Pacific Ave., 4th Floor, San Francisco, CA 94133. Merger Sub’s telephone number is (415) 362-3700. Merger Sub was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Date, Time and Place

The special meeting of Acxiom stockholders will be held at 9:30 a.m., local time, on •, •, 2007, at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas. We are sending this proxy statement to you in connection with the solicitation of proxies by the Acxiom board for use at the special meeting and any adjournments or postponements of the special meeting.

Purpose

At the special meeting, you will be asked:

•	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 16, 2007, among Acxiom, Parent and Merger Sub, as it may be amended from time to time; and

•	To approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Acxiom stockholders also may be asked to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Acxiom Board Recommendation

The Acxiom board of directors has concluded that the merger agreement is fair to, and is advisable and in the best interests of, the stockholders of Acxiom and has approved and adopted the merger agreement. The action of the Acxiom board of directors was taken with the director affiliated with ValueAct Capital taking no part in the deliberations or the vote. Accordingly, the Acxiom board of directors unanimously recommends that all Acxiom stockholders vote FOR adoption of the merger agreement and FOR the adjournment proposal.

Record Date, Outstanding Shares and Voting Rights

The Acxiom board of directors has fixed the close of business on •, 2007 as the record date for the special meeting. Only holders of record of shares of Acxiom common stock on the record date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were • outstanding shares of Acxiom common stock held by approximately • holders of record. At the special meeting, each share of Acxiom common stock will be entitled to one vote on all matters. Votes may be cast at the special meeting in person or by proxy.

Quorum; Vote Required

The presence, in person or by proxy, of the holders of a majority of the shares of Acxiom common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Shares of Acxiom common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Shares that abstain from voting on the proposal to adopt the merger agreement will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will have the same effect as a vote against adoption of the merger agreement.

If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers who do not have discretionary authority to vote on a particular proposal will not be entitled to vote on the merger agreement unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of adoption of the merger agreement, meaning that shares constituting broker non-votes will have the same effect as shares voted against approval of the merger agreement.

Adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all of the Acxiom common stock then entitled to vote at a meeting of stockholders, which means two-thirds of the shares, outstanding as of the record date. The merger has not been structured to require the approval of a majority of the unaffiliated stockholders. Approval of an adjournment of the special meeting requires only the affirmative vote of the holders of a majority of the shares of Acxiom common stock present and entitled to vote on this proposal at the special meeting. Broker non-votes would have no effect on the outcome of voting on the adjournment proposal.

In order for your shares of Acxiom common stock to be included in the vote, you must submit your proxy and vote your shares by returning the enclosed proxy, marked, signed and dated, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

We believe our directors and current executive officers intend to vote all of their shares of our outstanding common stock FOR the adoption of the merger agreement and FOR the adjournment proposal. Additionally, as described under “ValueAct Master Fund Voting Agreement,” beginning on page 89, ValueAct Master Fund has entered into a voting agreement with Parent and Merger Sub whereby it has agreed to vote all of its shares of our common stock in favor of the adoption of the merger agreement. As of the record date, Acxiom’s directors and current executive officers beneficially owned approximately • of the outstanding shares, representing approximately •% of the total outstanding shares, of Acxiom common stock.

Voting of Proxies

All shares of Acxiom common stock that are entitled to vote and are represented at the special meeting by properly-executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on your properly-executed and returned proxy, such proxy will be voted FOR adoption of the merger agreement and FOR the adjournment proposal. You may also submit your proxy by telephone or Internet by following the instructions on the enclosed proxy card.

If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with the proxy statement. Your broker, bank or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker, bank or nominee to determine how to vote.

The Acxiom board of directors does not know of any matters other than those described in the notice of the special meeting that are expected to come before the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the persons named in the proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment unless authority is specifically withheld.

Revocation of Proxies

You may revoke any proxy given pursuant to this solicitation at any time before it is voted, subject to the limitations described below. Proxies may be revoked by:

•	filing with the corporate secretary of Acxiom, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a date later than the proxy to be revoked;

•

duly executing a later-dated proxy relating to the same shares and delivering it to the secretary of Acxiom before the taking of the vote at the special meeting or submitting a later-dated proxy using the telephone or Internet voting procedures so long as you do so before the deadline of •, • time, on •, 2007; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

You should send any written notice of revocation or subsequent proxy to Acxiom Corporation, 1 Information Way, Little Rock, AR 72202, Attention: Corporate Secretary, or hand deliver it to the corporate secretary of Acxiom at or before the taking of the vote at the special meeting.

If your shares of Acxiom common stock are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Solicitation of Proxies; Expenses

In connection with the special meeting, proxies are being solicited by, and on behalf of, the Acxiom board. Acxiom will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, proxies may be solicited from Acxiom stockholders by directors, officers and employees of Acxiom in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. In addition, Acxiom has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist Acxiom in the solicitation of proxies from stockholders for the special meeting for a fee not to exceed $70,000, a nominal fee per stockholder contact and reimbursement of reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Acxiom common stock, and Acxiom will reimburse them for their reasonable expenses incurred in forwarding these materials.

Please do not send any certificates representing shares of Acxiom common stock with your proxy card. If the merger is completed, the procedure for the exchange of certificates representing shares of Acxiom common stock will be as described in this proxy statement. See “The Merger Agreement—Exchange and Payment Procedures,” beginning on page 73.

SPECIAL FACTORS

Background of the Merger

The board of directors and management of Acxiom regularly evaluate Acxiom’s business and operations, as well as Acxiom’s long-term strategic goals and alternatives to maximize stockholder value. As part of the Company’s strategic planning process the board of directors and management periodically analyze and consider alternatives to enhance stockholder value including the evaluation of divestitures, acquisitions, spin-offs, sale of the company to a strategic or a financial buyer or a continuation of the current operational plan. From time to time, the board of directors and management of Acxiom have engaged in discussions regarding a possible sale or strategic combination of the Company’s business or businesses with other complementary businesses. None of these discussions with respect to any transaction material to Acxiom resulted in any specific proposals which the board of directors believed would maximize stockholder value other than Acxiom’s discussions with ValueAct Capital and Silver Lake Partners that have taken place over the last few months. In addition, in 2002, the board of directors approved a stock repurchase program, which permits the Company, from time to time, to repurchase shares of the Company’s stock in open market or privately negotiated transactions.

On September 17, 2003, ValueAct Capital indicated in a filing with the U.S. Securities and Exchange Commission that it beneficially held over five percent of the Company’s outstanding securities. In March 2005, Jeffrey W. Ubben, a general partner of ValueAct Capital, approached the Company to discuss the benefits of taking the Company private.

On April 6, 2005, at the suggestion of Mr. Ubben, the Company met with an unaffiliated private equity firm to discuss a potential going private transaction. The Company entered into a confidentiality agreement with this private equity firm and also provided it with limited non-public information. The Company also met with three additional private equity firms. While the Company met with each of these private equity firms, discussions never went beyond the preliminary stage, no confidentiality agreements were executed in connection therewith and the discussions did not result in any indications of interest or preliminary valuation ranges.

Around the time that the Company was meeting with these private equity firms, Mr. Ubben made several requests to the board of directors, asking to join the board of directors. However, the board of directors declined the requests.

On June 3, 2005, ValueAct Capital sent a letter to Charles Morgan, the Company leader and chairman of the board of directors, in which ValueAct Capital proposed that it might be willing to acquire all of the outstanding shares of the Company for a purchase price of $23.00 per share. The board of directors considered ValueAct Capital’s proposal and determined not to enter into discussions with ValueAct Capital.

On July 12, 2005, ValueAct Capital sent another letter to the Company, setting forth the terms upon which ValueAct Capital proposed to acquire all of the outstanding shares of the Company at a price of $23.00 per share.

On October 21, 2005, ValueAct Capital sent to the Company a letter increasing its proposal to acquire all of the outstanding shares of the Company from $23.00 per share to $25.00 per share. The letter also indicated that ValueAct Capital was continuing its diligence of the Company and its business.

The board of directors met on October 25, 2005 and agreed that additional analysis of ValueAct Capital’s proposal in the October 21, 2005 letter from ValueAct Capital should be conducted, and that further discussions should be held at the board of directors’ next quarterly meeting scheduled for November 2, 2005. On November 2, 2005, the board of directors determined to schedule a meeting with representatives of ValueAct Capital and its investment banker to allow ValueAct Capital to present any information it desired to convey to the board of directors in support of its proposal and to voice its suggestions for the Company, and to allow the board of directors to better understand ValueAct Capital’s latest proposal. On November 22, 2005, a majority of the independent directors of the board of directors met with those representatives and discussed the proposal raised by ValueAct Capital.

On December 3, 2005, the board of directors met with members of Acxiom’s senior leadership team to review their business strategy, evaluate plans for execution of that strategy, analyze the prospects of achieving the Company’s financial goals, and receive management’s response to the proposal raised by ValueAct Capital. On December 19, 2005, the board of directors met with its financial advisor, and reviewed and discussed the ValueAct Capital proposal.

Based on all the information available to it, including the counsel of its financial and legal advisors, the board of directors unanimously determined not to pursue a transaction with ValueAct Capital at that time, because the board of directors did not believe that the ValueAct Capital proposal was in the best interests of the Company’s stockholders.

Also during this time period, the Company engaged in various discussions with five different potential strategic partners regarding a potential transaction. The Company entered into confidentiality agreements with four of these five potential strategic partners and also provided four of them with limited non-public information. With regard to each of these potential partners, the Company engaged in conversations regarding a significant equity investment in the Company, potential merger transactions and the possibility of an equity investment plus a strategic alliance. However, the Company was not able to agree on terms for a transaction with any of these potential strategic partners.

On March 31, 2006, ValueAct Capital provided notice to the Company of its intent to nominate three individuals, including Mr. Ubben, for the election of directors at the Company’s 2006 Annual Meeting of Stockholders. ValueAct Capital then commenced a proxy solicitation to elect ValueAct Capital’s slate of nominees, in opposition to the board of directors’ slate of nominees, at the next annual meeting of stockholders.

On August 5, 2006, ValueAct Capital entered into a definitive agreement, which we refer to as the “Stockholder Agreement,” in which it agreed to terminate its proxy solicitation and in exchange, the Company agreed to increase the size of its board of directors and allow ValueAct Capital to designate two nominees to the Company’s board of directors, one of whom would be Mr. Ubben and a second nominee who would be an independent individual who was not an employee, principal or affiliate of ValueAct Capital, provided that such individual was reasonably acceptable to the board of directors. R. Halsey Wise was the second nominee. The Stockholder Agreement also provides that through the 2007 Annual Meeting of Stockholders of the Company, ValueAct Capital and its affiliates would not solicit or participate in any solicitation of proxies or similar authorizations with respect to Acxiom voting securities or seek to advise or influence in any manner any person with respect to the voting of any Acxiom voting securities. ValueAct Capital also agreed that until August 5, 2007, it would not sell or trade any securities of Acxiom, except with the prior written consent of the executive committee of the board of directors. ValueAct Capital further agreed that as long as Mr. Ubben is a member of the board of directors, ValueAct Capital would not acquire any securities of Acxiom, except with the prior written consent of the executive committee of the board of directors. If at any time until August 5, 2008, ValueAct Capital’s ownership of Acxiom securities represents 15% or more of the outstanding capital stock of Acxiom, the Company, at its election, may require ValueAct Capital to sell into the public market that number of shares of Acxiom securities such that ValueAct Capital’s ownership of Acxiom securities represents less than 15% of the outstanding capital stock of Acxiom following such sale. In addition, the Stockholder Agreement provided that in the event that ValueAct Capital’s ownership of Acxiom securities increases to 15% or more of the outstanding capital stock of Acxiom due to a stock repurchase of any kind by Acxiom, and if Acxiom elects to trigger the foregoing requirement, rather than be required to sell into the public market as described in the previous sentence, ValueAct Capital would be permitted to sell its shares directly to Acxiom as part of such stock repurchase program, subject to applicable securities laws. See also “Second Amendment to Acxiom’s Stockholder Agreement,” beginning on page 91.

During the period between August 5, 2006 and April of 2007, ValueAct Capital did not make any additional overtures to acquire the Company, or otherwise.

Prior to entering into the Stockholders Agreement with ValueAct Capital, the Company determined to conduct a “Dutch auction” self-tender offer. The decision to commence the “Dutch auction” self-tender offer was made on August 4, 2006, and the offer commenced on August 7, 2006. On August 3, 2006, the Company informed ValueAct Capital that it would be conducting the “Dutch auction” self-tender offer, but the decision to proceed with the “Dutch auction” self-tender offer was made independently by the board of directors.

In January and February of 2007, after the Company failed to meet its financial guidance for the previous fiscal quarter, the board of directors, along with management, commenced an in-depth review of the Company’s business, operations and value creation alternatives. After reviewing the Company’s past performance and considering future performance expectations, the board of directors and management determined that it would be in the best interests of its stockholders to commence certain initiatives including expense reduction efforts to increase profitability, a business realignment into three distinct operating businesses aimed at increasing customer focus, and the evaluation of a spin-off or divestiture of one or more units to enhance capital returns and efficiency. The board of directors believed that these initiatives would enhance long-term stockholder value, but the board of directors also realized that these initiatives would likely have a negative impact on the stock price of the Company for the subsequent several quarters due to the focus of the public equity markets on quarterly financial results.

In mid-January 2007, a representative of a private equity firm (“Participant 1”) contacted a representative of Stephens, which had represented the Company as a financial advisor from time to time, to discuss Participant 1’s interest in a possible acquisition of the Company. Stephens then contacted the Company to discuss Participant 1’s interest in the Company.

On February 2, 2007, the board of directors held its quarterly meeting, during which the management gave a presentation to the board of directors with respect to the Company’s information technology/outsourcing, which we refer to as “ITO,” business and ways to best maximize the value of the ITO business. After discussing several alternatives, management recommended a realignment of the business of the Company into three global divisions: (i) data, (ii) services and (iii) ITO. The board of directors engaged in a lengthy discussion regarding the realignment of the Company’s business and ultimately determined that it was an appropriate strategy and resolved to effect such realignment on April 1, 2007.

Also around this time, management believed, based on the Company’s operating results and performance during the first half of the fiscal fourth quarter ended March 31, 2007, that the Company was going to have difficulty meeting its previously issued financial guidance for the fiscal year ending March 31, 2008 and that it would be below the Company’s financial roadmap that was previously outlined with investors. Management informed the board of directors of these views, and both management and the board of directors became increasingly concerned that the disappointing quarterly operating results combined with the performance as measured against the Company’s financial roadmap would have a significant negative impact on the Company’s stock price. Such concerns were also considered in light of the Company’s plans to announce the realignment of the Company’s business and associated upfront implementation costs at the same time that it made its earnings announcement in mid-May. Management and the board of directors explored a variety of ways in which the potentially negative impact of these developments and announcements could be minimized, including entering into a transaction.

On February 8, 2007, senior management of the Company and a representative of Stephens met with a representative of Participant 1. At that meeting, the representative of Participant 1 indicated that, depending on their due diligence, they might be interested in acquiring the Company at a per share price up to $30.00. Following that meeting, there were a series of informal discussions between management, members of the board of directors and Participant 1. On February 22, 2007, Participant 1 executed a confidentiality agreement and was later provided with limited non-public information and was granted access to an electronic data room. This data room contained an initial set of information that was subsequently supplemented over time in response to requests from Participant 1. Intermittent preliminary discussions with Participant 1 continued over the next several weeks.

On March 8, 2007, members of senior management of the Company met with two representatives of Participant 1 and it was agreed that the Company would make additional information available to Participant 1 and Participant 1 began on-site diligence at the Company’s headquarters the following week.

Between the Company’s initial meeting with Participant 1 and March 28, 2007, the Company’s management had informal conversations with members of the board of directors informing them of the Company’s discussions with Participant 1.

On March 28, 2007, the board of directors discussed the interest that Participant 1 had expressed in the Company. In connection with Participant 1’s interest, the board of directors also discussed factors associated with a change of control transaction. Mr. Jones, the company’s general counsel, at the request of the board of directors, provided the directors with an overview of the board of directors’ fiduciary duties in the event an offer to purchase the Company is made by Participant 1, as well as their fiduciary duties that would apply in the event that the board of directors decided to sell the Company. He also discussed the type of advisors that would be helpful to the board of directors’ consideration of the issues associated with a sale of the Company. During this meeting there was a discussion of the process that was being followed with emphasis on a strategy of getting a firm offer in hand prior to the fiscal year end due to the future announcement of disappointing earnings below financial guidance. The potential negative impact on customer relationships and business prospects of the Company of a publicly announced process was discussed. The board of directors noted that it had not made a decision on whether to engage in a change of control transaction. There was also a full discussion with the board of directors concerning the preliminary fiscal 2008 budget including its comparison to the previously issued financial roadmap. The preliminary budget was then approved.

In late March 2007, Participant 1 indicated to the Company that they were interested in making a proposal to purchase the Company, but that they would need another private equity sponsor to participate in the equity financing to enable them to make a proposal at a price that would maximize stockholder value. Management believed that bringing another party into the transaction would help Participant 1 put forward a better financial proposal as well as help a possible transaction move at a faster pace, which would facilitate entering into a transaction prior to the announcement of the realignment and the earnings release in mid-May. The board of directors and management believed that the announcement of a potential transaction in conjunction with the announcement of the realignment and earnings could help to offset the negative impact they believed was likely to result from the implementation costs associated with the business realignment and earnings announcement that was below investors’ expectations.

On April 1, 2007, the Company effected the realignment of the Company’s business into three distinct segments, data, services and ITO. With the completion of the realignment, the Company continued to evaluate other ways in which it could enhance stockholder value. At this time both management and the board of directors continued their previous discussions with respect to cost savings initiatives. Management expressed concern that the disclosure requirements of a public company in connection with implementing this initiative would likely negatively impact the operations of the business and the Company’s stock price. In addition, there was concern that the short-term focus of the public equity markets on quarterly financial results would likely make implementing this long-term project more challenging and might not deliver the same value to the Company’s stockholders that a potential going private transaction could. The Company believed it would be in the best interests of the Company’s stockholders to implement this cost saving initiative as a private company and began to further engage in discussions with Participant 1 with respect to a going private transaction.

On April 11, 2007, in response to an invitation from Participant 1, a second private equity firm (“Participant 2”) executed a joinder to Participant 1’s confidentiality agreement, commenced diligence and was granted access to the electronic data room to assess whether to join Participant 1 in making a proposal to acquire the Company. Management continued to keep the board of directors informed of developments with Participant 1 and Participant 2.

During the first two weeks of April, while continuing diligence, Participant 1 had several conversations with the Company in which they informed the Company that the initial offer to the Company may be less than $30.00 per share. Also, on April 12, 2007, Participant 1 contacted a representative of Stephens and indicated that they believed the initial offer to purchase the Company may be less than $28.00 per share.

From February 2007 through April 2007, management of the Company had been periodically speaking to the board of directors to inform them about the status of discussions with Participant 1. On April 19, 2007, Mr. Ubben stated on a telephone call, that ValueAct Capital could be a potential purchaser of the Company depending on its due diligence review of the Company.

On April 23, 2007, Mr. Ubben indicated that ValueAct Capital might be interested in acquiring the Company at a price per share still to be determined. The next day, Mr. Ubben contacted the Company and indicated that ValueAct Capital would be prepared to acquire the Company at a price of $26.00 per share, subject to the completion of satisfactory due diligence. Later that day, ValueAct Capital entered into a confidentiality agreement with the Company, the Company granted ValueAct Capital and its advisors access to an electronic data room with the same materials previously provided to Participants 1 and 2, and which was also subsequently supplemented over time in response to requests from ValueAct Capital, and ValueAct Capital commenced its due diligence review of the Company.

The board also sought to maximize stockholder value by securing an agreement that was in the best interest of stockholders before the May 16th announcement of the realignment and negative earnings release, before the drop in stock price that was expected to follow and that could set a significantly lower floor for subsequent bidders. The board specifically inquired whether ValueAct Capital would be in a position to execute an agreement if one were reached by May 16, and ValueAct Capital indicated that it would. The board considered this to be an important factor as it weighed the potential negative impacts of the Company’s below expectations earnings release, lower financial guidance for 2008 and the announcement of the realignment of the Company’s business. The board of directors continued to believe that an announcement of a transaction could be in the best interest of all stockholders and could provide for higher valuation and better valuation certainty by reducing stockholder exposure to and risk associated with the negative effects of the business realignment and disappointing earnings announcements.

Also on April 24, 2007, Participant 1 informed the Company that, subject to additional diligence, it would be willing to offer to purchase the Company at a price per share at the low end of a $24.00 to $26.00 range. Management of the Company informed members of the board of directors that Participant 1 would likely not be prepared to make an offer to purchase the Company at the price Participant 1 had previously indicated.

That same day, the Company informed Participant 1 that ValueAct Capital was considering making an offer to purchase the Company at a higher price than that currently being contemplated by Participant 1. Participant 1 did not, thereafter, indicate to the Company that it would be willing to deviate from its valuation of the Company, which was, at that time, at the low end of a $24.00 to $26.00 range. Participant 1 also indicated to the Company that it would not be interested in joining ValueAct Capital in making a proposal to acquire the Company.

On April 25, 2007, the Company received a written proposal from ValueAct Capital confirming its intent to acquire all of the outstanding shares of the Company that it did not already own for $26.00 per share. In the letter ValueAct Capital also requested that the board of directors form a special committee to consider its proposal.

On April 27, 2007, the board of directors held a special telephonic meeting during which Mr. Morgan updated the board of directors on the status of the Company’s negotiations with Participant 1 and Participant 2, as well as the receipt by the Company of the April 25, 2007 letter from ValueAct Capital. After Mr. Ubben excused himself from the meeting, the board of directors discussed ValueAct Capital’s proposal. The board of directors considered the valuation and premium to the current stock price, the potential risk adjusted stockholder returns, the timing of any possible transaction and the possible effects of the Company’s upcoming earnings release thereon.

On April 30, 2007, the board of directors held a special telephonic meeting at which they established and elected a special committee, consisting of four of the Company’s independent directors—Messrs. William Dillard, Michael Durham and R. Halsey Wise and Dr. Mary Good. The special committee was delegated the full power and authority to, among other things, review and negotiate a strategic transaction, evaluate whether any strategic transaction is fair to, and in the best interest of the Company and its stockholders, and make recommendations to the board of directors with respect to whether the board of directors should authorize and approve any strategic transaction.

Immediately following the board of directors meeting, the special committee met to, among other things, appoint a chairperson and consider the retention of advisors. The special committee appointed Mr. Durham as the chairman of the special committee and requested that he interview potential financial and legal advisors.

After deliberation, at subsequent special committee meetings, the special committee determined to retain Morris, Nichols, Arsht & Tunnell LLP, which we refer to as Morris, Nichols, as legal counsel to the special committee and Stephens and Merrill Lynch, as financial advisors to the special committee. In addition, the special committee recommended to the board of directors that Wilson Sonsini Goodrich & Rosati, Professional Corporation, which we refer to as Wilson Sonsini Goodrich & Rosati, serve as legal counsel to the board of directors and the Company in connection with any potential transaction that might be recommended by the special committee.

On May 1, 2007, ValueAct Capital asked the Company for permission to have Silver Lake Partners execute a joinder to its confidentiality agreement so that it could have discussions with Silver Lake Partners about a possible participation in a transaction involving Acxiom. After considering the benefits and risks the Company granted such request and on May 1, 2007, Silver Lake Partners entered into a joinder to the confidentiality agreement previously entered into by ValueAct Capital and the Company. Silver Lake Partners also commenced its due diligence review of the Company at this time.

On May 3, 2007, the board of directors held a special telephonic meeting. At the invitation of the board of directors, representatives from Stephens, Wilson Sonsini Goodrich & Rosati and Morris, Nichols were present. Representatives of both Wilson Sonsini Goodrich & Rosati and Morris, Nichols gave presentations on the fiduciary duties of the board of directors. Representatives of Wilson Sonsini Goodrich & Rosati also discussed various factors that the board of directors should consider in determining whether to remain a public company or to enter into a going private transaction. Following these discussions, management gave a presentation regarding the Company’s business plan. Mr. Morgan led the discussion in which he began by stating that management was recommending that the Company initiate a program of significant operating cost reductions, and was simultaneously considering significant investments aimed at building long-term stockholder value. Mr. Morgan also stated his belief that such investments would have a negative impact on earnings over the next six to eighteen months, but that he believed they were necessary in order to secure the future success of the Company. Mr. Morgan stated the opinion of management that it would be much more difficult to execute the cost reduction programs and to make the proposed investments as a public company than it would be as a private company, due to the expected decrease in earnings, the historical operating performance relative to the previously issued financial roadmap and the accompanying public scrutiny. He also stressed that if the Company were to be sold, it was important for the board of directors to seek to obtain a signed agreement at an attractive price to stockholders, in advance of the earnings announcement, which could also serve as a “floor” on the stock price for a sale process to strategic or other bidders. Following management’s presentation, Mr. Ubben excused himself from the meeting and representatives of Stephens presented a set of key considerations in the event the board of directors determined that a sale of the Company would be in the best interests of stockholders. They discussed the potential benefits and the potential negatives of marketing the Company through the use of a go-shop process which would permit the Company to actively solicit offers for a period of time after entering into a definitive transaction agreement with a buyer, in contrast to auctioning the Company in advance of entering into a definitive agreement. Following this discussion, Stephens responded to questions from the board of directors regarding the possible rationales for using ValueAct Capital’s initial proposal of $26.00 per share as a “floor” price for the Company’s stock.

On May 4, 2007, the special committee met telephonically. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Wilson Sonsini Goodrich & Rosati and Morris, Nichols were present. The special committee discussed the risk that any offer to acquire the Company received after May 16, 2007 would likely be lower if the stock price were to decline after the Company’s earnings announcement. Representatives from Stephens stated that the Company’s earnings release would announce financial guidance for fiscal year 2008 of earnings per share of $1.02, approximately $0.10 below expected analyst consensus adding additional risk to attaining performance levels consistent with the long-term financial roadmap. Stephens relayed and agreed with management’s concern that absent the announcement of either a signed transaction or of a process to explore strategic alternatives, the stock price of the Company could drop significantly upon the earnings release. The special committee then discussed positive and negative factors associated with entering into a transaction prior to the May 16 earnings release. Three potential courses of action in connection with the May 16 earnings release were discussed: (i) make no announcement regarding strategic alternatives; (ii) announce that the Company is exploring strategic alternatives; and (iii) announce a deal with ValueAct Capital, assuming that a deal on favorable terms could be negotiated before then. The special committee determined that it was in the stockholders’ interest to keep all of these options open, while still negotiating a transaction with ValueAct Capital. After the special committee had more information on the final price offered by ValueAct Capital and the terms of any such transaction, it could then assess the desirability of each of the three options discussed earlier in the meeting. Representatives of Stephens then relayed management’s concern that merely announcing the exploration of strategic alternatives without announcing a particular transaction would introduce uncertainty that could affect the Company’s relationship with its customers and associates, and be compounded by the disappointing earnings announcement and risks associated with the realignment of the Company’s business.

After the special committee meeting, Mr. Durham had a telephone conference with Mr. Ubben, in his capacity as a representative of ValueAct Capital. In that conversation, Mr. Durham indicated that the special committee believed that ValueAct Capital would need to increase its offer before the Company would send a draft merger agreement for their review and comment. Mr. Durham also indicated that ValueAct Capital should not be negotiating with management, and that all negotiations with respect to a potential transaction should be conducted with the special committee. Mr. Ubben agreed that ValueAct Capital would not engage in negotiations with management with respect to the proposed transaction or with respect to the role that current management of the Company would play in the Company post-closing, if any, until it received the consent of the special committee to do so. Later that same day, ValueAct Capital sent a revised indication of interest to Stephens, raising its offer from $26.00 per share to $26.50 per share. After meeting later that day, the special committee determined to send ValueAct Capital a draft merger agreement.

On May 5, 2007, Wilson Sonsini Goodrich & Rosati delivered a draft merger agreement to Dechert LLP, counsel to ValueAct Capital. Thereafter, at the direction of the special committee, Wilson Sonsini Goodrich & Rosati commenced negotiations with representatives of ValueAct Capital. Around the same time, the special committee agreed that Silver Lake Partners could participate with ValueAct Capital in conducting diligence and preparing an offer to purchase the Company.

From May 6, 2007 through May 16, 2007, the special committee met eleven times, certain of which meetings are described in further detail below, to discuss the status of the negotiations with ValueAct Capital with regard to the proposed sale of the Company to ValueAct Capital. The merger agreement under negotiation included a go-shop provision, which would permit the Company to solicit other offers for a period of time after signing the merger agreement. Accordingly, during negotiations, the special committee and its advisors began to formulate a list of those entities to be contacted during the go-shop period. Management also expressed its views on this subject with the board of directors and the special committee, each of whom, in turn, discussed it with Wilson Sonsini Goodrich & Rosati, Morris, Nichols, Stephens and Merrill Lynch. These discussions continued over the next couple of weeks.

On May 7, 2007, the board of directors held a special telephonic meeting. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Wilson Sonsini Goodrich and Rosati and Morris,

Nichols also attended the meeting. Mr. Ubben provided the board of directors with an update on ValueAct Capital’s due diligence review of the Company, noting that ValueAct Capital had increased its proposal from $26.00 to $26.50. Following this discussion, Mr. Ubben excused himself from the meeting. Mr. Durham then provided the board of directors with a report on the activities of the special committee to date. A representative of Wilson Sonsini Goodrich & Rosati then advised the board of directors with regard to their fiduciary duties and responsibilities and also provided the board of directors with a detailed description of the key provisions of the initial draft of the merger agreement.

On May 8, 2007, management requested that management be permitted to retain its own counsel to represent it in connection with employment and retention issues in connection with a potential transaction.

On May 9, 2007, in the ordinary course, the Company issued a press release announcing that it expected to issue its fiscal 2007 year-end financial results on May 16, 2007. In each of the past five years, the year-end earnings release was issued in a similar time-frame ranging from May 12 to May 17.

On May 10, 2007, the board of directors held another special telephonic meeting. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Wilson Sonsini Goodrich and Rosati and Morris, Nichols also attended the meeting. During this meeting a representative of management provided the board of directors with an update with respect to the due diligence review being conducted by Silver Lake Partners. Mr. Morgan then asked that the independent directors of the board of directors consider management’s request to hold discussions with ValueAct Capital and Silver Lake Partners, regarding management’s role in the post-merger operation of the Company, as well as management’s future compensation and equity arrangements with ValueAct Capital and Silver Lake Partners. At this point, Mr. Ubben excused himself from the meeting. A representative of Wilson Sonsini Goodrich & Rosati then reported on the progress of the merger agreement.

The special committee convened on May 11, 2007 and May 12, 2007 to hear presentations from Wilson Sonsini Goodrich & Rosati, Morris, Nichols, Merrill Lynch and Stephens. As part of these meetings, both Stephens and Merrill Lynch made presentations that included an overview of the offer from ValueAct Capital and the proposed transaction, a review of the Company’s stock performance and historical and projected financial performance and discussion of strategic considerations, a review of the Company’s stock performance and the current offer from ValueAct Capital. During the special committee meeting on May 11, 2007 the special committee was informed that management had requested to retain counsel with respect to employment issues in connection with a potential transaction. Following discussions, the special committee resolved to recommend to the board of directors that the board of directors allow management to retain counsel. However, the special committee also determined that the special committee would inform management that management could not discuss retention or participation arrangements with ValueAct Capital unless and until the special committee authorized management to do so. Through the date that the merger agreement was signed, the special committee had not authorized management to engage in discussions with ValueAct Capital.

On May 12, 2007, the board of directors (other than Mr. Ubben) held a special telephonic meeting. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Wilson Sonsini Goodrich and Rosati and Morris, Nichols also attended the meeting. A representative of Wilson Sonsini Goodrich & Rosati provided the board with an update on the negotiations with respect to the merger agreement, including an overview of the key provisions contained in the current draft of the merger agreement. A representative of Stephens then made a presentation to the board of directors, including an overview of the proposed transaction, an overview of the Company’s historical and projected financial performance, a discussion of strategic considerations, a review of share price considerations and a valuation analysis. Next, a representative of Merrill Lynch gave a detailed report to the board of directors, including a process update, an analysis of investors’ views of the Company, a preliminary valuation analysis and a review of the current offer from ValueAct Capital and potential alternative bidders. The board of directors then asked questions of each of Stephens and Merrill Lynch.

On May 12, 2007, Mr. Durham communicated to Mr. Ubben that the special committee wished to receive an increased purchase price before engaging in further conversations. Mr. Ubben indicated that ValueAct Capital might be able to increase its proposal to $27.00 per share depending on its continued due diligence and if certain changes were made to the terms of the merger agreement. Mr. Ubben, however, also indicated that ValueAct Capital might decrease its proposal, depending on its continued due diligence review.

On May 13, 2007, the special committee held another meeting to discuss the $27.00 per share proposal received by Mr. Durham. The special committee considered the $27.00 per share proposal by ValueAct Capital in light of a variety factors, including the upcoming earnings release and related risk adjusted stockholder returns.

On each of May 13, 2007 and May 14, 2007, the board of directors (other than Mr. Ubben) held special telephonic meetings. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Wilson Sonsini Goodrich and Rosati and Morris, Nichols also attended both of these meetings. At these meetings a representative of Wilson Sonsini Goodrich & Rosati provided the board of directors with an update with respect to the status of negotiations on the merger agreement and management provided the board of directors with an update as to the status of Silver Lake Partners’ due diligence review of the Company.

Throughout the week of May 14, 2007, at the direction of the special committee, Wilson Sonsini Goodrich & Rosati, on behalf of the Company, continued negotiations with representatives of ValueAct Capital and Silver Lake Partners in an effort to improve the non-price terms of the proposed transaction with ValueAct Capital and Silver Lake Partners.

On May 14, 2007 the special committee held two separate telephonic meetings and the board of directors held a special telephonic meeting. At each of these meetings, updates were provided regarding the current status of negotiations with ValueAct Capital and Silver Lake Partners, as well as the status of both ValueAct Capital’s and Silver Lake Partners’ due diligence.

On May 15, 2007, a member of the special committee, together with Wilson Sonsini Goodrich & Rosati, Morris, Nichols, Stephens and Merrill Lynch, met telephonically with representatives of ValueAct Capital and Silver Lake Partners in an effort to negotiate the final terms of the merger agreement, including provisions relating to financial aspects of the transaction. At this meeting, a member of the special committee requested that ValueAct Capital and Silver Lake Partners increase their price per share and also concede on certain provisions contained in the merger agreement including, among other things, the terms and length of the go-shop. ValueAct Capital and Silver Lake Partners agreed and increased their proposal to $27.10 per share and agreed to material concessions on the merger agreement and the Company agreed not to declare or pay any dividends prior to completion of the merger.

On May 15, 2007, the board of directors (other than Mr. Ubben) held a telephonic meeting. At the invitation of the board of directors, representatives from Stephens, Merrill Lynch, Morris, Nichols and Wilson Sonsini Goodrich & Rosati attended the meeting. During this meeting, Mr. Durham updated the board of directors on merger negotiations and advised the board of directors that the price now being offered by ValueAct Capital and Silver Lake Partners was $27.10 per share.

During the evening of May 15, 2007, Wilson Sonsini Goodrich & Rosati, and representatives from each of ValueAct Capital and Silver Lake Partners, attempted to finalize their negotiations regarding the terms of the merger agreement.

On the morning of May 16, 2007, the special committee met and reviewed the terms of the proposed transaction and directed Wilson Sonsini Goodrich & Rosati to continue negotiations. In particular, the special committee discussed the duration of the go-shop period and whether it would provide a sufficient post-execution market check. Representatives of Stephens and Merrill Lynch also made presentations to the special committee concerning their respective valuations of the Company and related matters, and informed the special committee of the respective opinions of Stephens and Merrill Lynch, that the merger consideration to be received by the holders of the Company’s common stock was fair to the Company’s stockholders, other than ValueAct Capital and its affiliates, from a financial point of view. Representatives from Stephens and Merrill Lynch also indicated that they believed the go-shop provision in the merger agreement would provide an effective post-execution market check. Wilson Sonsini Goodrich & Rosati continued to negotiate with legal counsel to ValueAct Capital and Silver Lake Partners during the day. During the early afternoon on May 16, 2007, Wilson Sonsini Goodrich & Rosati, the special committee and representatives from each of the Company, ValueAct Capital and Silver Lake Partners continued to finalize their negotiations regarding the terms of the merger agreement.

Later in the day on May 16, 2007, the special committee met to review the updated terms of the proposed transaction as a result of negotiations between the representatives of the Company, ValueAct Capital and Silver Lake Partners including, among other things, with respect to the terms and length of the go-shop, the break up fees, the reverse break up fee and the fact that financing sources would be non-exclusive. The special committee discussed the go-shop period at length. During this discussion, representatives from each of Merrill Lynch and Stephens indicated that they believed the merger agreement provisions would provide an effective post-signing market check. Significant discussion and analysis took place regarding valuation, valuation metrics, Company performance versus the previously outlined financial roadmap, future capital requirements, customer attraction and retention risks, and future stockholder risk adjusted returns. Based on the analysis and update, the special committee resolved to recommend that the board of directors approve the merger and adopt the merger agreement. Mr. Durham, on behalf of the special committee recommended to the board of directors at a meeting duly convened, that the board of directors approve the merger and adopt the merger agreement. The board of directors (other than Mr. Ubben) approved the merger, the merger agreement and resolved to recommend that the Company’s stockholders approve the merger.

The parties executed the merger agreement on May 16, 2007 and that same day, the Company issued a press release announcing the transaction. Later that day, the Company held its earnings call, in which it announced its financial results for the fiscal year 2007.

On May 17, 2007, as permitted by the terms of the go-shop provision in the merger agreement, Stephens and Merrill Lynch began contacting parties, including both private equity firms and strategic buyers, that had been identified by Stephens, Merrill Lynch, the special committee and management as being capable of, and potentially having an interest in, consummating a transaction with the Company and began actively soliciting the parties that were interested in pursuing a transaction with the Company. A number of parties subsequently executed confidentiality agreements and commenced due diligence review of the Company.

Certain Public Events Following the Announcement of the Merger

The following describes certain publicly disclosed events that have occurred following the announcement of the merger through the date of this proxy statement.

On May 18, 2007, the Company received a letter from MMI Investments L.P., the Company’s second largest stockholder. In that letter MMI Investments L.P. informed the Company that it intended to vote its shares in opposition to the acquisition of the Company by ValueAct Capital and Silver Lake Partners. On May 30, 2007, the Company received another letter from MMI Investments, L.P. in which it notified the Company of its intent to nominate three individuals for election as a director of the Company at the Company’s 2007 Annual Meeting of Stockholders.

The Company will provide additional disclosure with respect to events that occurred after the execution of the merger agreement either (i) prior to the expiration of the go-shop period, with respect to events, if any, that would require additional disclosure or (ii) following the expiration of the go-shop period.

Recommendations of the Special Committee and the Board of Directors

The special committee of our board of directors unanimously determined (with a director affiliated with ValueAct Capital taking no part in the deliberation or the vote) that the merger agreement is fair to, and in the best interests of, the Company’s stockholders. The special committee unanimously recommended that the board of directors approve the merger agreement and recommend to the Company’s stockholders that they vote to adopt the merger agreement. The special committee considered a number of factors, as more fully described above under “—Background of the Merger” and below under “—Reasons for the Special Committee’s Recommendation,” in determining to recommend that the board of directors and stockholders adopt the merger agreement.

Our board of directors, acting upon the recommendation of the special committee, has approved the merger agreement and the transactions contemplated by the merger agreement, determined that it is advisable and in the best interests of the Company and its stockholders that the Company enter into the merger agreement and consummate the merger and other transactions contemplated by the merger agreement. The merger was unanimously approved by the directors present at the meeting called for that purpose, which included all of the directors except Jeffrey Ubben, who recused himself from the meeting prior to discussion of the merger. As Messrs. Morgan and Kline are the only directors who are employees of the Company, this approval of the merger agreement and the transactions contemplated by the merger agreement by our board of directors constitutes the approval by a majority of the directors of the Company who are not employees of the Company. The board of directors considered a number of factors, as more fully described above under “—Background of the Merger” and below under “—Reasons for the Board’s Recommendation,” in determining to recommend that the stockholders adopt the merger agreement. Our board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

Reasons for the Special Committee’s Recommendation

In reaching its conclusion regarding the fairness of the merger to the stockholders and its decision to approve the merger agreement and recommend its approval to the board of directors, the special committee considered the following factors, each of which the special committee believes supported its conclusion but which are not listed in any relative order of importance:

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the special committee’s knowledge of our financial condition, results of operations, business, strategy and prospects (as well as the risks involved in achieving those prospects), the nature of the information management solutions industry in which the Company competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis and belief that we face several challenges in our efforts to increase stockholder value as an independent publicly-traded company, including the challenge of maintaining market share in the financial services market, the execution risk of expanding into markets outside of financial services, and declining margins in our outsourcing business, and that our long-term efforts to address these and other concerns are made more difficult by the short-term focus of the public equity markets on quarterly financial results;

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the special committee’s knowledge of our expense reduction efforts, which are anticipated to require initial expenditures in order to reduce expenses and increase profitability, balanced against the expected difficulty, duration and uncertainty of implementing these expense reduction efforts as a public company, because the disclosure requirements of a public company would likely negatively impact employee and customer retention and the short-term focus of the public equity markets on quarterly financial results would likely make implementing this long term project more challenging;

•	the special committee’s knowledge of our historical and recent financial performance, which included the failure to meet analysts’ expectations during 8 of the last 16 fiscal quarters;

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the process undertaken by the Company and its advisors in connection with evaluating interest in an acquisition of the Company by four unaffiliated private equity firms and other potential strategic partners, which included engaging with them in discussions and providing to them limited, non-public information, as described in “—Background of the Merger”;

•

the process undertaken by our board of directors and their advisors in connection with evaluating interest in an acquisition of the Company by Participant 1 and Participant 2, as described above in “—Background of the Merger”;

•	the special committee’s belief that the merger is more favorable to our stockholders than remaining as a standalone public company;

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the special committee’s belief that the merger is more favorable to the Company than the value that could be expected to be generated from the various other strategic alternatives available to the Company, including the alternatives of remaining independent and pursuing the current strategic plan, making a strategic acquisition, and various recapitalization and restructuring strategies, taking into account the potential risks and uncertainties associated with those alternatives;

•	the consideration to be received by our stockholders in the merger and a comparison of similar merger transactions;

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the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations are fair and reasonable and were the product of extensive negotiations between the special committee and its advisors and the Investor Group and their advisors;

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the fact that the merger consideration to be received by the stockholders of $27.10 per share was a substantial increase from the $25.00 per share originally contemplated by ValueAct in its letter of October 21, 2005;

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the financial presentation of Merrill Lynch, and its opinion dated May 16, 2007, to the special committee and the board of directors that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, the consideration to be received in the merger by the holders of Company common stock was fair, from a financial point of view, to such holders, other than ValueAct Capital and its affiliates, as more fully described below in “—Opinions of Stephens and Merrill Lynch”;

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the financial presentation of Stephens, including its opinion dated May 16, 2007, to the special committee and the board of directors that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, the merger consideration to be received by disinterested stockholders of the Company was fair, from a financial point of view, to such holders, as more fully described below in “—Opinions of Stephens Inc. and Merrill Lynch”;

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the fact that Parent has received debt commitments from a reputable financing source, consisting of $2.25 billion in debt financing required to complete the merger from UBS Loan Finance LLC, as more fully described below in “—Financing”;

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the equity commitment letters of the Investor Group, the voting agreement of ValueAct Capital and the limited guarantees of the Investor Group, each of which the special committee believed reduced the risk that the merger would not be consummated;

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Parent’s obligation under the merger agreement to pay to the Company a $66.75 million termination fee in the event that Parent or Merger Sub fail to complete the merger when they are obligated to do so because they have failed to receive the financing proceeds contemplated by the financing commitments, which fee is payable by Parent and guaranteed by the Investor Group, as more fully described in “The Merger Agreement—Termination Fees and Expenses” beginning on page 86 and “Limited Guarantees” beginning on page 90;

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the fact that the merger consideration is all cash, so that the transaction allows our stockholders to immediately realize a value, in cash, for their investment and provides such stockholders certainty of value for their shares;

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current financial market conditions and historical market prices, volatility and trading information with respect to our common stock, including the fact that the per share cash merger consideration of $27.10 represents a premium of approximately 14.1% over the closing price of our common stock on May 16, 2007, the last full trading day before the announcement of the execution of the merger agreement, a premium of approximately 20.6% over the average closing price of our common stock over the 30 trading days ending on May 16, 2007, and was higher than the pre-announcement five-year high closing price of $26.71 reached on December 31, 2004;

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the fact that during the 60-day go-shop period, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to furnish information to solicit acquisition proposals from, and conduct negotiations with third parties, as more fully described in “The Merger Agreement—Restrictions on Solicitation of Other Offers” beginning on page 78;

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the fact that during the 60-day go-shop period, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to terminate the merger agreement in order to approve an alternative transaction proposed by a third party that is a Superior Proposal, upon the payment of a $22.25 million termination fee, as more fully described in “The Merger Agreement—Restrictions on Solicitation of Other Offers” beginning on page 78;

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the special committee’s belief that the $22.25 million termination fee payable by the Company in the event of termination of the merger agreement by the Company to accept a Superior Proposal during the 60-day go-shop period (1) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (2) is within the range of termination fees provided in other transactions of this size and nature and (3) would not preclude another party from making a competing proposal;

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the fact that following the 60-day go-shop period, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to furnish information to and conduct negotiations with third parties that make unsolicited Acquisition Proposals, as more fully described in “The Merger Agreement—Restrictions on Solicitation of Other Offers” beginning on page 78;

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the fact that following the 60-day go-shop period, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to terminate the merger agreement in order to approve an alternative transaction proposed by a third party that is a Superior Proposal, upon the payment of a $66.75 million termination fee, as more fully described in “The Merger Agreement— Restrictions on Solicitation of Other Offers” beginning on page 78;

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the special committee’s belief that the $66.75 million termination fee payable by the Company in the event of termination of the merger agreement by the Company to accept a Superior Proposal after the 60-day go-shop period (and in certain other circumstances) (1) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (2) is within the range of termination fees provided in other transactions of this size and nature and (3) would not preclude another party from making a competing proposal;

•	the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law;

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the likelihood that the merger will be completed, including the fact that the conditions to closing the merger are limited to Acxiom stockholder approval, regulatory approvals and other customary closing conditions; and the likelihood that the regulatory and stockholder approvals necessary to complete the merger will be obtained;

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the likelihood that the trading price of our common stock would decline as a result of the announcement of our full-year and fourth-quarter financial results for fiscal year 2007 ended March 31, 2007, and the fact that signing the merger agreement would establish a minimum price per share for our stockholders.

In addition, the special committee believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger to the stockholders and to permit the special committee to represent effectively the interests of our stockholders. These procedural safeguards include the following:

•	the special committee, which consisted entirely of directors who are not officers or employees of the Company and who will not have an economic interest in the Company following the merger, acted to represent solely the interests of the unaffiliated stockholders and to negotiate with the Investor Group on behalf of such stockholders;

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no member of the special committee has an interest in the proposed merger different from that of our unaffiliated stockholders, other than the fact (a) that some members of the special committee hold unvested stock options that by their terms will become vested in connection with the merger, (b) that all stock options held by the members of the special committee will be “cashed-out” as part of the merger in the same manner as all other stock options held by security holders and (c) that members of the special committee will be entitled to customary indemnification and officer and director liability insurance coverage under the terms of the merger agreement;

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the process undertaken by the Company and its advisors in connection with evaluating interest in an acquisition of the Company by four unaffiliated private equity firms, which included engaging with them in discussions and providing to them limited non-public information, as described in “—Background of the Merger”;

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the process undertaken by our board of directors and their advisors in connection with evaluating interest in an acquisition of the Company by Participant 1 and Participant 2, as described above in “—Background of the Merger”;

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the special committee retained and received advice from two financial advisors, each of which has extensive experience in transactions similar to the proposed merger: Stephens, which benefited from its historical relationship with the Company, and Merrill Lynch;

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the special committee received advice from two legal advisors, each of which has extensive experience in transactions similar to the proposed merger: Morris, Nichols, as an independent advisor, and Wilson Sonsini Goodrich & Rosati, the Company’s advisor negotiating the transaction;

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the special committee, with the assistance of its legal and financial advisors and Wilson Sonsini Goodrich & Rosati, conducted extensive negotiations with the Investor Group and had the authority to reject the terms of the merger, and that these negotiations led to an increase in the merger consideration to be received by the stockholders from a price of $26.00 per share initially proposed by ValueAct to $27.10 per share;

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our ability, subject to compliance with the terms and conditions of the merger agreement, to conduct a 60-day post-signing market check during which the Company is permitted to solicit additional interest in transactions involving the Company, and terminate the merger agreement during such 60-day period in order to approve any alternative transaction proposed by a third party that is a Superior Proposal, as defined in the merger agreement, upon the prior or concurrent payment to Parent or its designee of $22.25 million;

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our ability, subject to compliance with the terms and conditions of the merger agreement, after a 60-day post-signing market check, to terminate the merger agreement prior to stockholder approval of the merger agreement in order to approve any alternative transaction proposed by a third party that is a Superior Proposal, as defined in the merger agreement, upon the prior or concurrent payment to Parent or its designee of $66.75 million;

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that the adoption of the merger agreement and the consummation of the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of all Acxiom common stock then entitled to vote at a meeting of stockholders; and

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the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, as discussed in “Rights of Appraisal” beginning on page 92.

The special committee believes that the merger is fair to the unaffiliated stockholders despite the fact that the terms of the merger agreement do not require the approval of at least a majority of our unaffiliated stockholders and the fact that the special committee did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the going-private transaction or preparing a report concerning the fairness of the transaction. Because the adoption of the merger agreement requires the approval of holders of at least two-thirds of Acxiom’s outstanding common stock, the merger agreement effectively requires the affirmative vote of the holders of at least a majority of stockholders other than ValueAct Capital (which owns approximately 12.9% of the outstanding common stock) to approve the merger. In this regard, the special committee believes that it was not necessary to retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders or to require a separate vote of the unaffiliated stockholders because the special committee was charged with representing the interests of such unaffiliated stockholders, it engaged financial and legal advisors to act on its behalf and it was actively involved in extended and numerous deliberations and negotiations regarding the merger on behalf of the unaffiliated stockholders.

The special committee also considered a variety of potentially negative factors concerning the merger agreement and the merger, including the following factors which are not listed in any relative order of importance:

•	the risk that the operations of the Company would be disrupted due to employee and customer uncertainty following announcement of the merger;

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the possibility that the merger might not be consummated and the effect of public announcement of the merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel and the effect on the progress of certain development projects;

•	the fact that the special committee did not conduct a formal auction for the acquisition of the Company prior to signing the merger agreement;

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the limitations in the merger agreement on the Company’s ability to solicit other offers after the 60-day go-shop period, and the termination fee of $22.25 million payable in order to accept a Superior Proposal during such period and of $66.75 million payable in order to accept a Superior Proposal after such period;

•	the fact that an all cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

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the fact that our stockholders, other than the Equity Investors, will not participate in any future earnings or growth of the Company and will not benefit from any increase in profitability of the Company, including as a result of the success of our expense reduction project;

•	the fact that the Company’s remedy in connection with a breach of the merger agreement by Parent or Merger Sub, even a breach that is deliberate or willful, is limited to a maximum of $111.25 million;

•	the possibility that the Company may be required to pay a termination fee to Parent if Parent terminates the merger agreement under certain circumstances;

•	the fact that the merger agreement prohibits the Company from declaring or paying dividends prior to the consummation of the merger;

•	the substantial costs to be incurred in connection with the merger; and

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the fact that the merger agreement contains restrictions on the conduct of our business prior to the completion of the merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

In the course of reaching its conclusion regarding the fairness of the merger to the stockholders and its decision to approve the merger, the special committee considered analyses presented by Merrill Lynch relating to the going concern value of the Company. These analyses included, among others, an analysis of the historical trading performance of the Company’s stock, an analysis of the Company’s projected financial performance based on publicly available equity research analyst estimates, a comparable companies analysis, a comparable transactions analysis and a discounted cash flow analysis (including consideration of management estimates of the Company’s future financial performance). These analyses are summarized below under “—Opinions of Stephens and Merrill Lynch.”

In the course of reaching its conclusion regarding the fairness of the merger to the stockholders and its decision to approve the merger, the special committee also considered analyses presented by Stephens relating to the going concern value of the Company. These analyses included, among others, an analysis of adjusted free cash flow, a discounted cash flow analysis, which addresses the potential future value of a company’s common equity as a function of the company’s future earnings, an analysis of the premium represented by the $27.10 per share price over recent stock prices compared to comparable transactions, an analysis of the premium represented by the $27.10 per share price over recent stock prices compared to comparable publicly-traded companies, an analysis of the Company’s projected financial performance based on publicly available equity research analyst estimates and management estimates of the Company’s future financial performance, and an analysis of publicly available price targets published by equity research analysts. These analyses are summarized below under “—Opinions of Stephens and Merrill Lynch.”

The special committee did not consider the liquidation value of our assets because it considers us to be a viable going concern business and views the trading history of our common stock as an indication of our value as such. The special committee believes that the liquidation value would be significantly lower than our value as a viable going concern and that, due to the fact that we are being sold as a going concern, the liquidation value is irrelevant to a determination as to whether the merger is fair to the unaffiliated stockholders. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. Our net book value per share as of March 31, 2007 was $6.63. This value is substantially below the $27.10 per share cash merger consideration. In addition, the special committee did not consider the prices paid by us for past purchases of our common stock because those purchases were made at the then current market price.

The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes a number of the factors considered by the special committee. In view of the wide variety of factors considered by the special committee, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee approved and recommends the merger agreement and the merger and recommends that our stockholders vote to adopt the merger agreement based upon the totality of the information presented to and considered by it.

Reasons for the Board’s Recommendation

In reaching its conclusion regarding the fairness of the merger to our stockholders and its decision to approve the merger agreement and recommend the adoption of the merger agreement by our stockholders, the board of directors relied on a number of factors, including the following material factors:

•	the unanimous determination and recommendation of the special committee;

•

the financial presentation of Merrill Lynch, including its opinion dated May 16, 2007, to the special committee and the board of directors that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, the consideration to be received in the merger by the holders of Company common stock was fair, from a financial point of view, to such holders, other than ValueAct Capital and its affiliates, as more fully described below in “—Opinions of Stephens and Merrill Lynch.”

•	the financial presentation of Stephens, including its opinion dated May 16, 2007, to the special committee and the board of directors that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, the merger consideration to be received by disinterested stockholders of the Company was fair, from a financial point of view, to such holders, as more fully described below in “—Opinions of Stephens and Merrill Lynch.”

•

the fact that the merger consideration and the other terms of the merger agreement resulted from negotiations between the special committee and the Investor Group, and the board of directors’ belief that $27.10 per share in case for each share of Acxiom common stock represented the highest per share consideration that could be negotiated;

•

our board of directors’ belief that the $22.25 million termination fee payable by the Company in the event of termination of the merger agreement by the Company to accept a Superior Proposal during the 60-day go-shop period (1) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (2) is within the range of termination fees provided in other transactions of this size and nature and (3) would not preclude another party from making a competing proposal;

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our board of directors’ belief that the $66.75 million termination fee payable by the Company in the event of termination of the merger agreement by the Company to accept a Superior Proposal after the 60-day go-shop period (and in certain other circumstances) (1) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (2) is within the range of termination fees provided in other transactions of this size and nature and (3) would not preclude another party from making a competing proposal; and

•

the factors considered by the special committee, including the positive factors and potential benefits of the merger agreement, the risks and potentially negative factors relating to the merger agreement, and the factors relating to the procedural safeguards.

In doing so, the board of directors expressly adopted the analysis of the special committee, which is discussed above.

As part of its determination with respect to the merger, the board of directors adopted the conclusion of the special committee and the analysis underlying the conclusion, based upon its view as to the reasonableness of that conclusion and analysis.

Our board of directors also considered the interests certain executive officers and directors of the Company may have with respect to the merger in addition to their interests as stockholders generally, as described in the section below entitled “—Interests of Certain Persons in the Merger.”

Our board of directors was also aware of their fiduciary duties under Delaware law, including that the directors owe their fiduciary duties solely to the stockholders of the Company and must act in the best interests of the stockholders of the Company.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger and is not intended to be exhaustive. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. Our board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Our board of directors recommends that you vote “FOR” the adoption of the merger agreement.

Position of Parent, Merger Sub and ValueAct Capital as to Fairness

Under a possible interpretation of SEC rules governing “going private” transactions, one or more of Parent, Merger Sub and ValueAct Capital, who are referred to in this proxy statement as the “ValueAct Filers,” may be deemed to be affiliates of Acxiom. Based on such interpretation, the ValueAct Filers are making the statements included in this section of the proxy statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The ValueAct Filers believe that the merger is both substantively and procedurally fair to Acxiom’s unaffiliated stockholders. However, the ValueAct Filers have not undertaken any formal evaluation of the fairness of the merger to Acxiom’s unaffiliated stockholders or engaged a financial advisor for such purpose. Moreover, the ValueAct Filers did not participate in the deliberations of the special committee or receive advice from the special committee’s legal or financial advisors in connection with the merger.

While the ValueAct Filers believe that the merger is substantively and procedurally fair to Acxiom’s unaffiliated stockholders, they attempted to negotiate the terms of a transaction that would be most favorable to them, and not to such stockholders and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to such stockholders. None of the ValueAct Filers believe that it has or had any fiduciary duty to Acxiom or its stockholders, including with respect to the merger and its terms. Acxiom and its stockholders were, as described elsewhere in this proxy statement, represented by an independent special committee that negotiated on their behalf with ValueAct Capital and Silver Lake Partners with the assistance of their respective advisors.

The belief of the ValueAct Filers that the merger is substantively and procedurally fair to the unaffiliated stockholders of Acxiom is based on the following factors:

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the $27.10 per share merger consideration and other terms and conditions of the merger agreement resulted from negotiations between the special committee and its advisors, on the one hand, and ValueAct Capital and Silver Lake Partners and their respective advisors, on the other hand;

•	the special committee unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Acxiom and Acxiom’s stockholders;

•	the merger was unanimously approved by Acxiom’s board of directors present at the meeting called for that purpose, which included all of the directors except Mr. Ubben;

•	the fact that the merger requires the affirmative vote of the holders of at least two-thirds of all of the Acxiom common stock then entitled to vote at a meeting of stockholders;

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notwithstanding that the ValueAct Filers are not entitled to rely thereon, the fact that the special committee and the board of directors received an opinion from the special committee’s financial advisors as to the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of Acxiom common stock;

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the fact that the $27.10 per share price represented a premium of approximately 14.1% to the closing market price of Acxiom’s common stock on May 16, 2007, the last trading day before the public announcement of the proposed merger, and approximately 20.6% to the average closing prices of Acxiom’s common stock for the 30-day period ending on May 16, 2007;

•	the merger will provide consideration to the unaffiliated stockholders of Acxiom entirely in cash, which provides certainty of value;

•	the special committee retained its own legal and financial advisors experienced in transactions similar to the proposed merger;

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the ValueAct Filers did not participate in or have any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee; and

•

the merger agreement provides Acxiom with the ability to terminate the merger agreement, subject to certain conditions, including the prior or concurrent payment of a termination fee if, prior to obtaining the Required Vote the board of directors or special committee authorizes Acxiom to enter into a transaction that constitutes a Superior Proposal.

The ValueAct Filers considered each of the foregoing factors to support their determination as to the fairness of the merger to the unaffiliated stockholders of Acxiom. The ValueAct Filers did not find it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the merger to such stockholders. In light of the factors described above, and the fact that the use of a special committee of independent and disinterested directors is a mechanism well recognized to ensure fairness in transactions of this type, the ValueAct Filers believe that the merger is procedurally fair to the unaffiliated stockholders despite the fact that an unaffiliated representative was not retained to act solely on behalf of Acxiom’s unaffiliated stockholders.

The ValueAct Filers did not consider Acxiom’s net book value, which is an accounting concept, to be a factor in determining the substantive fairness of the transaction to Acxiom’s unaffiliated stockholders because they believed that net book value is not a material indicator of the value of Acxiom’s equity but rather an indicator of historical costs. The ValueAct Filers also did not consider the liquidation value of Acxiom’s assets as indicative of Acxiom’s value primarily because of their belief that the liquidation value would be significantly lower than Acxiom’s value as an ongoing business and that, due to the fact that Acxiom is being sold as an ongoing business, the liquidation value is irrelevant to a determination as to whether the merger is fair to the unaffiliated stockholders of Acxiom. The ValueAct Filers did not establish a pre-merger going concern value for Acxiom’s equity as a public company for the purposes of determining the fairness of the merger consideration to Acxiom’s unaffiliated stockholders because, following the merger, Acxiom will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company.

In making their determination as to the substantive fairness of the proposed merger to the unaffiliated stockholders of Acxiom, the ValueAct Filers were not aware of any firm offers (other than the offers made by ValueAct Capital on June 3, 2005, July 12, 2005 and October 21, 2005 to acquire all of the outstanding shares of Acxiom that ValueAct Capital and its affiliates did not then already own at a cash price of $23.00 per share and $25.00 per share, respectively) during the prior two years by any person for the merger or consolidation of Acxiom with another company, the sale or transfer of all or substantially all of Acxiom’s assets or a purchase of Acxiom’s assets that would enable the holder to exercise control of Acxiom.

The ValueAct Filers’ view as to the fairness of the merger to the unaffiliated stockholders of Acxiom is not a recommendation as to how any such stockholder should vote on the merger. The foregoing discussion of the information and factors considered and weight given by the ValueAct Filers while not exhaustive, is believed to include all material factors considered by the ValueAct Filers.

Projected Financial Information

Financial forecasts prepared by Acxiom management were made available to Stephens and Merrill Lynch as well as to our board of directors, the special committee, financial advisors to Acxiom and potential acquirers in connection with their consideration of a potential change of control transaction. We have included the projections below to give our stockholders access to certain nonpublic information deemed material by our special committee and board of directors for purposes of considering and evaluating the merger. The projections and related assumptions included below also constitute projected financial information deemed material to Merrill Lynch and Stephens in rendering their opinions described under “—Opinions of Stephens and Merrill Lynch”.

The following forecast concerning total revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), and net income is included herein only because it was provided by senior management to Stephens, Merrill Lynch, the board of directors, the special committee, financial advisors and potential acquirers in connection with their consideration of a potential change of control transaction. The inclusion of this information in this proxy statement should not be regarded as an indication that Stephens, Merrill Lynch, the board of directors, the special committee or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

Acxiom advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Acxiom’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

The financial forecasts were prepared for internal use and to assist potential acquirers (including Silver Lake and ValueAct) and the financial advisors to the special committee and Acxiom senior management with respective due diligence investigations of Acxiom and not with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles, the published guidelines of the SEC regarding projections or guidelines established by the American Institute of Certified Public Accountants for preparation of prospective financial information. The forecasted information included herein has been prepared by, and is the responsibility of, Acxiom management. KPMG, LLP, Acxiom’s independent registered public accounting firm, has not examined or compiled any of the accompanying forecasted financial information. The report of KPMG, LLP incorporated by reference in this proxy statement relates to Acxiom’s historical financial information. It does not extend to the forecasted financial information and should not be read to do so.

Since the date of the forecasts, Acxiom has made publicly available its actual results of operations for the year ended March 31, 2007. You are encouraged to review Acxiom’s Annual Report on Form 10-K to obtain this information. See “Where You Can Find Additional Information” beginning on page 115. Readers of this proxy statement are cautioned not to place undue reliance on the material forecasts set forth below. For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, Acxiom does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

Senior management presented the following “base case” forecast to the board of directors, the special committee, Merrill Lynch, Stephens, and potential acquirers:

	Actual(1)	Projections				CAGR (07-11)
	FY07	FY08	FY09	FY10	FY11
	($ in millions)
Revenue	$1,395.1	$1,465.4	$1,561.9	$1,700.2	$1,853.0	7.4%
Growth(2)	4.7%	5.0%	6.6%	8.9%	9.0%
EBITDA	$397.5	$391.5	$410.7	$442.6	$491.5	5.5%
Margin	28.5%	26.7%	26.3%	26.0%	26.5%
EBIT	$167.9	$189.0	$221.1	$267.7	$320.3	17.5%
Margin	12.0%	12.9%	14.2%	15.7%	17.3%
Net Income	$80.5	$82.7	$111.1	$146.8	$185.6	23.3%
Margin	5.8%	5.6%	7.1%	8.6%	10.0%

(1)	Adjusted by excluding restructuring charges and other unusual items in the fourth quarter of fiscal year 2007 which totaled $9.7 million in pretax charges and income tax expense of $3.8 million related to closing of Acxiom’s business in Spain.
(2)	Expressed as a percentage change over the prior year.

The base case projections for fiscal year 2008 were derived by compiling data from internal budget estimates that were prepared at a customer and product-level detail by Acxiom management. Projections for fiscal years 2009-2011 were calculated by applying growth rates to the fiscal year 2008 plan. Various growth rates were applied and were based on industry and revenue models.

Senior management presented the following “upside case” forecast to the board of directors, the special committee, Merrill Lynch, Stephens, and potential investors:

	Actual (1)	Projections				CAGR
	FY07	FY08	FY09	FY10	FY11	(07-11)
	($ in millions)
Revenue	$1,395.1	$1,465.4	$1,561.9	$1,700.2	$1,853.0	7.4%
Growth(2)	4.7%	5.0%	6.6%	8.9%	9.0%
EBITDA	$397.5	$391.9	$462.3	$524.9	$597.7	10.7%
Margin	28.5%	26.7%	29.6%	30.9%	32.3%
EBIT	$167.9	$189.4	$272.7	$350.0	$426.5	26.2%
Margin	12.0%	12.9%	17.4%	20.6%	23.0%
Net Income	$80.5	$82.9	$143.2	$199.4	$252.6	33.1%
Margin	5.8%	5.7%	9.2%	11.7%	13.6%

(1)	Adjusted by excluding restructuring charges and other unusual items in the fourth quarter of fiscal 2007 which totaled $9.7 million in pretax charges and income tax expense of $3.8 million related to closing of Acxiom’s business in Spain.
(2)	Expressed as a percentage change over the prior year.

The upside case projections were derived by adjusting the base case projections for certain expected cost saving, net of implementation costs. The cost savings relate to the prospective impact of implementing the company’s workforce strategy.

Senior management presented the following capital expenditure schedule to the board of directors, the special committee, Merrill Lynch, Stephens, and potential acquirers:

	Actual	Projections(1)
	FY07	FY08	FY09	FY10	FY11
	($ in millions)
Additions to property, plant and equipment(2)	$78.1	$49.3	$53.1	$58.8	$64.3
Capitalization of deferred expenses(3)	$66.7	$54.1	$54.1	$54.1	$54.1
Internally developed software(4)	$27.4	$24.0	$15.0	$15.0	$15.0
Purchase of software licenses(5)	$40.8	$35.0	$35.0	$35.0	$35.0

Total capital expenditures	$213.0	$162.4	$157.2	$162.9	$168.4

(1)	The capital expenditure projections for fiscal year 2008 and future years were based on expected changes from fiscal year 2007 actual results.
(2)	Additions to property, plant and equipment are expected to decrease approximately $30 million from fiscal year 2007 to 2008 due to changes in certain provisions in information technology management client contracts. We expect that an increasing percentage of new and renewal information technology management contracts will contain such provisions.
(3)	Deferral of up-front contract and migration expenses are expected to decrease due to the expected mix of new business in fiscal year 2008. This mix of new business will reduce the level of large up-front migration and transformation costs.
(4)	It is expected that a certain customer will exercise its option to acquire certain development operations of the Company in fiscal year 2008. This will reduce the cost of internally developed software by approximately $12 million from recent historical levels.
(5)	Purchases of software licenses in fiscal year 2007 included non-recurring expenditures of approximately $5 million. These one-time purchases are not expected to be repeated.

Opinions of Stephens and Merrill Lynch

Stephens

The special committee retained Stephens to act as one of its financial advisors. In its role as financial advisor, Stephens was requested, among other things, to review and analyze strategic alternatives, and to furnish an opinion as to the fairness, from a financial point of view, to our stockholders of the consideration to be offered to those stockholders in the merger. On May 16, 2007, Stephens rendered its oral and written opinion to the special committee and board of directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be offered to our stockholders in the merger was fair to such stockholders.

The full text of Stephens’ opinion is attached as Annex D to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge our stockholders to read the entire opinion carefully in connection with their consideration of the merger.

The Stephens’ opinion was provided for the information and assistance of the special committee and our board of directors in connection with their consideration of the merger. The Stephens’ opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any stockholder of Acxiom as to how that stockholder should vote with respect to the merger or any related matter. Stephens was not requested to opine as to, and the Stephens’ opinion does not address, our underlying business decision to proceed with or effect the merger, nor does the Stephens opinion address the relative merits of the merger with Axio Holdings LLC and Axio Acquisition Corp., entities which are controlled by ValueAct Capital and Silver Lake Partners compared to any other business strategies or alternatives that might be available to us.

In arriving at its opinion, Stephens reviewed and analyzed:

•	the merger agreement and the specific terms of the merger;

•

publicly available information concerning us that Stephens believed to be relevant to its analysis, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006, September 30, 2006 and December 31, 2006;

•	unaudited financial statements for the fiscal year ended March 31, 2007;

•	financial and operating information with respect to our business, operations and prospects furnished to it by us, including financial projections of Acxiom prepared by management;

•	the trading history of our common stock;

•	a comparison of our historical financial results and present financial condition with those of other companies that Stephens deemed relevant;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Stephens deemed relevant.

In addition, Stephens had discussions with our management concerning their assessment of our past and current business, operations, assets, liabilities, financial condition and future business prospects and undertook such other studies, analyses and investigations as Stephens deemed appropriate.

In arriving at its opinion, Stephens assumed and relied upon the accuracy and completeness of the financial and other information used by Stephens without assuming any responsibility for independent verification of that information. Stephens further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, upon our advice, Stephens assumed that the estimates provided by our management were a reasonable basis to evaluate our future financial performance and that we would perform substantially in accordance with those estimates. In arriving at its opinion, Stephens did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Stephens’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Stephens opinion.

At the May 16, 2007 meetings of our special committee and board of directors, Stephens made a presentation of certain financial analyses of the merger. The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to our special committee and board of directors by Stephens. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Stephens, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analysis performed by Stephens.

Premium Analysis. Stephens analyzed the consideration to be received by holders of Acxiom common stock pursuant to the merger agreement in relation to the closing price of Acxiom common stock on May 15, 2007 (the last trading day before public announcement of the transaction contemplated by the merger agreement), the average closing prices of Acxiom common stock for the 30-day, 90-day and 180-day trading periods ended May 15, 2007, and the 52-week high closing price of Acxiom common stock.

This analysis indicated that the price per share to be paid to the holders of shares of Acxiom common stock pursuant to the merger agreement represented a premium of:

•	14.1% based on the closing stock price on May 15, 2007, of $23.76 per share

•	20.6% based on the 30-day average closing price of $22.48 per share

•	20.0% based on the 90-day average closing price of $22.58 per share

•	14.0% based on the 180-day average closing price of $23.76 per share

•	4.8% based on the 52-week high price of $25.86 per share

Implied Transaction Multiples. Stephens calculated selected implied transaction multiples for Acxiom based on information provided by Acxiom’s management.

Stephens calculated an implied equity value by multiplying $27.10 by the sum of the values of all shares of common stock, assuming the exercise of all in-the-money options, restricted shares, warrants and convertible securities outstanding, less the proceeds from such exercise. Stephens then calculated an implied enterprise value based on the implied equity value plus (1) non-convertible indebtedness, minus (2) cash, cash equivalents and marketable securities (“Enterprise Value”). As used in this description of Stephens’ financial analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, “Adjusted EBITDA” means EBITDA adjusted for capital lease principal and interest payments, purchased software licenses and capitalization of deferred expenses, “EBIT” means earnings before interest and taxes, “Free Cash Flow” means cash flow from operations less cash flow from investing activities (excluding acquisition expenditures and including additions to capital leases), “EPS” means earnings per share, and “Book Value per Share” means total stockholders’ equity divided by the weighted average shares outstanding.

The results of these analyses are summarized in the table below:

Enterprise Value to:	Multiple
FY 2007 Revenue	2.1x
FY 2008 Revenue Estimate	2.0x
FY 2007 EBITDA	7.4x
FY 2008 EBITDA Estimate	7.5x
FY 2007 Adjusted EBITDA	14.4x
FY 2008 Adjusted EBITDA Estimate	13.1x
FY 2007 EBIT	17.5x
FY 2008 EBIT Estimate	15.5x

Equity Value to:	Multiple
FY 2007 Free Cash Flow	41.9x
FY 2008 Free Cash Flow Estimate	24.0x

Offer Price to:	Multiple
FY 2007 EPS	28.7x
FY 2008 EPS Estimate	26.6x
FY 2007 Book Value per Share	4.4x
FY 2008 Book Value per Share Estimate	3.4x

Comparable Companies Analysis for Acxiom. Stephens analyzed the public market statistics of certain comparable companies to us and examined various trading statistics and information relating to those companies. As part of this comparable companies analysis, Stephens examined market multiples for each company including:

•	the multiple of Enterprise Value to calendar 2006 and estimated calendar 2007 Adjusted EBITDA;

•	the multiple of Enterprise Value to calendar 2006 and estimated calendar 2007 EBIT; and

•

the multiple of stock price to calendar 2006 and estimated calendar 2007 cash earnings per share defined as net income plus tax-effected intangible amortization related to acquisitions divided by weighted average shares outstanding (“Cash EPS”).

Stephens selected the companies below because their businesses and operating profiles are reasonably similar to ours. No comparable company identified below is identical to us. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

In choosing comparable companies to analyze, Stephens selected the following companies:

•	Equifax Inc. (pro forma for TALX acquisition)

•	The Dun & Bradstreet Corporation

•	Alliance Data Systems Corporation

•	ChoicePoint Inc.

•	Fair Isaac Corporation

•	Harte-Hanks, Inc.

•	infoUSA Inc. (pro forma for Opinion Research acquisition)

The following table summarizes the results from the comparable companies analysis:

Based on 05/15/07 Closing Price

	Acxiom(1)		Median Comparable Companies
Enterprise Value to:
2006 EBITDA	13.0	x	10.3	x
2007 EBITDA Estimate	11.7	x	10.0	x
2006 EBIT	15.7	x	13.2	x
2007 EBIT Estimate	13.9	x	12.5	x

Stock Price to:
2006 Cash EPS	23.6	x	18.6	x
2007 Cash EPS Estimate	22.3	x	17.4	x

(1)	Acxiom results as of 3/31/07 and estimated 3/31/08; EBITDA adjusted for capital lease principal and interest payments, purchased software licenses and capitalization of deferred expenses.

Based on this analysis, Stephens derived a range for the implied value per share of our common stock of $16.87 to $24.53. Stephens noted that the merger consideration of $27.10 per share for our common stock was above the upper limit of the range derived using management’s four-year financial forecast.

Comparable Transactions Analysis. Stephens compared the foregoing calculations to similar calculations for selected digital marketing, information technology and consumer information technology acquisitions announced since January 1, 2005. The following transactions were reviewed by Stephens (in each case, the first named company was the acquirer and the second named company was the acquired company):

•	Google Inc. / DoubleClick Inc.

•	Cerberus Capital Management / Affiliated Computer Services

•	Hellman & Friedman LLC / Catalina Marketing Corp.

•	Pacific Equity Partners & Merrill Lynch Global Private Equity / Veda Advantage Limited

•	Equifax Inc. / TALX Corp.

•	Alliance Data Systems / Abacus Direct Corp.

•	Publicis Groupe SA / Digitas Inc.

•	infoUSA Inc. / Opinion Research Corp.

•	Alliance Data Systems / CPC Associates

•	Private Equity Consortium / VNU N.V.

•	Investcorp International Inc. / CCC Information Service Group Inc.

•	Alliance Data Systems / Bigfoot Interactive

•	Reed Elsevier Plc / Seisint

•	Consortium of Investors / SunGard Data Systems Inc.

•	Hellman & Friedman LLC / DoubleClick Inc.

•	International Business Machine Corp. / Ascential Software Corp.

Stephens considered these selected merger transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in those comparable transactions to which the merger is being compared. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected merger transaction data.

For the selected merger transactions listed above, Stephens used publicly available financial information to determine:

•	the multiple of the Enterprise Value to last-twelve-months Adjusted EBITDA; and

•	the multiple of the Enterprise Value to last-twelve-months EBIT.

	Acxiom(1)	Median Comparable Companies
Enterprise Value to:
LTM Adjusted EBITDA	14.4x	11.9x
LTM EBIT	17.5x	15.9x

(1)	Acxiom results as of 3/31/07.

In addition, Stephens applied the median comparable multiples to us. This analysis suggested an implied value range of approximately $20.51 to $28.03 per share of our common stock. Stephens noted that the merger consideration of $27.10 per share for our common stock was within the range derived using management’s four-year financial forecast.

Discounted Cash Flow Analysis of Acxiom based on Management Base Case Projections. Stephens performed a discounted cash flow analysis to estimate a range of the present values per share of our common stock, assuming management estimates for the period April 1, 2007 through March 31, 2011. The valuation range was determined by adding (1) the present value of unlevered free cash flows for the period April 1, 2007 through March 31, 2011, and (2) the present value of the ‘‘terminal value” of our common stock. In calculating the terminal value of our common stock, Stephens applied multiples ranging from 11.0x to 12.0x to 2011 forecasted Adjusted EBITDA. The unlevered projected free cash flows and the terminal value were then discounted back to March 31, 2007, using discount rates ranging from 11.0% to 12.0%, which range Stephens viewed as appropriate for a company with our risk characteristics. This analysis suggested a value range of approximately $28.11 to $31.89 per share of our common stock. Stephens noted that the merger consideration of $27.10 per share for our common stock was below the lower limit of the range derived using management’s four-year financial forecast.

Discounted Cash Flow Analysis of Acxiom based on Adjusted Management Base Case Projections. Stephens performed a discounted cash flow analysis to estimate a range of the present values per share of our common stock on an “Adjusted Management Base Case” model. This Adjusted Management Base Case was generated by discounting the expected future annual cash flows of the Management Base Case to produce a model that accounted for the possibility that the Company achieved lower than projected EBIT. For purposes of this analysis, the Adjusted Management Base Case model applied a discount of 5%, 10%, 15% and 15% to EBIT for projected fiscal years ending March 31, 2008, 2009, 2011 and 2012, respectively including a terminal valuation. The valuation range was determined by adding (1) the present value of unlevered free cash flows for the period April 1, 2007 through March 31, 2011, and (2) the present value of the ‘‘terminal value’’ of our common stock. In calculating the terminal value of our common stock, Stephens applied multiples ranging from 11.0x to 12.0x to 2011 forecasted discounted adjusted EBITDA. The unlevered projected free cash flows and the terminal value were then discounted back to March 31, 2007, using discount rates ranging from 11.0% to 12.0%, which range Stephens viewed as appropriate for a company with our risk characteristics. This analysis suggested a value range of approximately $23.47 to $28.95 per share of our common stock. Stephens noted that the merger consideration of $27.10 per share for our common stock was within the range derived using adjusted management’s four-year financial forecast.

Discounted Cash Flow Analysis of Acxiom based on Management Upside Case. Stephens also considered prospective cost savings opportunities associated with implementing the company’s workforce strategy. The six year plan for the period April 1, 2007 through March 31, 2013 was discounted back to March 31, 2007, using discount rate of 11.5%. The valuation range was determined by adding (1) the present value of tax-effected savings for the period April 1, 2007 through March 31, 2013, and (2) the present value of the ‘‘perpetual growth’’ of savings. In calculating the perpetual growth of savings, Stephens applied growth rate of 1% to 2013 forecasted savings. Applying the cost savings to the previously calculated value range based on the Management Base Case projections resulted in increasing the upper limit of $31.89 per share of our common stock to $33.97. Applying the cost savings to the previously calculated value range based on the adjusted Management Base Case projections resulted in moving the upper limit of $28.95 per share of our common stock to $31.03.

52-Week Trading Range. Stephens analyzed the historical daily closing prices per share of our common stock for the one-year period ending May 15, 2007. Stephens noted that during this period, the 52-week low and high closing prices per share of our common stock were $21.00 and $25.86, respectively. Stephens further noted that the merger consideration of $27.10 per share for our common stock was above the upper end of the 52-week range for the closing prices per share of our common stock for the one-year period ended May 15, 2007.

Stephens performed a variety of financial and comparable analyses for purposes of rendering its opinion. The above summary of these analyses does not purport to be a complete description of the analyses performed by Stephens in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Stephens considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by Stephens. Furthermore, Stephens believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Stephens’ analyses, without considering all of them, would create an incomplete view of the process underlying Stephens’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Stephens with respect to our actual value.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Stephens or us. Any estimates contained in the analyses of Stephens are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analysis by Stephens of the fairness to our stockholders of the consideration to be offered to those stockholders in the merger, from a financial point of view, and were prepared in connection with the delivery by Stephens of its opinion to our board of directors.

The consideration to be offered to our stockholders in the merger and other terms of the merger were determined through arms-length negotiations between us and ValueAct Capital and Silver Lake Partners and were approved by our board of directors. Stephens provided advice to us during those negotiations. However, Stephens did not recommend any specific price per share or other form of consideration to us or that any specific price per share or other form of consideration constituted the only appropriate consideration for the merger. The opinion of Stephens was one of many factors taken into consideration by our board of directors in making its determination to approve the merger. The analysis of Stephens summarized above should not be viewed as determinative of the opinion of our board of directors with respect to our value or of whether our board of directors would have been willing to agree to a different price per share or other forms of consideration.

Our special committee selected Stephens as one of its financial advisors because of Stephens’ reputation as a recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because Stephens is familiar with us and our business. As part of its investment banking and financial advisory business, Stephens is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Stephens provides a full range of financial advisory and securities services. Stephens has performed various investment banking services for us in the past and has received customary fees for those services. In the ordinary course of its business, Stephens may actively trade in the securities of Acxiom for its own account or for the accounts of its customers and, accordingly, may at any time hold or short positions in those securities.

Pursuant to an engagement letter between Stephens and the special committee, dated May 11, 2007, the Company agreed to pay Stephens a fee of $2,000,000 for the rendering of its fairness opinion and will pay $4,500,000 upon the earlier of the consummation of the merger or the end of the go shop period. In addition, the company agreed to pay Stephens an incentive fee equal to $20,000 for each incremental $0.01 per share by which the price per share paid by a purchaser in a transaction exceeds the announced price of $27.10. We have also agreed to reimburse Stephens for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Stephens and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

Merrill Lynch

In addition to Stephens, the special committee retained Merrill Lynch to act as its financial advisor in connection with the proposed merger. Merrill Lynch delivered its oral opinion to the special committee and the board of directors, which was subsequently confirmed in writing, that, as of May 16, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion (which are described below), the merger consideration of $27.10 in cash per share (the per share “Merger Consideration”), to be received by holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders, other than ValueAct Capital, Merger Sub, the Investor Group and their respective affiliates.

The full text of the written opinion of Merrill Lynch, dated May 16, 2007, is attached, with Merrill Lynch’s consent, to this proxy statement as Annex E. The written opinion sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch. You should read the written opinion carefully and in its entirety. The following summary of Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the written opinion.

The Merrill Lynch opinion was addressed to the special committee and the Board of Directors for its use and benefit and only addresses the fairness, from a financial point of view, as of the date of the opinion, of the Merger Consideration to be received by holders of Acxiom’s common stock pursuant to the merger agreement. The opinion does not address the merits of the underlying decision by the Company to engage in the merger and does not constitute, nor should it be construed as, a recommendation to any holder of Acxiom’s common stock as to how the holder should vote with respect to the proposed merger or any other matter. In addition, Merrill Lynch was not asked to address nor does its opinion address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company’s common stock.

In arriving at its opinion, Merrill Lynch, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company that Merrill Lynch deemed to be relevant;

(2)	Reviewed certain information, including current and historical financial information, budgets and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, including a plan for cost savings by the Company, furnished to Merrill Lynch by the Company;

(3)	Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

(4)	Reviewed the market prices and valuation multiples for shares of our common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

(5)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

(6)	Compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

(7)	Participated in certain discussions among representatives of the special committee and ValueAct Capital and their financial and legal advisors;

(8)	Reviewed drafts as of May 16, 2007 of the merger agreement, a Voting Agreement between the Company and ValueAct Capital Partners, L.P., a Guarantee from ValueAct Capital Master Fund, L.P. in favor of the Company and a debt commitment letter to be executed by UBS Loan Finance LLC and UBS Securities LLC (collectively, the “Transaction Documents”); and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company and it was not furnished with any such evaluation or appraisal, nor did it evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch assumed that this information had been reasonably prepared and reflected the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company. Merrill Lynch expresses no opinion as to such financial forecast information or the assumptions on which it was based. Merrill Lynch also assumed that the final form of the Transaction Documents would be substantially similar to the last drafts reviewed by it.

The opinion of Merrill Lynch is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, May 16, 2007, the date of its written opinion. Merrill Lynch has no obligation to update its opinion to take into account events occurring after the date that its opinion was delivered to the special committee. Circumstances could develop prior to consummation of the proposed transaction that, if known at the time Merrill Lynch rendered its opinion, would have altered its opinion.

Financial Analyses. At the meeting of the special committee held on May 16, 2007, and in connection with preparing its opinion for the special committee, Merrill Lynch made a presentation of certain financial analyses of the proposed merger. The following is a summary of the material financial analyses performed by Merrill Lynch in arriving at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Merrill Lynch, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

The fact that any specific analysis has been referred to in the summary below and in this proxy statement is not meant to indicate that such analysis was given more weight than any other analysis; in reaching its conclusion, Merrill Lynch arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and performed by Merrill Lynch in connection with its opinion operated collectively to support its determinations as to the fairness of the Merger Consideration from a financial point of view to the holders of the Company’s common stock other than ValueAct Capital, the Merger Sub, the Investor Group and their respective affiliates. Merrill Lynch did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

In arriving at its opinion, Merrill Lynch made its determination as to the fairness, from a financial point of view, as of the date of the opinion, of the Merger Consideration to the Company’s stockholders (other than ValueAct Capital, the Merger Sub, the Investor Group and their respective affiliates) on the basis of the multiple, financial and comparative analyses described below. The following summary is not a complete description of all of the analyses performed and factors considered by Merrill Lynch in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by Merrill Lynch. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis.

With respect to the analysis of publicly traded companies and the analysis of transactions summarized below, such analyses reflect selected companies and transactions, and not necessarily all companies or transactions, that may be considered relevant in evaluating the Company or the merger. In addition, no company or transaction used as a comparison is either identical or directly comparable to the Company or the merger. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The estimates of future performance of the Company in or underlying Merrill Lynch’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the Company’s control. Estimates of the financial values of companies do not purport to be appraisals or reflect the prices at which such companies actually may be sold.

The management base case projections and the “50% workforce strategy” case projections referenced below are estimates of the Company’s future over the fiscal years 2007 through 2011 prepared by the Company’s management. The management base case projections reflect management’s estimates as to the future performance of the Company assuming the Company does not achieve any projected cost savings. The “50% workforce strategy” case projections reflect the management “upside case” containing management’s estimates of the future performance of the Company assuming 50% of the cost savings projected by management from certain workforce strategies are achieved. These projections were not prepared with a view toward compliance with SEC published guidelines or under generally accepted accounting principles in the United States.

Summary of Imputed Share Values. Merrill Lynch assessed the fairness of the per share Merger Consideration to the holders of the Company’s common stock other than ValueAct Capital, Merger Sub, the Investor Group and their respective affiliates by assessing the value of the Company using several methodologies, including an analysis of historical stock prices, research analyst stock price targets, a comparable companies analysis using valuation multiples from selected publicly traded companies, a comparable transactions analysis, and a discounted cash flow analysis, each of which is described in more detail in the summaries set forth below. Each of these methodologies was used to generate imputed valuation ranges that were then compared to the per share Merger Consideration.

The following table shows the ranges of imputed valuation per share of the Company’s common stock derived under each of these methodologies. The table should be read together with the more detailed summary of each of these valuation analyses as set forth below.

Valuation Methodology	Imputed Valuation Per Share of Common Stock
	Minimum	Maximum
Historical Stock Price Analysis	$21.00	$25.86
Research Analyst Stock Price Targets	$21.00	$26.00
Comparable Companies Analysis
Adjusted EBITDA Analysis (at Adjusted EBITDA multiples of 9.5x to 11.5x)	$23.69	$29.61
Free Cash Flow Analysis (at FCF multiples of 14.0x to 17.0x)	$20.25	$25.06
Earnings Per Share Analysis (at EPS multiples of 17.0x to 19.0x)	$17.34	$19.38
Comparable Transactions Analysis (at LTM EBITDA multiples of 10.0x to 12.0x)	$25.19	$31.07
Discounted Cash Flow Analysis	$18.35	$26.01
Discounted Cash Flow Analysis with Incremental Value from Realization of 50% workforce strategy	—	$28.68

In assessing the fairness of the per share Merger Consideration, Merrill Lynch excluded $0.06 of the Merger Consideration per quarter due to the Company suspending payment of its dividend until consummation of the merger, which implies per share consideration of $27.04 if the merger were to occur within one quarter of the date the merger agreement was entered into and $26.98 if the merger were to occur within two quarters of the date the merger agreement was entered into.

Note on Adjusted EBITDA. Due to significant capitalization of business expenses, the Company’s EBITDA may not represent a meaningful proxy for free cash flow. The discrepancy between EBITDA and free cash flow may reduce the viability of EBITDA as a valuation metric. In order to use relevant EBITDA multiples from comparable companies and precedent transactions, Merrill Lynch adjusted the Company’s EBITDA to more closely approximate cash flow in a manner consistent with comparable companies. The key adjustments made in adjusting EBITDA to Adjusted EBITDA were reducing EBITDA by the principal and interest payments made in respect of capital leases and reducing EBITDA by the cost of purchased software.

Historical Stock Price Analysis. Merrill Lynch reviewed the closing high and closing low stock prices of the Company on the NASDAQ for the 52 weeks ended May 15, 2007, which were $25.86 and $21.00, respectively. Merrill Lynch observed that the $27.10 per share Merger Consideration was in excess of the highest trading price of the Company’s shares during the 52-week period before May 15, 2007.

Research Analyst Stock Price Targets. Merrill Lynch reviewed price targets for the Company’s shares recently published by Wall Street research analysts and observed that these price targets, for the financial year ending December 31, 2007, ranged from $21.00 to $26.00. Merrill Lynch observed that the $27.10 per share Merger Consideration was in excess of this range of price targets for the Company’s shares.

Comparable Public Companies Analysis. Merrill Lynch reviewed certain financial information of publicly traded companies that it deemed comparable to the Company. The comparable public companies were:

•	Experian Group Ltd.

•	The Dun & Bradstreet Corporation

•	Alliance Data Systems Corporation

•	Equifax Inc.

•	ChoicePoint Inc.

•	Valassis Communications, Inc.

•	Fair Isaac Corporation

•	Harte-Hanks, Inc.

•	Catalina Marketing Corporation

•	infoUSA Inc.

With regard to the comparable public companies analysis summarized below, Merrill Lynch selected publicly traded companies that operate in a similar industry to the Company and have similar lines of business to the Company, then analyzed their relevance and comparability based on various factors, including but not limited to the sizes of the companies, their industry sub-sector or product focuses, and their growth and profitability profiles. However, none of the companies selected is identical or directly comparable to the Company. There may have been other companies that met the criteria above that were not used for comparison purposes by Merrill Lynch. Accordingly, an analysis of the results of the comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies, as well as other factors that could affect the public trading value of the selected companies and the Company. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

Merrill Lynch calculated an equity value for each of these companies based on their respective closing share prices as of May 11, 2007 and the number of shares, options and convertible securities outstanding as reflected in publicly available information. Using these equity values, Merrill Lynch calculated an enterprise value for each company by adding to these equity values the amount of each company’s net debt (debt less cash) as reflected in its most recent publicly available balance sheet.

Using estimates of EBITDA, free cash flow (“FCF”) and earnings per share (“EPS”) for each of these companies derived from estimates published by selected Wall Street research analysts, Merrill Lynch calculated the following multiples for each company:

•	EBITDA multiples based on 2007 estimated EBITDA and enterprise values calculated as described above;

•	FCF multiples based on 2008 estimated FCF and equity values calculated as described above; and

•	EPS multiples based on 2008 estimated EPS and the closing share price as of May 11, 2007.

Based in part on the multiples described above and on qualitative judgments involving non-mathematical considerations, Merrill Lynch derived indications of the aggregate value of the Company by applying multiples ranging from 9.5x to 11.5x to the Company’s estimated Adjusted 2007 EBITDA, 14.0x to 17.0x to the Company’s estimated 2008 FCF, and 17.0x to 19.0x to the Company’s estimated 2008 EPS. Merrill Lynch utilized these selected multiples after considering the current market conditions and the size and diversification of operations of the comparable public companies, among other things. The resulting indicated ranges of value were $23.69 to $29.61 on the basis of the Company’s estimated Adjusted 2007 EBITDA, $20.25 to $25.06 on the basis of the Company’s estimated 2008 FCF and $17.34 to $19.38 on the basis of the Company’s estimated 2008 EPS, respectively, as compared in each case to the Merger Consideration of $27.10 per share.

Comparable Transactions Analysis. Using publicly available information, Merrill Lynch reviewed the multiples implied in certain change of control transactions involving companies participating in industries deemed to be comparable to the Company by Merrill Lynch. The review focused on selected consummated and proposed transactions between March 2005 and the date of the opinion. The proposed transactions not completed to date may not ultimately be consummated. These are the transactions that Merrill Lynch reviewed:

Date Announced	Acquiror	Target
April 2007	Experian Group Ltd.	Hitwise, Inc.
April 2007	Hellman & Friedman Capital Partners VI, L.P.	Catalina Marketing Corporation
April 2007	Google Inc.	DoubleClick Inc.
December 2006	Alliance Data Systems Corporation	Abacus Direct Corporation (DoubleClick Inc.)
December 2006	Publicis Groupe S.A.	Digitas Inc.
August 2006	infoUSA Inc.	Opinion Research Corporation
July 2006	Valassis Communications, Inc.	ADVO Inc.
February 2006	Alliance Data Systems Corporation	DoubleClick Email Solutions (DoubleClick Inc.)
February 2006	D. E. Shaw & Co., L.P.	Aspen Marketing Services, Inc.
January 2006	Private Equity Consortium	VNU Group B.V.
January 2006	Experian Group Ltd.	ClarityBlue Ltd.
September 2005	Alliance Data Systems Corporation	Bigfoot Interactive, Inc.
August 2005	ValueClick, Inc.	Fastclick, Inc.
July 2005	Apollo Group, Inc.	Cendant Marketing Group (Cendant Corporation)
June 2005	ValueClick, Inc.	Web Marketing Holdings, Inc.
May 2005	Pitney Bowes Inc.	Imagitas, Inc.
April 2005	GfK AG	NOP World (United Business Media plc)
April 2005	Hellman & Friedman Capital Partners VI, L.P.	DoubleClick Inc.
March 2005	Acxiom Corporation	Digital Impact, Inc.
March 2005	Harte-Hanks, Inc.	Tampa Flyer (Flyer Printing Company Inc.)

Merrill Lynch calculated the transaction value for each transaction by multiplying the amount of the announced per share consideration paid or payable in each transaction by the number of fully-diluted outstanding shares of the target company based upon publicly available information and adding to the result the amount of the Company’s net debt as of the date of the target company’s most recent balance sheet prior to announcement of the transaction.

For each of the transactions, Merrill Lynch calculated the transaction value as a multiple of EBITDA for the most recently reported 12 months prior to the date of announcement of the transaction (the “LTM EBITDA Multiple”). The mean and median LTM EBITDA Multiples for all the transactions were 12.7x and 10.9x, respectively.

Based on the foregoing and Merrill Lynch’s analyses of the various transactions and on qualitative judgments involving non-mathematical considerations, Merrill Lynch applied multiples ranging from 10.0x to 12.0x to the Company managements’ estimates of the Company’s Adjusted EBITDA in the most recently reported 12 months prior to the date of announcement of the transaction in order to derive a range of implied enterprise values for the Company. Merrill Lynch derived ranges of implied equity values for the Company by deducting from the implied enterprise values the amount of the Company’s net debt (debt less cash) as provided by the Company’s management. Using the implied equity values and numbers of outstanding shares and options of the Company provided by the Company’s management, Merrill Lynch calculated implied per share values for the Company ranging from $25.19 to $31.07. Merrill Lynch observed that the $27.10 per share Merger Consideration is within this range of implied per share values.

Merrill Lynch performed this analysis to understand the range of multiples of EBITDA paid or proposed to be paid in these comparable transactions and estimate the comparable value of the Company. None of the transactions analyzed by Merrill Lynch is either identical or directly comparable to the proposed merger. Accordingly, a complete analysis of the resulting multiples of the selected transactions cannot be limited to a quantitative review of the results and necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and the selected transactions and other factors that may have affected the selected transactions and/or affect the proposed merger.

Discounted Cash Flow Analysis. Merrill Lynch performed discounted cash flow analyses of the estimated free cash flows of the Company reflected in both the management base case projections and the “50% workforce strategy” case projections.

In performing its discounted cash flow analyses, Merrill Lynch calculated ranges of the present value as of March 31, 2007 of the estimated free cash flows of the Company over the period of 2008 through 2011 by applying discount rates ranging from 10.0% to 11.0% to those estimates. Merrill Lynch also calculated ranges of terminal value amounts for the Company as of the end of 2011 by assuming the perpetual growth of the Company’s free cash flows at rates of 3.0% to 4.0%. Merrill Lynch calculated the present value as of March 31, 2007 of these terminal amounts by applying discount rates ranging from 10.0% to 11.0%. Merrill Lynch added together the ranges of the values it derived for the Company’s 2008 through 2011 estimated free cash flows and for the Company’s 2011 terminal value amounts to derive a range of implied enterprise values for the Company as of March 31, 2007.

Merrill Lynch subtracted the amount of the Company’s net debt (debt less cash) as of March 31, 2007 provided by the Company’s management from the enterprise values it derived to derive a range of implied equity values for the Company. Merrill Lynch derived ranges of implied equity values per share of the Company by dividing these equity values by the number of fully diluted outstanding shares of the Company provided by management.

The ranges of implied equity values per share derived by Merrill Lynch were $18.35 to $26.01 on the basis of the management base case projections and up to $28.68 on the basis of the “50% workforce strategy” case projections. Merrill Lynch observed that the $27.10 per share Merger Consideration was above the range of implied equity values per share derived based on the management base case projections and within the range of implied equity values per share derived based on the “50% workforce strategy” case projections.

In performing its discounted cash flow analyses of the cost savings that would be realized from achieving 50% of the cost savings projected by management from certain workforce strategies and from achieving 100% of the cost savings projected by management from such workforce strategies, Merrill Lynch calculated ranges of the present value as of March 31, 2007 of the estimated cost savings to the Company over the period of 2008 to 2011 using discount rates ranging from 11.0% to 13.0% and assuming the perpetual growth of the Company’s free cash flows at rates of 1.0% to 2.0% to derive a range of implied equity values per share for the cost savings as of March 31, 2007. The per share value of the cost savings derived by Merrill Lynch ranged between $1.77 to $2.88 if 50% of the cost savings projected by management from certain workforce strategies are achieved and between $3.66 to $5.95 if 100% of the cost savings projected by management from such workforce strategies are achieved.

The discount rates utilized in these analyses were based on Merrill Lynch’s estimate of the weighted average cost of capital of the Company and the terminal multiples used were based upon Merrill Lynch’s judgment and expertise, as well as its review of publicly available business and financial information and the respective financial and business characteristics of the Company and the comparable companies.

General. The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch’s opinion. Merrill Lynch used the methodologies summarized above because it deemed those valuation methodologies to be the most relevant and appropriate in connection with the preparation of its opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses and did not attribute any particular weight to any analysis or factor considered by it. Merrill Lynch made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. The analyses performed by Merrill Lynch include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those suggested by Merrill Lynch’s analyses. The analyses do not purport to be appraisals or to reflect the prices at which the Company’s common stock may trade at any time after announcement of the proposed merger. The analyses were prepared for purposes of Merrill Lynch providing its opinion to the special committee. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Merrill Lynch nor any other person assumes responsibility if future results or actual values are materially different from those forecasted. In addition, as described above, Merrill Lynch’s opinion was among several factors taken into consideration by the special committee in making its determination to approve the merger and the merger agreement and the transactions contemplated thereby. Consequently, Merrill Lynch’s analyses should not be viewed as determinative of the decision of the special committee and management with respect to the fairness of the Merger Consideration.

Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The special committee selected Merrill Lynch as its financial advisor because of Merrill Lynch’s qualifications, expertise and reputation. Under the terms of its engagement, Merrill Lynch will receive a fee from the Company for its services, a significant portion of which is contingent upon either the end of the “go-shop” period pursuant to the Agreement or the consummation of the merger or another transaction whereby a person acquires control of the Company. In addition, the Company has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. In the ordinary course of its business, Merrill Lynch may actively trade the common stock of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Merger Consideration to be paid per share was determined through negotiations between the special committee, ValueAct Capital and Silver Lake and was recommended by the special committee for approval by the board of directors and was approved by the board of directors (with the director affiliated with ValueAct Capital taking no part in the deliberations or the vote). Merrill Lynch provided advice to the special committee during these negotiations. The opinion and financial analyses of Merrill Lynch were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee with respect to the merger or the Merger Consideration. Merrill Lynch did not recommend any specific merger consideration to the Company, the special committee or the board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger.

A copy of Merrill Lynch’s written presentation to the special committee and the board of directors will be attached as an exhibit to an amendment to the Schedule 13E-3 that will be filed with the SEC in connection with the merger. The written presentation will also be available for any interested Company stockholder (or any representative of the stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentation at the office of, or obtain it by mail from, the SEC. See “Where You Can Find Additional Information,” beginning on page 115.

Financing

The total amount of consideration required to complete the merger and the related transactions, including repaying Acxiom’s existing debt and payment of fees and expenses in connection with the merger, is anticipated to be approximately $3 billion. This amount is expected to be provided through a combination of:

•	a new $1,725 million senior secured first lien term loan facility which is described in this section under the subheadings “—Debt Commitment Letter” and “—Senior Secured First Lien Credit Facilities”;

•

a new senior secured second lien credit facility, consisting of a $425 million term loan facility plus the amount utilized to refinance certain existing capital leases, synthetic leases and other secured debt (including the payment of any related fees and/or penalties) not to exceed $45 million with respect to refinancings of synthetic leases and $100 million in the aggregate for all such refinancings, which is described in this section under the subheadings “—Debt Commitment Letter” and “—Senior Secured Second Lien Credit Facility”;

•	an equity investment in Parent of not less than $760.5 million by the Equity Investors, which is described in this section under the subheading “—Equity Financing”; and

•	cash on hand of Acxiom and its subsidiaries.

The following arrangements are in place to provide the necessary financing for the merger, including the payment of related transaction costs, charges, fees and expenses:

Equity Financing

Parent has received equity commitment letters, dated as of May 16, 2007, from ValueAct Capital Master Fund, L.P. and Silver Lake Partners II, L.P. Pursuant to the equity commitment letters, Silver Lake Partners II, L.P. has committed to make a cash equity contribution to Parent of $380.25 million in connection with the proposed merger and ValueAct Capital Master Fund L.P. has committed to contribute $380.25 of equity to Parent in connection with the proposed merger, which obligation may be satisfied through the contribution of cash, shares of our common stock or a combination thereof. The obligation to fund commitments under the equity commitment letters is subject to the prior or simultaneous satisfaction of the conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger under the merger agreement. Each of the equity commitment letters will terminate on the earliest of the consummation of the merger, the valid termination of the merger agreement in accordance with its terms and the collection by the Company or any of its affiliates of any amounts under the limited guarantees described under the section “Limited Guarantees,” beginning on page 90. Each of ValueAct Capital Master Fund, L.P. and Silver Lake Partners II, L.P. is permitted to assign all or any of its obligations under its equity commitment letter to one or more of its affiliates or to any entity managed or advised by its affiliates.

Debt Commitment Letter

Parent has entered into a commitment letter, dated as of May 16, 2007 and amended and restated as of June 19, 2007, which is referred to in this proxy statement as the “debt commitment letter,” with UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. Incorporated, Bank of America, N.A. and Banc of America Securities LLC. Pursuant to, and subject to the terms and conditions of, the debt commitment letter, UBS Loan Finance LLC, Morgan Stanley Senior Funding, Inc. and Bank of America, N.A. (which are referred to in this section as “the arrangers”), as initial lenders, have committed to provide to Merger Sub, and, after the closing of the merger, Acxiom, as the borrower:

•	senior secured first lien credit facilities of up to $1,850 million, consisting of a seven-year $1,725 million term loan facility and a six-year $125 million revolving credit facility; and

•

a senior secured second lien credit facility, consisting of an eight-year $425 million term loan facility plus the amount utilized to refinance certain of Acxiom’s and its subsidiaries’ existing capital leases, synthetic leases and other secured debt (including the payment of any related fees and/or penalties) which amount is not to exceed $45 million with respect to refinancings of synthetic leases and $100 million in the aggregate for all such refinancings.

The commitments to provide the bank financing are subject to customary conditions for financing of this type, including the following:

•	the execution and delivery of all documents required to be delivered under the definitive loan documentation;

•

there not having occurred since December 31, 2006, an Acxiom Material Adverse Effect, which is defined in the debt commitment letter as it is defined in the merger agreement, see “The Merger Agreement—Representations and Warranties,” beginning on page 73.

•

the making of representations by Acxiom as contained in the merger agreement as are material to the interests of the lenders, together with other specific representations and warranties relating to the following: corporate power and authority; due authorization; execution, delivery and enforceability of the loan documentation; Federal Reserve margin regulations; validity, priority and perfection of security interests; status of debt under the applicable credit facility as senior debt; and the Investment Company Act of 1940, as amended;

•

the completion of the acquisition in accordance with the terms of the merger agreement without waiver or amendment thereof in a manner that is material and adverse to the lenders unless consented to by the arrangers;

•	immediately following the Transactions, as defined in the debt commitment letter, no outstanding indebtedness or preferred equity other than as set forth in the debt commitment letter;

•	Merger Sub shall have received the equity financing;

•	receipt of certain financial statements and forecasts with respect to Acxiom and its subsidiaries as described in the debt commitment letter;

•	receipt of customary opinions, certificates and closing documentation;

•	all accrued costs, fees, expenses and other compensation payable to the arrangers, the initial lenders and the agents shall have been paid to the extent due and invoiced reasonably in advance; and

•	perfection of security interests, subject to specified exceptions, and receipt of collateral, in each case as described in the debt commitment letter.

The commitments of the initial lenders under the debt commitment letter will terminate on the earliest to occur of:

•	the date of the effectiveness of the definitive loan documentation;

•	December 28, 2007, if the definitive loan documentation has not been executed and delivered prior to that date; and

•	the date of the termination of the merger agreement.

Since the final terms of the credit facilities have not been agreed upon, the final terms and amounts may differ from those set forth above and below and, in certain cases, such differences may be significant. Except to the extent required by applicable law, Acxiom does not intend to update or otherwise revise any of the terms of the financing included in this proxy statement to reflect circumstances existing after the date when such statements were made or to reflect the occurrence of future events even in the event that any of the statements regarding the financing arrangements are shown to be in error or otherwise no longer appropriate.

Senior Secured First Lien Credit Facilities

General. The senior secured first lien credit facilities include a term loan facility, a revolving credit facility and an incremental facility. The borrower under the senior secured first lien credit facilities will be Merger Sub, initially, and following completion of the merger, Acxiom.

The term loan facility is expected to:

•	have a maximum aggregate principal amount of $1,725 million;

•

be used to finance a portion of the cash purchase price to be paid in the merger and to repay indebtedness of Acxiom and its subsidiaries and to pay fees, commissions and expenses in connection therewith;

•	be secured by a first priority lien and security interest, as described in this section under the subheading “Security”;

•	expire seven years from the date of the initial extension of credit under the senior secured first lien credit facilities, which date is referred to in this section as the “loan closing date;” and

•	amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount, with the balance payable on the maturity date.

The revolving credit facility is expected to:

•	provide for loans in an aggregate amount of up to $125 million;

•	be used to fund Acxiom’s and its subsidiaries’ working capital requirements and other general corporate purposes;

•	permit reborrowing of repaid amounts, up to the maximum aggregate principal amount available for borrowing;

•	be secured by a first priority lien and security interest, as described in this section under the subheading “Security”;

•	include a letter of credit sublimit and a swingline in amounts to be agreed upon in the loan documentation; and

•	have a term of six years from the loan closing date.

The borrower may add one or more incremental first lien term loan facilities and/or increase commitments under the revolving credit facility in an aggregate amount of up to $200 million minus the amount of any incremental facilities under the senior secured second lien credit facility. These incremental facilities will:

•	rank equal in right of payment and security with the other senior secured first lien credit facilities;

•	mature no earlier than the final maturity date of the term loan facility or the revolving credit facility, as the case may be; and

•

in the case of an incremental facility with respect to the term loan facility, have a weighted average life to maturity that is no shorter than the weighted average life to maturity of the loans under the existing term loan facility.

Interest Rates. The loans under the senior secured first lien credit facilities are expected, at the option of the borrower, to bear interest at the following rates:

•	a rate equal to the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by the borrower, plus an applicable margin of 2.25%; or

•

the alternate base rate, which will be the higher of (a) the base rate of interest announced by the administrative agent from time to time as its prime commercial lending rate and (b) the federal funds rate plus 0.50%, in each case plus an applicable margin of 1.25%.

After the borrower’s delivery of financial statements for the first full fiscal quarter following the loan closing, the applicable margin for the revolving credit will be determined by a leverage-based pricing grid to be contained in the final loan documentation.

Other Fees. The revolving credit facility is expected to bear an annual commitment fee of 0.50% on the undrawn portion of that facility, payable quarterly in arrears and, after the borrower’s delivery of financial statements for the first full fiscal quarter following the loan closing, as determined by a leverage-based grid contained in the final loan documentation. Also, a letter of credit fee will be paid to the issuing bank on the aggregate outstanding amounts of letters of credit equal to the applicable margin attributable to the LIBOR-based interest rate described above plus 0.125%.

Prepayments. The borrower may, upon prior notice, prepay borrowings under the senior secured first lien credit facilities, subject to minimum amounts and multiples, at any time in full or in part without premium or penalty which shall be applied in the direct order to the remaining amortization payments under the term loan facility. Any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. The borrower may also voluntarily reduce the unutilized portion of the commitments under the revolving credit facility without premium or penalty. The borrower must prepay first lien term loans with the following amounts (subject to reinvestment rights and other exceptions to be agreed upon), which shall be applied in direct order to the remaining amortization payments under the term loan facility:

•	net cash proceeds from sales or other dispositions of property and assets of Parent and its subsidiaries (excluding, among other things, sales in the ordinary course of business);

•	net cash proceeds from the issuance of debt or preferred stock other than issuances permitted by the loan documentation;

•	net cash proceeds of casualty insurance and condemnation payments; and

•

50% of excess cash flow of the borrower and its subsidiaries as defined in the loan documentation, commencing with payments in 2009 in respect of the fiscal year ended March 31, 2009, subject to step-downs to be contained in the loan documentation.

Notwithstanding the foregoing, any lender under the senior secured first lien credit facility may elect not to accept any mandatory prepayment, in which case the amount payable to such lender shall be offered to prepay the obligations owed under the senior secured second lien credit facility (the lenders under the senior secured second lien credit facility may also elect not to accept any mandatory prepayment, in which case the borrower will be permitted to retain such amounts).

Guarantors. All obligations under the senior secured first lien credit facilities are expected to be fully and unconditionally guaranteed on a joint and several basis by Parent and all of the existing and future direct and indirect material domestic subsidiaries of the borrower, subject to customary exceptions, exclusions and release mechanisms.

Security. All obligations of the borrower and each guarantor under the senior secured first lien credit facilities are expected to be secured by the following:

•

perfected first priority lien on, and pledge of, (a) all of the equity interests of the borrower and each of its existing and future direct and indirect domestic subsidiaries and (b) 65% of the equity interest of each existing and future direct and indirect first-tier foreign subsidiary owned by the borrower or any guarantor;

•	perfected first priority lien on, and security interests in, substantially all of the tangible and intangible assets of the borrower and the guarantors, subject to certain exceptions.

Covenants, Representations and Warranties. The senior secured first lien credit facilities are expected to contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and acquisitions, liens and dividends and other distributions. The senior secured first lien credit facilities are expected to require the borrower to comply with a senior secured leverage ratio if the aggregate amount of any outstanding borrowings or letter of credit reimbursement obligations under the revolving credit facility is in excess of $30 million.

Events of Default. Events of default under the senior secured first lien credit facilities are expected to be subject to materiality levels, default triggers and cure periods, and to be limited to the following: nonpayment, breach of representations and covenants, cross-defaults, loss of lien on collateral, invalidity of guarantees, bankruptcy and insolvency events, judgments, change of ownership or control and events arising under the Employee Retirement Income Security Act of 1974, as amended.

Senior Secured Second Lien Credit Facility

General. The senior secured second lien credit facility includes a term loan facility and an incremental facility. The borrower under the senior secured second lien credit facility will be Merger Sub, initially, and following completion of the merger will be Acxiom. The senior secured second lien credit facility is expected to:

•

have a maximum aggregate principal amount of $425 plus the amount utilized to refinance Acxiom’s and its subsidiaries’ certain existing capital leases, synthetic leases and other secured debt (including payment of any related fees and/or penalties), which amount is not to exceed $45 million with respect to refinancings of synthetic leases and $100 million in the aggregate for all such refinancings (which is referred to in this section as “the additional senior secured second lien facility commitment”);

•

be used to finance a portion of the cash purchase price to be paid in the merger and to repay indebtedness of Acxiom and its subsidiaries and to pay fees, commissions and expenses in connection therewith;

•	be secured by the second priority lien and security interest, described in this section under the subheading “Security”; and

•	expire eight years from the date of the initial extension of credit under the senior secured second lien credit facility, which date is referred to in this section as the “loan closing date.”

The borrower may add one or more second lien incremental term loan facilities in an aggregate amount of up to $200 million minus the amount of any incremental facilities under the senior secured first lien credit facilities. These incremental facilities will:

•	rank equal in right of payment and security with the other senior secured second lien credit facility;

•	mature no earlier than the final maturity date of the senior secured second lien credit facility; and

•	will have a weighted average life to maturity that is no shorter than the weighted average life to maturity of the loans under the existing senior secured second lien credit facility.

Interest Rates. The loans under the senior secured second lien credit facility will, at the option of the borrower, bear interest at the following:

•	equal to the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by the borrower, plus an applicable margin of 5.50%; or

•

the alternate base rate, which will be the higher of (a) the base rate of interest announced by the administrative agent from time to time as its prime commercial lending rate and (b) the federal funds rate plus 0.50%, in each case plus an applicable margin of 4.50%.

The borrower must pay interest in cash; except that with respect to $210 million principal amount of the senior secured second lien credit facility plus 50% of the principal amount of any additional senior secured second lien facility commitment funded on the loan closing date, or the “toggle portion,” the borrower may, until the fourth anniversary of the loan closing date, alternatively elect to pay interest, in each case, quarterly in arrears, on:

•	the entire principal amount outstanding under the senior secured second lien credit facility in cash;

•	the non-toggle portion in cash and the entire toggle portion (including any capitalized interest thereon) by adding such interest to the principal amount of the toggle portion; or

•

the non-toggle portion and 50% of the toggle portion (including any capitalized interest thereon) in cash and the remaining portion of such toggle portion by adding such interest to the principal amount of the toggle portion.

With respect to each interest period for which Borrower has elected to add the interest then due to the principal amount of the outstanding toggle portion, such interest shall be payable at the applicable rate for such interest period as described above plus 0.75%.

Prepayments. After the senior secured first lien credit facilities have been repaid in full and the revolving credit facility commitments thereunder have been terminated, the borrower may, upon prior notice, prepay borrowings under the senior secured second lien credit facility, subject to minimum amounts and multiples, at any time in full or in part without premium or penalty, except that all optional prepayments of the senior secured second lien credit facility must be accompanied by a premium of:

•	during the first year following the loan closing date, 2% of the principal amount thereof;

•	during the second year following the loan closing date, 1% of the principal amount thereof; and

•	thereafter, 0% of the principal amount thereof.

In addition, any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. The borrower must prepay borrowings under the senior secured second lien credit facility with the following amounts (subject to reinvestment rights and other exceptions to be agreed upon), which shall be applied, first, to the term loan facility under the senior secured first lien credit facilities and, second, to the prepayment of the senior secured second lien credit facility:

•	net cash proceeds from sales or other dispositions of property and assets of Parent and its subsidiaries (excluding, among other things, sales in the ordinary course of business);

•	net cash proceeds from the issuance of debt or preferred stock other than issuances permitted by the loan documentation;

•	net cash proceeds of casualty insurance and condemnation payments; and

•

50% of excess cash flow of the borrower and its subsidiaries as defined in the loan documentation, commencing with payments in 2009 in respect of the fiscal year ended March 31, 2009, subject to step-downs to be contained in the loan documentation.

As noted under the heading “—Prepayments” on page 58, any lender under the senior secured second lien credit facility may elect not to accept any mandatory prepayment.

Guarantors. All obligations under the senior secured second lien credit facility are expected to be fully and unconditionally guaranteed on a joint and several basis by each of the guarantors under the senior secured first lien credit facility.

Security. All obligations of the borrower and each guarantor under the senior secured second lien credit facility are expected to be secured by a second priority lien on the assets securing the senior secured first lien credit facilities, such lien being subordinated to the senior secured first lien credit facilities and permitted hedging and treasury management obligations secured equally and ratably with the senior secured first lien credit facilities, which subordination shall be effected through an intercreditor agreement to be agreed upon.

Covenants, Representations and Warranties. The senior secured second lien credit facility is expected to contain customary representations and warranties and customary affirmative and negative covenants that are substantially identical to those contained in the senior secured first lien credit facilities, except that the senior secured second lien credit facilities are to include less restrictive baskets and a debt incurrence test set at less restrictive levels to be agreed.

Events of Default. Events of default under the senior secured second lien credit facility are expected to be substantially identical to those under the senior secured first lien credit facilities, except that a non-payment convent breach prior to acceleration under the senior secured first lien credit facilities or any other indebtedness will not constitute an event of default under the senior secured second lien credit facility.

Purpose and Reasons for the Merger of Parent, Merger Sub and the ValueAct Filers

The purpose of the merger for Acxiom is to enable its unaffiliated stockholders (and the other stockholders of Acxiom to the extent that they receive cash in the merger) to immediately realize the value of their investment in Acxiom through their receipt of the per share merger consideration of $27.10 in cash, without interest, representing a premium of approximately 14.1% to the closing market price of Acxiom’s common stock on May 16, 2007, the last trading day before the public announcement of the proposed merger, and approximately 20.6% to the average closing prices of Acxiom’s common stock for the 30-day period ending on May 16, 2007. For the reasons discussed under “—Recommendations of the Special Committee and the Board of Directors,” “—Reasons for the Special Committee’s Recommendation,” and “—Reasons for the Board’s Recommendation,” the board of directors and special committee have determined that the merger, the merger agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the merger agreement, are fair to, and are advisable, and in the best interests of Acxiom and Acxiom’s stockholders.

The purpose of the merger for the ValueAct Filers is to allow ValueAct Capital and Silver Lake Partners and their respective affiliates to own Acxiom and to reap the rewards and bear the risks of such ownership after Acxiom’s common stock ceases to be publicly traded. The transaction has been structured by the ValueAct Filers as a cash merger in order to provide Acxiom’s current stockholders with cash for their shares of Acxiom common stock and to provide a prompt and orderly transfer of ownership of Acxiom in a single step, without the necessity of financing separate purchases of Acxiom’s common stock in a tender offer or implementing a second-step merger to acquire any shares of common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Purposes, Reasons and Plans for Acxiom after the Merger

The Investor Group has advised Acxiom that, following the consummation of the merger, it intends that Acxiom will continue its current operations, except that Acxiom will cease to be an independent public company and will instead be a subsidiary of Parent and its common stock will cease to be publicly traded. Following the consummation of the merger, the registration of Acxiom’s common stock and Acxiom’s reporting obligation under the Exchange Act with respect to our common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, Acxiom common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Acxiom will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

The Investor Group has further advised Acxiom that it does not have any specific plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving

Acxiom’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, the Investor Group and Acxiom’s management expect to continuously evaluate and review Acxiom’s business and operations following the merger and may develop new plans and proposals that they consider appropriate to maximize the value of Acxiom. The Investor Group expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Effects of the Merger

If the merger is consummated, Merger Sub will be merged with and into Acxiom, with Acxiom continuing as the surviving corporation and a subsidiary of Parent.

Upon the consummation of the merger, each share of Acxiom common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of Acxiom or by its wholly owned subsidiaries, owned by Parent or Merger Sub immediately prior to the effective time of the merger, or held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $27.10 in cash, without interest. Upon consummation of the merger, all outstanding options to purchase shares of Acxiom common stock outstanding and not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Acxiom common stock underlying the options multiplied by the amount (if any) by which $27.10 exceeds the option exercise price, without interest and less any applicable withholding taxes. Unless otherwise agreed between a holder and Parent, all shares of Acxiom restricted stock or restricted stock units outstanding will vest in full and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or restricted stock units multiplied by $27.10, without interest and less any applicable withholding taxes. Each outstanding warrant exercisable for shares of Acxiom common stock granted and not exercised prior to the merger shall be converted into the right to receive, upon the valid exercise thereof, a cash payment equal to the number of shares of Acxiom common stock underlying the warrants multiplied by the amount, if any, by which $27.10 exceeds the warrant exercise price, without interest and less any applicable withholding taxes, if any. Acxiom will take all actions necessary so that the Acxiom 2005 Stock Purchase Plan will terminate immediately prior to the closing of the merger.

Following the merger, Acxiom will become a subsidiary of Parent. Parent will be a privately held limited liability company owned by the Equity Investors.

If the merger is completed, Acxiom stockholders who are not the Equity Investors will have no interests in Acxiom’s net book value or net earnings after the merger. The table below sets forth the direct and indirect interests in Acxiom’s book value and net earnings of ValueAct Capital prior to and immediately following the merger, based on Acxiom’s net book value as of March 31, 2007, and net income of Acxiom for the twelve months ended March 31, 2007. Following the merger, the entire interest in Acxiom’s net book value and net income will be held directly or indirectly by ValueAct Capital and the other Equity Investors and any additional investors permitted by them.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$ in thousands	%	$ in thousands	%	$ in thousands	%	$ in thousands	%
ValueAct Capital Master Fund, L.P.	$67,044	12.9%	$9,098	12.9%	$260,656	50%	$35,370	50%

(1)	Based upon the beneficial ownership as of June 12, 2007, and Acxiom’s net book value at March 31, 2007 and net income for the twelve months ended March 31, 2007.
(2)	Based upon (a) the agreed upon equity investments and the expected ownership of Parent after the merger and (b) Acxiom’s net book value at March 31, 2007 and net income for the twelve months ended March 31, 2007, and without giving effect to any additional indebtedness to be incurred in connection with the merger.

A primary benefit of the merger to Acxiom’s stockholders who are not Equity Investors will be the right of such stockholders to receive a cash payment of $27.10, without interest, for each share of Acxiom common stock held by such stockholders as described above, approximately a 14.1% premium over the closing market price of Acxiom common stock on May 16, 2007, the last trading day preceding the public announcement of the proposed transaction, and premium of approximately 20.6% to the average closing prices of Acxiom’s common stock for the 30-day period ending on May 16, 2007. Additionally, such stockholders will avoid the risk of any possible decrease in the future earnings, growth or value of Acxiom following the merger.

The primary detriments of the merger to such stockholders include the lack of an interest of such stockholders in the potential future earnings or growth of Acxiom. Additionally, the receipt of cash in exchange for shares of Acxiom common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

Acxiom’s common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Select Market under the symbol “ACXM.” As a result of the merger, Acxiom, as the surviving corporation, will become a privately held corporation, and there will be no public market for its common stock. After the merger, Acxiom common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. In addition, registration of Acxiom common stock under the Exchange Act will be terminated.

At the effective time of the merger, the directors and officers of Merger Sub will become the directors of the surviving corporation. The Investor Group has not yet informed Acxiom who will become the directors and officers of the surviving corporation. The certificate of incorporation will be amended as set forth in Exhibit D to the merger agreement and will become the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation.

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and the board of directors with respect to the merger, you should be aware that certain officers and directors of Acxiom have interests in the transaction that are different from, and/or in addition to, the interests of Acxiom’s stockholders generally. Acxiom’s board of directors and the special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and unanimously recommend (with the director affiliated with ValueAct Capital taking no part in the deliberation or the vote) that Acxiom’s stockholders vote in favor of adopting the merger agreement.

Interests of ValueAct Capital and its Managing Partners and Other Affiliates

ValueAct Capital currently is the beneficial owner of 10,329,711 shares of Acxiom common stock, which amounts to approximately 12.9% percent of the outstanding shares of Acxiom common stock. Shares reported as beneficially owned by ValueAct Capital also may be deemed to be beneficially owned by (1) VA Partners, LLC, as general partner of ValueAct Capital, (2) ValueAct Capital Management, L.P. as the manager of ValueAct Capital, (3) ValueAct Capital Management, LLC as general partner of ValueAct Capital Management, L.P. and (4) Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. as managing members of VA Partners, LLC and ValueAct Capital Management, LLC. As such, VA Partners, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin may be deemed the beneficial owners of an aggregate of 10,329,711 shares of Acxiom common stock, representing approximately 12.9% percent of the outstanding Acxiom common stock. Each of these persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

At the effective time of the merger, ValueAct Capital is expected to indirectly own up to 50 percent of the shares of our common stock through its ownership of Parent. See “—Effects of the Merger.”

Jeffrey W. Ubben’s Relationship with ValueAct Capital

Mr. Ubben has served as a member of our board of directors since August 2006 and is the co-founder and managing partner of ValueAct Capital.

Treatment of Existing Stock Options, Restricted Stock and Restricted Stock Units

Upon the consummation of the merger, all of our equity compensation awards (including awards held by our directors and executive officers) will be subject to the following treatment, except as otherwise agreed by a holder or participant and Parent or except with respect to options held by employees of the Company in the United Kingdom which will be exercised or canceled as determined by Company and Parent in accordance with local law and the terms of the applicable stock plan:

•

all stock options granted under any of our employee or director equity plans, whether vested or unvested, will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Acxiom common stock underlying such options multiplied by the amount (if any) by which $27.10 exceeds the option exercise price, without interest and less any applicable withholding tax; and

•

all shares of restricted stock or restricted stock units granted under our 2005 Equity Compensation Plan will vest in full and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or shares of Acxiom common stock underlying restricted stock units, multiplied by $27.10, without interest and less any applicable withholding tax.

See “The Merger Agreement—Treatment of Stock Options and Other Awards,” beginning on page 72, for a more complete description of the treatment of the relevant plans under which such stock options and other stock-based awards were issued.

The table below sets forth, as of June 12, 2007, for each of our directors, executive officers, and for such persons as a group:

•	the number of stock options (both vested and unvested) with exercise prices of $27.10 per share or less held by such persons;

•	the cash payment that may be made in respect of such stock options upon consummation of the merger;

•	the number of shares of restricted stock and shares underlying restricted stock units; and

•	the aggregate cash payment that will be made in respect of shares of restricted stock and shares underlying restricted stock units upon consummation of the merger.

	Options					Restricted Stock or Restricted Stock Units
	Vested Options	Weighted Average Exercise Price of Vested Options	Unvested Options	Weighted Average Exercise Price of Unvested Options	Resulting Consideration (net of exercise price)	Unvested Shares or Units	Resulting Consideration	Total Consideration
Directors
William T. Dillard II	5,400	$16.26	—	—	$58,531.00	—	—	$58,531.00
Michael J. Durham	—	—	—	—	—	—	—	—
Mary L. Good	—	—	—	—	—	—	—	—
Ann Die Hasselmo	5,400	$16.26	—	—	$58,531.00	—	—	$58,531.00
William J. Henderson	5,400	$16.26	—	—	$58,531.00	—	—	$58,531.00
Thomas F. (Mack) McLarty, III	5,400	$16.26	—	—	$58,531.00	—	—	$58,531.00
Stephen M. Patterson	5,400	$16.26	—	—	$58,531.00	—	—	$58,531.00
Jeffrey W. Ubben	—	—	—	—	—	—	—	—
R. Halsey Wise	—	—	—	—	—	—		—
Executive Officers
Cindy K. Childers	68,968	$23.70	—	—	$234,475.92	15,000	$406,500.00	$640,975.92
C. Alex Dietz	219,536	$20.81	—	—	$1,381,169.45	—	—	$1,381,169.45
L. Lee Hodges	270,706	$20.73	—	—	$1,723,598.84	30,000	813,000.00	$2,536,598.84
Richard K. Howe	115,000	$22.68	60,000	$25.00	$634,750.00	18,750	$508,125.00	$1,142,875.00
Jerry C. Jones	266,089	$21.10	—	—	$1,595,536.66	15,000	406,500.00	$2,002,036.66
Rodger S. Kline*	374,994	$19.66	—	—	$2,788,828.81	—	—	$2,788,828.81
Charles D. Morgan*	352,973	$22.79	—	—	$1,521,602.31	—	—	$1,521,602.31
Martin D. Sunde	25,000	$19.06	100,000	$25.00	$411,000.00	18,750	$508,125.00	$919,125.00
Christopher W. Wolf	—	—	—	—	—	—	—	—
James T. Womble	322,756	$19.81	—	—	$2,351,977.15	—	—	$2,351,977.15
All directors and executive officers as a group (19 people)	2,043,022	$21.23	160,000	$25.00	$12,935,594.14	97,500	$2,642,250.00	$15,577,844.14

*	This person is an executive officer and a director of the Company.

Indemnification and Insurance

For a period of six years from the effective time of the merger, the organizational documents of the surviving corporation shall contain provisions no less favorable with respect to indemnification and advancement of expenses for directors and officers and exculpation of directors than existed in Acxiom’s organizational documents as of immediately prior to the date of the merger agreement. Further, for a period of six years from the effective time of the merger, Parent will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Acxiom and its subsidiaries or cause the surviving corporation to purchase an insurance policy with terms no less advantageous than is provided in Acxiom’s existing insurance policy.

The indemnification and insurance provisions of the merger agreement are more fully described under “The Merger Agreement—Indemnification and Insurance,” beginning on page 87.

Special Committee Compensation

The board of directors approved an initial fee of $15,000 per special committee member, and an additional fee of $15,000 for the chair of the special committee, for the first 30-day period that each such committee member served on the special committee. The board of directors has not yet set the compensation for the special committee following such 30-day period. Compensation of the special committee members was not and is not contingent on the special committee approving or recommending the merger or any other strategic alternative or the consummation of the merger or any other strategic alternative.

The Acxiom board of directors considered, among other things, the complexities inherent in the strategic financial alternatives to be considered and the time expected to be required by the special committee members and chairman, the need for the special committee to evaluate a variety of matters and the publicly-reported compensation of the special committees of the boards of other companies.

Change in Control Arrangements/Agreements with Management

The board of directors has approved the execution of executive security agreements between Acxiom and certain of its key associates, including the named executive officers listed in the compensation tables above. Payments under these agreements will be triggered if an associate is terminated (other than for cause) within the three-year period following a change of control, or if he or she resigns for good reason, e.g., a demotion, reduction in salary, relocation, significant change in responsibilities, etc. The amount payable to an individual is 2.99 times annual compensation if terminated in the first year after a change of control; two times annual compensation if terminated in the second year after a change of control; or one times annual compensation if terminated in the third year after a change of control.

Arrangements with Respect to Parent Following the Merger

As of the date of this proxy statement, none of our executive officers who has plans or is expected to remain with Acxiom following the merger has entered into any arrangement, agreement or understanding with the Investor Group or their affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or the surviving corporation. Parent has informed us, however, that it is Parent’s intention to retain members of our existing management team with the surviving corporation after the merger is completed, and in that connection, we believe that these persons are likely to enter into new arrangements with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, Parent or the surviving corporation. Parent has not yet determined which members of management will have an opportunity to make an equity investment in Parent or the surviving corporation. It is anticipated that any such equity investment may be made by paying cash for shares of the surviving corporation or for an equity interest in Parent, by contributing shares of our common stock to Parent in exchange for an equity interest in Parent or the surviving corporation, or by not exercising outstanding options or restricted stock units and having them converted into options or restricted stock units with respect to Parent or the surviving corporation. Parent has also informed us that it intends to set up equity-based incentive compensation plans for management of the surviving corporation. All of the foregoing matters are subject to negotiation and no terms, conditions or understandings have been finalized.

Material U.S. Federal Income Tax Consequences

The following discusses, subject to the limitations stated below, the material U.S. federal income tax consequences of the merger to U.S. holders of our common stock whose shares of our common stock are converted into the right to receive cash in the merger (whether upon the receipt of the merger consideration or pursuant to the proper exercise of appraisal rights), as well as the material U.S. federal income tax consequences of the merger to Acxiom. Non-U.S. holders of our common stock may have different tax consequences than those described below and are urged to consult their tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable current U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

U.S. Holders

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Acxiom common stock that is:

•	an individual citizen resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

The U.S. federal income taxes of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holding our common stock will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their own tax advisors.

This discussion assumes that you hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, partnerships (including any entity treated as a partnership for U.S. federal income tax purposes), non-U.S. persons, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements or stockholders who hold (actually or constructively) an equity interest in Parent or the surviving corporation after the merger). In addition, the discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to you. We urge you to consult your own tax advisor to determine the particular tax consequences to you, including the application and effect of any state, local or non-U.S. income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

The receipt of cash in the merger (whether as merger consideration or pursuant to the proper exercise of appraisal rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign tax laws). In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock and

•	the U.S. holder’s adjusted tax basis in such common stock.

Such gain or loss will be capital gain or loss, and, will be long-term capital gain or loss if the holding period in our common stock surrendered in the merger (or pursuant to the exercise of appraisal rights) is greater than one year as of the date of the merger. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. Certain U.S. holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. If you acquired different blocks of our common stock at different times and different prices, you must calculate your gain or loss and determine your adjusted tax basis and holding period separately with respect to each block of our common stock. If a court awards interest with respect to shares for which appraisal rights have been properly exercised, such interest will be recognized as such in accordance with the dissenting holder’s regular method of tax accounting.

Under the Code, as a U.S. holder of our common stock, you may be subject to information reporting on the cash received in the merger, unless an exemption applies. Backup withholding also may apply (currently at a rate of 28%) with respect to the amount of cash received in the merger (or pursuant to the exercise of appraisal rights), unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner. Each U.S. holder should consult its own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Acxiom

Under general U.S. federal income tax principles, the merger should not be a taxable event in which gain is recognized by Acxiom for U.S. federal income tax purposes. The merger will cause an “ownership change” of Acxiom for purposes of Section 382 of the Code. As a result, Acxiom’s use of pre-merger tax net operating losses, credits and certain other tax attributes will be subject to limitations following the merger.

Estimated Fees and Expenses

In general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses, provided, however, that the parties shall each pay 50% of the filing fee payable in connection with the submission of the Notification and Report Form relating to the merger agreement under the HSR Act.

If the merger agreement is terminated under certain circumstances described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 86, Acxiom has agreed to pay Parent all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its affiliates), up to $10 million in the aggregate incurred by Parent, Merger Sub or the Investor Group or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the financing and all other matters related to the merger, credited in certain circumstances against the $22.25 million termination fee or the $66.75 million termination fee, as applicable, if either such fee becomes payable.

Except as set forth below, Acxiom will not pay any fees or commissions to any broker, dealer or other person in connection with the merger.

The following is an estimate of fees and expenses to be incurred by Acxiom in connection with the merger:

Description	Amount
Financing fees and expenses and other professional fees	$
Financial advisory, legal and accounting fees	$
HSR Act filing fees	$
SEC filing fees		$61,196.38
Printing, proxy solicitation and mailing costs	$
Miscellaneous	$

Total	$

In addition, it is expected that Parent and/or Merger Sub will incur approximately $• million of legal and other advisory fees and costs in connection with the merger and the financing of the merger.

These expenses will not reduce the merger consideration to be received by Acxiom’s stockholders.

Regulatory Approvals

The following discussion summarizes the material regulatory requirements that we believe relate to the merger, although we may determine that additional consents from or notifications to governmental agencies are necessary or appropriate.

In the merger agreement, the parties have agreed to cooperate with each other to make all filings with governmental authorities and to obtain all governmental approvals and consents necessary to consummate the merger, subject to certain exceptions and limitations. It is a condition to the consummation of the merger that required governmental consents and approvals shall have been obtained before the effective date of the merger.

United States Antitrust Considerations. Under the HSR Act, we cannot complete the merger until we have submitted certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and satisfied the statutory waiting period requirements. Both Acxiom and ValueAct Capital made the necessary initial filings under the HSR Act on June 13, 2007. Early termination of the applicable waiting period under the HSR Act was granted on June 22, 2007. Even, after clearance under the HSR Act, nothing prevents the Department of Justice or the Federal Trade Commission from later challenging the merger on antitrust grounds.

Other Regulatory Matters. The merger may also be subject to review under the antitrust laws of foreign jurisdictions, including Germany. To the extent applicable, the parties intend to file any required notifications under such foreign antitrust laws and observe any applicable waiting periods.

Except as noted above with respect to the required filings under the HSR Act and the antitrust laws of any applicable foreign jurisdiction and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Accounting Treatment

The merger is intended to be accounted for as a purchase under U.S. generally accepted accounting principles. Accordingly, it is expected that the basis of Acxiom in its assets and liabilities will be adjusted to fair market value on completion of the merger, including the establishment of goodwill.

Delisting and Deregistration of Acxiom Common Stock

If the merger is completed, Acxiom common stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of Acxiom common stock.

Litigation Related to the Merger

In late-May 2007, two separate plaintiffs filed putative class action lawsuits in the Circuit Court, State of Arkansas, County of Pulaski concerning the proposed acquisition of Acxiom by entities affiliated with ValueAct

Capital and Silver Lake Partners in which the plaintiffs seek, among other things, an order of the court that would prevent the consummation of the merger and direct defendants to obtain a transaction in the best interests of Acxiom’s stockholders; a declaration that the merger is unlawful and unenforceable; a constructive trust; and attorneys’ and experts’ fees. The putative class action lawsuits are captioned: (i) Levy Investments Ltd. v. Acxiom Corporation, Charles D. Morgan, Rodger S. Kline, William T. Dillard II, Mary L. Good, Ann Die Hasselmo, William J. Henderson, Thomas F. McLarty III, Stephen M. Patterson, Michael J. Durham, Jeffrey W. Ubben, R. Halsey Wise, ValueAct Capital, and Silver Lake Partners, Index No. 07-6571 (May 22, 2007); and (ii) Arnold Footle v. Acxiom Corporation, Charles D. Morgan, Rodger S. Kline, William T. Dillard II, Mary L. Good, Ann Die Hasselmo, William J. Henderson, Thomas F. McLarty III, Stephen M. Patterson, Michael J. Durham, Jeffrey W. Ubben, and R. Halsey Wise, Index No. 07-6947 (May 30, 2007). One or both of the complaints allege, among other things, that certain of the Company’s directors breached their fiduciary duties in connection with the proposed sale of the Company; that the proposed purchase price of $27.10 per share is inadequate; that the proposed sale puts the defendants’ personal interests ahead of the interests of Company’s stockholders; that the proposed sale will deny stockholders their right to share in the true value of the Company; that the terms of the proposed acquisition are purportedly designed to skew the sales process in favor of ValueAct Capital and Silver Lake Partners; that the directors have failed to take steps to protect stockholders against alleged conflicts of interest resulting from the directors’ interrelationships or connection with the proposed acquisition; and that Acxiom, ValueAct Capital and Silver Lake Partners aided and abetted the alleged breaches of the directors’ fiduciary duties. Acxiom intends to defend these lawsuits vigorously. Additional lawsuits could be filed, and the allegations in the above lawsuit may be amended.

Provisions for Unaffiliated Security Holders

No provision has been made to grant Acxiom’s stockholders, other than the Equity Investors, access to the corporate files of Acxiom, or any other party to the merger agreement, or to obtain counsel or appraisal services at the expense of Acxiom or any other such party.

THE MERGER AGREEMENT

The Merger

This section describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A and incorporated by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

In reviewing the merger agreement, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual information about Acxiom or the other parties to the merger agreement. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about Acxiom may be found elsewhere in this proxy statement and Acxiom’s other public filings. See “Where You Can Find Additional Information” beginning on page 115.

Structure of the Merger

The merger agreement provides for the merger of Merger Sub with and into Acxiom, with Acxiom continuing as the surviving corporation and a direct subsidiary of Parent. As the surviving corporation, Acxiom will continue to exist following the merger.

Each of the certificate of incorporation and bylaws of Acxiom will be amended in their entirety pursuant to the merger agreement and will be the certificate of incorporation and bylaws of the surviving corporation. Unless otherwise determined by Parent prior to the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the surviving corporation, or until their earlier death, resignation or removal, or as otherwise provided by applicable law. Unless otherwise determined by Parent prior to the effective time of the merger, the officers of Acxiom immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the surviving corporation, or until their earlier death, resignation or removal, or as otherwise provided by applicable law.

We, Parent or Merger Sub may terminate the merger agreement prior to the consummation of the merger in some circumstances, whether before or after the adoption by our stockholders of the merger agreement. Additional details on termination of the merger agreement are described in “—Termination of the Merger Agreement” beginning on page 85.

Effective Time

The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement and the other conditions described under “—Conditions to the Merger” are satisfied or waived.

Unless otherwise agreed by the parties to the merger agreement, the parties are required to close the merger no later than the second business day after the satisfaction or waiver of the conditions to closing, provided however that Parent and Merger Sub are not required to cause the merger to be consummated during the period from August 25, 2007 through and including September 14, 2007.

Merger Consideration

As of the effective time of the merger, each share of Acxiom common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled, retired and cease to exist and will automatically be converted into the right to receive $27.10 in cash, without interest and less any required withholding taxes, other than shares of Acxiom common stock held:

•	in treasury or held by Acxiom, which shares will be canceled, retired and cease to exist without conversion or payment;

•	by any wholly-owned subsidiary of Acxiom, which shares will remain outstanding;

•

by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, including shares that are acquired by Parent immediately prior to the effective time of the Merger pursuant to equity rollover commitments or other arrangements with stockholders of the Company, if any, which shares will be canceled, retired and cease to exist without conversion or payment; and

•	by holders who have properly demanded and perfected and have not timely withdrawn demand for their appraisal rights with respect to such shares of Acxiom common stock.

After the effective time of the merger, each holder of a certificate formerly representing shares of Acxiom common stock (other than shares of Acxiom common stock for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares of Acxiom common stock, except for the right to receive the per share merger consideration. See “Rights of Appraisal” beginning on page 92.

Treatment of Stock Options and Other Awards

Restricted Stock; Restricted Stock Units. If the merger is completed, and unless agreed otherwise between a holder and Parent, all shares of restricted stock or restricted stock units granted under our 2005 Equity Compensation Plan will vest in full and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or shares of Acxiom common stock underlying restricted stock units, multiplied by $27.10, without interest and less any applicable tax withholding.

Stock Options. If the merger is completed, and unless agreed otherwise between a holder and Parent or with respect to stock options held by employees of the Company in the United Kingdom, all unexercised stock options granted under any of our employee or director equity plans, including options assumed in prior acquisitions, whether vested or unvested, will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Acxiom common stock underlying such options multiplied by the amount (if any) by which $27.10 exceeds the option exercise price, without interest and less any applicable tax withholding. Stock options held by employees of the Company in the United Kingdom will be exercised or canceled as determined by Company and Parent in accordance with local law and the terms of the applicable stock plan.

Company Warrants. Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, each Company Warrant that is outstanding as of immediately prior to the effective time will remain outstanding as of the effective time and thereupon be converted into the right to receive, upon the valid exercise thereof in accordance with the terms thereof, an amount in cash, if any, equal to the number of shares of Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the effective time multiplied by the amount (if any) by which $27.10 exceeds the exercise price, without interest and less any applicable withholding taxes.

Employee Stock Purchase Plan. Acxiom will take all actions necessary pursuant to the terms of the Acxiom 2005 Stock Purchase Plan to (i) shorten each purchase and/or offering period that would otherwise extend beyond the effective time of the merger, (ii) preclude the purchase under the plan on or after the date of the merger agreement of an aggregate number of shares of Acxiom common stock in excess of 16,666 during any monthly offering period (other than the monthly offering period in which occurs the date of the merger agreement) and (iii) preclude the commencement of any new purchase and/or offering period that will extend beyond the closing date of the merger. Acxiom will take all actions necessary so that the 2005 Stock Purchase Plan will terminate immediately prior to the effective time of the merger.

Exchange and Payment Procedures

Before the merger is effective, Parent will select a bank or trust company reasonably acceptable to Acxiom to act as payment agent and make payment of the per share merger consideration as described above. At or prior to the effective time of the merger, Parent will deposit with the payment agent the cash sufficient to pay the per share merger consideration to the equity holders entitled to receive such consideration.

As of the effective time of the merger and following conversion into the right to receive the per share merger consideration, we will close our stock transfer books. After that time, there will be no further transfer of shares of Acxiom common stock on such transfer books.

Promptly following the effective time of the merger, the surviving corporation will cause the payment agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the per share merger consideration. The payment agent will pay you your per share merger consideration after you have (1) surrendered your stock certificates to the payment agent (or, if such shares of Acxiom common stock are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Acxiom common stock on a book-entry account statement) and (2) provided to the payment agent your duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by Parent. Interest will not be paid or accrue in respect of the per share merger consideration. The surviving corporation will reduce the amount of any per share merger consideration paid to you by any required withholding taxes. You should not forward your stock certificates to the payment agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy card.

If any cash deposited with the payment agent is not claimed within six months following the closing of the merger, such cash will be returned to the surviving corporation upon demand, and after such transfer, any stockholders of Acxiom who have not properly surrendered their stock certificates may look only to the surviving corporation for payment of the per share merger consideration.

If you have lost your certificate, or if it has been stolen or destroyed, if required by the surviving corporation, you will be required to provide an affidavit to that fact and post a bond in a reasonable amount that the surviving corporation directs as indemnity against any claim that may be made against Parent, the payment agent or the surviving corporation in respect of such certificate.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosures to stockholders or used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

The merger agreement contains various representations and warranties between Acxiom, on the one hand, and Parent and Merger Sub, on the other hand, that are subject, in some cases, to specified exceptions and qualifications. These representations and warranties, which are substantially reciprocal, relate to, among other things:

•	corporate organization, existence and good standing (including, as to Acxiom, with respect to its subsidiaries);

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated thereby;

•

the absence of violations of, or conflicts with, governing documents (including, as to Acxiom, with respect to its subsidiaries) or applicable law as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of legal proceedings and governmental orders that would prevent or delay the merger;

•	the absence of undisclosed brokers’ fees; and

•	the accuracy of information supplied for use in this proxy statement and other filings made with the SEC in connection with the transactions contemplated by the merger agreement.

The merger agreement also contains various representations and warranties made by Acxiom to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. These representations and warranties relate to, among other things:

•	the required vote of Acxiom’s stockholders in connection with the adoption of the merger agreement;

•	subsidiaries;

•	capital structure;

•	SEC filings and the financial statements contained therein;

•	disclosure controls and procedures;

•	internal accounting controls;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events since December 31, 2006;

•	material contracts;

•	real property and leasehold matters;

•	title to personal property and assets;

•	intellectual property matters;

•	tax matters;

•	employees benefit plans and employment and labor matters;

•	the possession of governmental authorizations and compliance with applicable law;

•	environmental matters;

•	litigation;

•	insurance matters;

•	the absence of certain related party transactions or agreements with affiliates;

•	the fairness opinions received from Stephens and Merrill Lynch;

•	the inapplicability of Acxiom’s stockholder rights agreement inapplicable to the transactions contemplated by the merger agreement; and

•	the inapplicability of anti-takeover statutes to the transactions contemplated by the merger agreement.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub to Acxiom that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the ownership by Parent and Merger Sub of shares of Acxiom common stock and the inapplicability of Delaware law restricting business combinations involving interested stockholders;

•	the limited activities and liabilities of Parent and Merger Sub;

•	the financing commitments and the guarantee by the Investor Group of Parent’s obligations under the merger agreement; and

•	the solvency of the surviving corporation following consummation of the merger.

Many of our representations and warranties are qualified by a Material Adverse Effect standard. For purposes of the merger agreement, “Material Adverse Effect” is defined to mean any change, effect, event, circumstance or development, individually or in the aggregate, that has had, or would reasonably be expected to have, a materially adverse effect on the business, operations, financial condition or results of operations of Acxiom and our subsidiaries, taken as a whole, other than:

•	changes in general economic, financial market or political conditions;

•	changes in general conditions in the industries in which we and our subsidiaries conduct business;

•	any conditions arising out of acts of terrorism or war, weather conditions or other force majeure events;

•

the announcement of the merger agreement or the pendency or consummation of the merger, including the loss or departure of officers or other employees or negative developments in our relationships with customers or other business partners;

•	actions taken, or failure to take action, which Parent has approved, consented to or requested in writing;

•	changes in law or in generally accepted accounting principles or the interpretation of such accounting principles;

•	changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself;

•

any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Material Adverse Effect may be considered in determining whether there is a Material Adverse Effect); and

•	any legal proceedings by stockholders of the Company arising out of or related to the merger agreement or any of the transactions contemplated thereby;

except in the case of the first three bullets above, to the extent that such conditions referred to therein have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which we operate.

Conduct of Business Prior to Closing

We have agreed in the merger agreement that, until the consummation of the merger, except as contemplated by the merger agreement or approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times prior to the earlier of termination of the merger agreement and the effective time, each of the Company and each of our subsidiaries will:

•	carry on its business in the ordinary course in all material respects and in compliance in all material respects with all applicable laws;

•

use reasonable efforts, consistent with past practices, to ensure that each of the Company and each of our subsidiaries preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all persons having business relationships with the Company or any of our subsidiaries; and

•

keep in full force and effect (with the same scope and limits of coverage), and/or seek appropriate renewals of, all insurance policies in effect as of the date of the merger agreement covering all material assets of each of the Company and each of our subsidiaries.

We have also agreed that, until the consummation of the merger, except as contemplated by the merger agreement or approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), we and our subsidiaries will not:

•	adopt any change in our or our subsidiaries’ organizational or governing documents;

•

issue, sell, deliver or agree or commit to issue, sell or deliver any of our securities, or our subsidiaries securities, or rights to acquire such securities, except for (A) the issuance and sale of shares of common stock pursuant to options outstanding prior to the date of the merger agreement, and (B) grants of options to purchase up to 200,000 shares in the aggregate to newly hired employees or recently promoted employees (other than officers) in the ordinary course of business consistent with past practice, with a per share exercise price that is no less than the then-current market price of a share of Company common stock;

•	directly or indirectly acquire, repurchase or redeem any of our or our subsidiaries’ securities;

•

(A) split, combine or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for cash dividends made by any direct or indirect wholly-owned subsidiary of the Company to the Company or any of our subsidiaries;

•

propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of our subsidiaries, except for the transactions contemplated by this merger agreement;

•

except for intercompany transactions between the Company and any wholly-owned subsidiaries or between wholly-owned subsidiaries of the Company, lend money to any person or incur, prepay or guarantee any indebtedness, enter into any “keep well” or other arrangement to maintain the financial condition of any Person having the same economic effect or mortgage or pledge any of its or our subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon, except that the Company may (A) make routine borrowings in the ordinary course of business and consistent with past practices under agreements or arrangements in effect on the date of the merger agreement or incur debt in the ordinary course of business under lines of credit or other credit facilities in effect on the date of the merger agreement or enter into capital leases or operating leases in the ordinary course of business and consistent with past practices, (B) make ordinary travel or other advances in the ordinary course of business in accordance with the Company’s policies or practices in effect on the date of the merger agreement, (C) make loans or advances to direct or indirect wholly-owned subsidiaries in the ordinary course of business and consistent with past practices, (D) prepay indebtedness with no prepayment penalty up to $1,000,000 in the aggregate in the ordinary course of business and consistent with past practices, or (E) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person not in excess of $5 million individually or $15 million in the aggregate in the ordinary course of business and consistent with past practices;

•

except as may be required by applicable law, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, except in any such case in the ordinary course of business and consistent with past practices in connection with any new employee hires or the promotion of any employees, or (B) increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by any plan or arrangement as in effect as of the merger agreement, except in any such case in the ordinary course of business and consistent with past practices in connection with any new employee (other than any director or officer) hires or the promotion of any employees (other than any directors or officers);

•

commence, compromise, settle any pending or threatened material legal proceeding which would or may reasonably be expected to expose the Company or any of our subsidiaries to any liability in excess of $5,000,000 or the settlement of which includes any obligation (other than the payment of money) to be performed by the Company or any of our subsidiaries following the effective time that is, individually or in the aggregate, material to the Company and our subsidiaries, taken as whole;

•

except as may be required as a result of a change in applicable law or in U.S. generally accepted accounting practices, make any change in any of the accounting principles or practices used by us or revalue any of our assets;

•

(A) make or change any material tax election, (B) settle or compromise any material income tax liability, (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes, or (D) adopt a material change of any tax accounting method, except as required by law;

•	acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest therein in excess of $15 million individually or $25 million in the aggregate;

•

purchase, acquire, sell, lease, encumber, mortgage, pledge or otherwise transfer or dispose of any real estate or any interest therein (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect as of the date of the merger agreement;

•	make capital expenditures in excess of 110% of the amount of capital provided for in the Company’s budget for the remaining fiscal year 2008;

•

acquire, lease or license any right or other asset from any other person or sell, transfer or otherwise dispose of, or lease or license, any right or other asset to any other person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

•

except in the ordinary course of business, enter into or become bound by, or permit any of the assets owned or used by us to become bound by, any contract that is material to us, or amend or terminate, or waive or exercise any material right or remedy under, any contract that is material to us or any contract that would be a material to us if entered into prior to the date of the merger agreement;

•

enter into or renew or extend any agreements or arrangements that limit or otherwise restrict the Company or any of our subsidiaries or any successor thereto, or that would, after the effective time, limit or restrict the Company or any of our subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area;

•

terminate, cancel, amend or modify any material insurance policy maintained by us covering the Company or any of our subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

•

(A) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $1,000,000 in the aggregate, other than in the ordinary course of business and consistent with past practice, (B) cancel any indebtedness for borrowed money in excess of $1,000,000 in the aggregate, (C) waive or assign any claims or rights of substantial value, or (D) waive any material benefits of, or agree to modify in any material respect, or materially fail to enforce, or consent to any material matter with respect to which consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of our subsidiaries is a party;

•

take any actions or omit to take any actions that would or would be reasonably likely to (A) result in any of the conditions to the consummation of the merger not being satisfied, or (B) materially impair the ability of the Company or Merger Sub to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

•	enter into any license with respect to the Company’s intellectual property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practices;

•	permit any material item of the Company’s intellectual property to become abandoned, cancelled, invalidated or dedicated to the public;

•	enter into any new line of business not reasonably related to any current line of business;

•

enter into any material contract, agreement or arrangement to the extent consummation of the transactions contemplated by the merger agreement or compliance by the Company with the provisions of the merger agreement could reasonably be expected to result in a violation of such contract, agreement or arrangement;

•	take any action intended to result in any of the representations or warranties of the Company in the merger agreement being untrue in any material respect;

•	enter into a material written and legally binding agreement with a taxing authority relating to taxes;

•

sell, assign, transfer or otherwise convey, or abandon or permit to be dedicated to the public domain any material item of the Company’s owned intellectual property, other than in the ordinary course of business; or

•	enter into a contract or otherwise make a commitment to do any of the foregoing.

Restrictions on Solicitation of Other Offers

The merger agreement provides that, until 12:01 a.m. (Eastern Time) on July 16, 2007, we and our subsidiaries and our respective affiliates, directors, officers, employees, investment bankers, attorneys, accountants, consultants, advisors, agents and other representatives (“Representatives”) have the right (acting under the direction of the special committee) to directly or indirectly:

•

solicit, initiate and/or, propose, induce or encourage the making, submission or announcement of one or more Acquisition Proposals from one or more Persons, including by furnishing to any Person any non-public information relating to the Company or any of our subsidiaries or by affording to any Person access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of our subsidiaries pursuant to an acceptable confidentiality agreement; provided, however, that the Company will provide to Parent any non-public information concerning the Company or our subsidiaries that is provided to any Person which was not previously provided to Parent, and afford to Parent the same access to the business, properties, assets, books, records and other non-public information, and to the personnel, of the Company and our subsidiaries as provided to such Person;

•

continue, enter into, participate in and/or engage in any discussions or negotiations with one or more Persons with respect to one or more Acquisition Proposals or any other proposals that could lead to an Acquisition Proposal, or otherwise encourage, facilitate or assist an Acquisition Proposal or any inquiries, proposals or offers that could lead to an Acquisition Proposal; and

•	otherwise cooperate with, assist or take any action to facilitate one or more Acquisition Proposals or any other proposals that could lead to an Acquisition Proposal.

Notwithstanding the foregoing, during the period commencing with the execution and delivery of the merger agreement and continuing until the earlier to occur of the termination of the merger agreement and 12:01 a.m. (Eastern Time) on July 16, 2007, we will not (A) approve, endorse or recommend an Acquisition Transaction, or (B) enter into any letter of intent, memorandum of understanding or other contract contemplating or otherwise relating to an Acquisition Proposal (other than an acceptable confidentiality agreement and, to the extent a Acquisition Proposal involves the issuance of securities to the Company’s stockholders, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to the proposed issuer of any such securities) or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach our obligations thereunder.

From and after 12:01 a.m. (Eastern Time) on July 16, 2007, we and our subsidiaries have agreed not to, and we have agreed to direct our Representatives not to (and we are responsible for any breach by any such Representatives), directly or indirectly:

•

solicit, initiate, propose, induce or encourage the making, submission or announcement of an Acquisition Proposal, or invite the submission of any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of our subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of our subsidiaries (other than Parent , Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent (or under circumstances that would reasonably be expected) to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

•

enter into, participate or engage in any discussions or negotiations with any person with respect to an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend an Acquisition Transaction;

•

enter into any letter of intent, memorandum of understanding or other contract contemplating or otherwise relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach our obligations thereunder; or

•

release any person from a “standstill” with the Company or other similar contract constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal.

In addition, as of 12:01 a.m. (Eastern Time) on July 16, 2007, we have agreed to cease and terminate with all persons any activity prohibited by the preceding paragraph, unless the takeover proposal offered by such person meets the requirements in the following paragraph (and only for so long as such proposal continues to meet those requirements).

Notwithstanding the aforementioned restrictions, at any time prior to the approval of the merger agreement by our stockholders, we are permitted, directly or indirectly through one or more Representatives to participate or engage in discussions or negotiations with, and/or furnish any non-public information relating to the Company or any of our subsidiaries or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of our subsidiaries to any person to the extent that:

•

such person has made a bona fide unsolicited written Acquisition Proposal after 12:01 a.m. (Eastern Time) on July 16, 2007 (including any person with whom the Company was in discussions or negotiations prior to 12:01 a.m. (Eastern Time) on July 16, 2007, but subject to the receipt of a bona fide written Acquisition Proposal from any such person that was not solicited on or after 12:01 a.m. (Eastern Time) on July 16, 2007); and

•

provided that (1) our board of directors or the special committee determines in good faith (after consultation with its independent financial advisor and outside counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (2) our board of directors or the special committee determines in good faith (after consultation with its outside legal counsel advisors) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company’s stockholders under Delaware law.

In such cases, we will not, and will not allow our Representatives to, disclose any non-public information to such person without entering into a confidentiality agreement that contains provisions that are no less favorable in the aggregate to us than those contained in the confidentiality agreements entered into with the members of the Investor Group. Also, we will promptly provide to Parent any non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to Parent.

We will promptly (within one business day) notify Parent in the event we receive an Acquisition Proposal, any request for information that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal, including the material terms and conditions thereof, the identity of the person or group of persons making such Acquisition Proposal, request, inquiry, proposal or offer, and provide Parent with copies of all written materials initially or subsequently provided to, by or on behalf of such person in connection with such Acquisition Proposal, request, inquiry, proposal or offer. We will keep Parent reasonably informed on a reasonably current basis of the status of, and the material discussions and negotiations relating to, any such Acquisition Proposal, request, inquiry, proposal or offer.

An “Acquisition Proposal” is defined in the merger agreement to mean any inquiry, offer, proposal or indication of interest (other than an inquiry, offer, proposal or indication of interest by Parent or any of its affiliates) contemplating or otherwise relating to, or that would be expected to lead to, an “Acquisition Transaction.” Generally, an “Acquisition Transaction” means any transaction or series of related transactions involving:

•

any merger, consolidation, reorganization, share exchange, business combination, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which a third party directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Acxiom;

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 20% or more of the fair market value of the consolidated net assets of Acxiom and its subsidiaries, or (ii) 20% or more of the consolidated net revenues or consolidated net income of Acxiom and its subsidiaries; or

•	any liquidation, dissolution or other winding up of the business of Acxiom.

A “Superior Proposal” is defined in the merger agreement to mean any bona fide written Acquisition Proposal with respect to which our board of directors or the special committee will have determined in good faith (after consultation with its independent financial advisors and outside counsel), and after considering in good faith (i) the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and the likelihood and timing of consummation in light of all financing, regulatory, legal and other aspects of such proposal, and (ii) any counter-proposal(s) made by Parent that the transaction contemplated by such Acquisition Proposal would be more favorable to the Company stockholders (in their capacity as such) than the merger contemplated by the merger agreement. For the purposes of the definition of “Superior Proposal” all references to “20%” in the definition of Acquisition Proposal are deemed to be references to “80%.”

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

The merger agreement requires us to duly call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement as promptly as practicable following the date of the merger agreement for the purpose of voting upon the adoption of the merger agreement. In this regard, our board of directors has resolved to recommend that our stockholders adopt the merger agreement. However, our board of directors and/or the special committee may, at any time prior to the adoption of the merger agreement by our stockholders, withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, its recommendation that the stockholders of the Company adopt the merger agreement, or recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Acquisition Proposal if (A) the Company has received a bona fide written Acquisition Proposal prior to 12:01 a.m. (Eastern Time) on July 16, 2007 or a bona fide unsolicited written Acquisition Proposal at any time, (B) the Company will have (1) notified Parent at least 3 business days prior to taking such action that the Company has received an Acquisition Proposal that constitutes a Superior Proposal, which notice will include the identity of the party making such Acquisition Proposal and a copy of the Acquisition Proposal, and (2) negotiated in good faith with Parent during such 3 business day period regarding any modifications to the price and other terms and conditions of the merger agreement proposed by Parent in response thereto, and (C) following such 3 business day period, the Company’s board of directors or the special committee have determined in good faith (after consulting with its independent financial advisor and outside counsel and after considering in good faith any proposed modifications to the price and other terms and conditions of the merger agreement that Parent has made) that (1) the Acquisition Proposal continues to constitute a Superior Proposal, and (2) the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company’s stockholders under Delaware law.

In the absence of us receiving a bona fide written Acquisition Proposal, our board of directors and/or the special committee may, at any time prior to the adoption of the merger agreement by our stockholders, withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, its recommendation that the stockholders of the Company adopt the merger agreement, if the board of directors or the special committee determines in good faith (after consultation with its outside counsel) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company’s stockholders under Delaware law.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Upon the terms and subject to the conditions in the merger agreement, each of the parties to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including using reasonable best efforts to (i) cause the conditions to the merger to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental authorities and make all necessary registrations, declarations and filings with any governmental authorities; (iii) obtain all necessary or appropriate consents, waivers and approvals under any contracts that are material to the Company so as to maintain and preserve the benefits under such contracts; and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by the merger agreement. We have agreed to not take any actions to divest or hold separate any assets or make any payments in connection with obtaining any consent without Parent’s prior written consent (such consent not to be unreasonably withheld). The parties have also agreed to prepare and file and required submissions under the HSR Act and other antitrust laws.

Financing

Cooperation of Acxiom

We have agreed to, and have agreed to cause our subsidiaries to (and to use our reasonable best efforts to cause our and their respective officers, employees, consultants and advisors, including legal and accounting advisors) provide to Parent all cooperation reasonably requested in connection with the arrangement of the debt and equity financing including:

•	participating in meetings, presentations, due diligence sessions, and sessions with rating agencies;

•	assisting with the preparation of materials for rating agency presentations, bank information memoranda, and other similar documents required in connection with the debt financing;

•

executing and delivering any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of any of the Company or its subsidiaries with respect to solvency matters and using its commercially reasonable efforts to obtain consents of accountants for use of their reports in any materials relating to the debt financing);

•	furnishing Parent and its debt financing sources and their counsel with financial and other pertinent information regarding the company and its subsidiaries as may be reasonably requested by Parent;

•	using its commercially reasonable efforts to obtain any legal opinions, surveys and title insurance as reasonably requested by Parent;

•

taking all actions reasonably necessary to (A) permit the prospective lenders involved in the debt financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements, and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing;

•	using its commercially reasonable efforts to obtain any necessary rating agencies’ ratings or confirmation of ratings for the debt financing; and

•	taking all corporate actions necessary to permit the consummation of the debt financing and to permit the proceeds thereof to be made available as of the effective time.

The merger agreement limits our obligation to incur any fees or liabilities with respect to the debt or equity financing prior to the effective time of the merger.

Debt Financing

Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the debt financing on the terms and conditions described in the debt commitment letter as soon as reasonably practicable following the date of the merger agreement, (and in any event prior to the closing) including:

•	maintaining in effect the debt commitment letter;

•

negotiating and entering into definitive agreements with respect to the debt financing on the terms and conditions reflected in the debt commitment letter or on other terms no less favorable, in the aggregate, to Parent and the surviving corporation;

•	satisfying on a timely basis all conditions applicable to Parent and Merger Sub in such definitive agreements that are within their control;

•	enforcing its rights under the debt commitment letter; and

•	consummating the debt financing contemplated by the debt commitment letter as soon as reasonably practicable following the date of the merger agreement (and in any event prior to the closing).

In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Parent is required to use its reasonable best efforts to obtain alternative financing as promptly as practicable from alternative sources on terms that are not less favorable, in the aggregate, to Parent and the surviving corporation as contemplated by the debt commitment letter. Additionally, Parent will keep the Company reasonably apprised as to the status of, and any material developments relating to, the debt financing.

Equity Financing

Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the equity financing as soon as reasonably practicable following the date of the merger agreement (and in any event prior to the closing), including:

•	maintaining in effect the equity commitment letter

•	satisfying on a timely basis all conditions applicable to Parent in such equity commitment letter that are within its control;

•	enforcing its rights under the equity commitment letter; and

•	consummating the equity financing as soon as reasonably practicable following the date of the merger agreement (and in any event prior to closing).

Parent will keep the Company reasonably apprised as to the status of, and any material developments relating to, the equity financing.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•

the merger agreement must have been adopted by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Acxiom common stock voting together as a single class;

•

any applicable waiting period (and any extension thereof) under the HSR Act, any agreement with any governmental entity not to consummate the merger and any similar waiting period under any applicable foreign antitrust laws will have expired or will have been terminated; and

•

no law of, or temporary restraining order, preliminary or permanent injunction or other order issued by, any governmental authority of competent jurisdiction that has the effect of making the merger illegal in Delaware or any other jurisdiction in which we have material businesses or operations or which prohibits or otherwise prevents the consummation of the merger is in effect.

Conditions to Parent’s and Merger Sub’s Obligations. The obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•

our representations and warranties with respect to our authority to complete the merger, our corporate organization and standing, our outstanding capitalization, brokers and the opinion of our financial advisors must each be true in all material respects as of the date of the merger agreement and as of the closing date as if made at and as of such time; provided that any representations made by us as of a specific date need only be true and correct in all material respects as of the date made;

•	our representation and warranty with respect to an absence of a “Company Material Adverse Effect” since December 31, 2006, must be true as of the closing date as if made at and as of such time;

•

all other representations and warranties made by us in the merger agreement, with the exception of those listed above, must be true and correct as of the date of the merger agreement and as of the closing date as if made at and as of such time (without giving effect to any qualification as to materiality or “Company Material Adverse Effect” (as described in “—Representations and Warranties”) set forth in such representations and warranties), except where the failure to be so true and correct would not have a “Material Adverse Effect”; provided that any representations made by us as of a particular date need only be so true and correct as of the date made, except where the failure to be so true and correct would not have a “Company Material Adverse Effect”;

•	we must have performed in all material respects all obligations we are required to perform under the merger agreement at or prior to the closing date;

•	we must deliver to Parent and Merger Sub at closing a certificate with respect to the satisfaction of the foregoing conditions;

•	a Company Material Adverse Effect must not have occurred since the date of the merger agreement that is continuing; and

•	no material adverse change in the material terms, including pricing terms and scope of the projects, of certain of the Company’s customer contracts must have occurred.

Conditions to Acxiom’s Obligations. Our obligation to consummate the merger is subject to the satisfaction or waiver, at or prior to the closing of the merger, of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date as if made at and as of such time, except where the failure to be so true and correct would not prevent or materially delay the consummation of the merger or ability of Parent or Merger Sub to perform their respective obligations under the merger agreement; provided that any representations made by Parent or Merger Sub as of a particular date need only be so true and correct as of the date made, except where the failure to be so true and correct would not prevent or materially delay the consummation of the merger or ability of Parent or Merger Sub to perform their respective obligations under the merger agreement;

•	Parent and Merger Sub must have performed in all material respects all obligations we are required to perform under the merger agreement at or prior to the closing date; and

•	Parent must deliver to us at closing a certificate with respect to the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

•	by mutual written consent of Acxiom and Parent;

•	by either Acxiom or Parent if:

•

the merger is not consummated by December 28, 2007 (which we refer to as the “Outside Date”), unless the failure of the merger to be completed by such date is the result of, or principally caused by, the failure of the party seeking to exercise such termination right to perform or observe any of the obligations of such party set forth in the merger agreement;

•

there is in effect a law of, or temporary restraining order, preliminary or permanent injunction or other final and non-appealable order issued by, any governmental authority of competent jurisdiction that has the effect of making the merger illegal or which prohibits or otherwise prevents the consummation of the merger; or

•	our stockholders, at the special meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to adopt the merger agreement;

•	by Acxiom if:

•

Parent or Merger Sub has breached any of their respective representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger to be satisfied by December 28, 2007 and, in certain circumstances, such breach has not been cured within 30 days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, provided that the Company is not in material breach of its representations, warranties, covenants and obligations under the merger agreement;

•

Parent and Merger Sub are in breach of their obligation to cause the merger to be consummated because of their failure to receive the proceeds contemplated by the debt financing or their refusal to accept alternative financing on terms that are not less favorable, in the aggregate, to Parent and the surviving corporation than the debt financing contemplated by the debt commitment letter; or

•

prior to obtaining the required stockholder approval to adopt the merger agreement and approve the merger, our board of directors or the special committee authorizes the Company to enter into a transaction that constitutes a Superior Proposal, provided that (i) the Company complies with the terms of the merger agreement, including the terms described in “—Restrictions on Solicitation of Other Offers” and “—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” (ii) the Company has notified Parent at least 3 business days prior to terminating the merger agreement that the Company has received an Acquisition Proposal that constitutes a Superior Proposal, which notice will include the identity of the party making such Acquisition Proposal and a copy of the proposed definitive agreement(s) for the Acquisition Transaction contemplated by such Acquisition Proposal, and negotiated in good faith with Parent during such 3 business day period regarding any modifications to the price and other terms and conditions of the merger agreement in response thereto, (iii) following such 3 business day period, the board of directors or the special committee has determined in good faith (after consulting with its independent financial advisor and outside counsel and after considering in good faith any proposed modifications to the price and other terms and conditions of the merger agreement that Parent has made) that the Acquisition Proposal continues to constitute a Superior Proposal, (iv) the Company enters into a definitive agreement in respect of the Acquisition Transaction contemplated by such Acquisition Proposal effective upon the termination of the merger agreement; and (v) the Company pays to Parent the termination fee described below;

•	by Parent if:

•

the Company has breached any of its representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger to be satisfied by December 28, 2007 and, in certain circumstances, such breach has not been cured within 30 days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, provided that neither Parent nor Merger Sub is not in material breach of its representations, warranties, covenants and obligations under the merger agreement; or

•

(i) our board of directors, the special committee or any other committee of the board of directors (A) withholds, withdraws, amends or modifies in a manner adverse to Parent, or publicly proposes to withhold, withdraw, amend or modify in a manner adverse to Parent, its recommendation that the stockholders of the Company adopt the merger agreement, or (B) recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, any Acquisition Proposal; provided that Parent terminates the merger agreement in such case within 15 business days after such action; or (ii) a tender or exchange offer for the Company’s common stock that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a person unaffiliated with Parent and the Company does not, within 10 business days after the announcement of such offer, recommend that the Company’s stockholders reject such offer (each of the preceding events described in clauses (i) and (ii) being referred to as a “triggering event”).

Termination Fees and Expenses

Except as set forth below, all fees and expenses incurred in connection with the merger agreement will be paid by the party or parties, as applicable, incurring such expenses, whether or not the merger is consummated; provided, however, that the parties will each pay 50% of the filing fee payable in connection with the submission of the Notification and Report Form relating to the merger agreement under the HSR Act.

Payable by Acxiom

We have agreed to reimburse to Parent the reasonable, documented, out-of-pocket costs and expenses actually incurred by Parent, Merger Sub or the Investor Group in connection with the merger agreement, up to a limit of $10 million, if either the Company or Parent terminates the merger agreement because of the failure to receive Company stockholder approval at the special meeting or any adjournment thereof at which the merger agreement was voted on.

If we terminate the merger agreement, or the merger agreement is terminated by Parent or Merger Sub under the conditions described in further detail below, we must pay a termination fee to Parent. The termination fee is $66,750,000 unless we terminate the merger agreement prior to July 16, 2007 in order to enter into a definitive agreement for a Superior Proposal, in which cases the termination fee payable by us is $22,250,000.

We must pay a termination fee to Parent if:

•

either we or Parent terminates the merger agreement because our stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger and, prior to such termination:

•	an “Acquisition Proposal” (as described in “—Restrictions on Solicitation of Other Offers”) is publicly disclosed or announced;

•	such Acquisition Proposal has not been publicly withdrawn; and

•	within 270 days following such termination, we enter into a definitive agreement with respect to, or consummate, an “Acquisition Transaction” (as described in “—Restrictions on Solicitation of

Other Offers,” but changing the references in the description from 20% to 50%), provided that in such case the amount previously paid to Parent as expense reimbursement will be credited toward the termination fee;

•

prior to obtaining the Required Vote, we terminate the merger agreement because our board of directors or the special committee has authorized us to enter into a written agreement for a Superior Proposal; or

•	Parent terminates the merger agreement because a “triggering event” (as described in the last bullet under “—Termination of the Merger Agreement”) has occurred.

Payable by Parent

Parent has agreed to pay us a termination fee of $66,750,000 if we terminate the merger agreement because Parent and Merger Sub are in breach of their obligation to cause the merger to be consummated because of their failure to receive the proceeds contemplated by the debt financing or their refusal to accept alternative financing on terms that are not less favorable, in the aggregate, to Parent and the surviving corporation than the debt financing contemplated by the debt commitment letter.

Liability Cap

In no event, regardless of whether the Company is entitled to seek injunctions or specific performance or if the merger agreement has been terminated, will the Company be entitled to monetary damages in excess of $111,250,000, including payment by Parent of the termination fee described above, if applicable, for all losses and damages arising from or in connection with breaches by Parent and Merger Sub of their obligations under the merger agreement or arising from any other claim or cause of action under the merger agreement.

Indemnification and Insurance

Parent will, and will cause the surviving corporation and its subsidiaries to, honor and fulfill the obligations of the Company and our subsidiaries under any indemnification agreements between the Company or our subsidiaries and any of our respective current or former directors and officers and any person who becomes a director or officer of the Company or our subsidiaries after the date of the merger agreement and prior to the effective time (but in the case of any person who becomes a director or officer of the Company or our subsidiaries after the date of the merger agreement and prior to the effective time, solely to the extent that the terms and conditions of any such indemnification agreements are no more favorable to the indemnification agreements to which similarly situated directors and officers are a party.

In addition, during the period commencing at the effective time and ending on the 6th anniversary of the effective time, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits thereunder pursuant to the terms thereof in effect on the date of the merger agreement), in each case in their respective capacities as such, occurring at or prior to the effective time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation and bylaws of the Company and our subsidiaries as of the date of the merger agreement, and during such six-year period, such provisions will not be repealed, amended or otherwise modified in any manner that adversely affects their rights thereunder except as required by applicable law.

Prior to the effective time, Parent will purchase a six-year tail prepaid policy on the Company’s directors’ and officers’ liability insurance in place on the date of the merger agreement in respect of acts or omissions occurring at or prior to the effective time, on terms with respect to the coverage and amounts that are equivalent to those of the Company’s directors’ and officers’ liability insurance in place on the date of the merger agreement. Parent and the surviving corporation will maintain such tail policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy will remain in full force and effect.

Amendment, Extension and Waiver

The parties may amend the merger agreement at any time, except that after our stockholders have adopted the merger agreement, there will be no amendment that by law requires further approval by our stockholders without such approval having been obtained. All amendments to the merger agreement must be in a writing signed by us, Parent and Merger Sub.

At any time before the consummation of the merger, each of the parties to the merger agreement may, by written instrument:

•	extend the time for the performance of any of the obligations or other acts of the other party or parties;

•	waive any inaccuracies in the representations and warranties made to such party or parties hereto contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions for the benefit of such party or parties to the merger agreement that are contained in the merger agreement.

Specific Performance

The parties are entitled to seek an injunction to prevent breaches of the merger agreement or to enforce specifically the terms of the merger agreement; provided, that the Company is not entitled to an injunction to prevent Parent or Merger Sub from failing to, or to specifically enforce their respective obligations to, cause the merger to be consummated.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

VALUEACT MASTER FUND VOTING AGREEMENT

The following is a summary of certain material provisions of the ValueAct Master Fund voting agreement. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex C and is incorporated by reference. This summary does not purport to be complete and may not contain all of the information about the ValueAct Master Fund voting agreement that is important to you. We urge you to read the ValueAct Master Fund voting agreement carefully and in its entirety.

Agreement to Vote

On May 16, 2007, the Company and ValueAct Master Fund entered into a voting agreement (which we refer to as the “Voting Agreement”). Pursuant to the Voting Agreement, Value Act Master Fund agreed to vote all securities of Acxiom (including Acxiom common stock, and all options, warrants and other rights to acquire shares of Acxiom common stock) owned by ValueAct Master Fund:

•

in favor of the adoption and approval of (i) the merger agreement, (ii) the merger, and (iii) any other transaction or matter contemplated by the merger agreement or that would reasonably be expected to facilitate the merger that is submitted for a vote of the Acxiom stockholders, unless the board of directors has recommended (and continues to recommend) that the holders of Acxiom common stock vote in favor of a Superior Proposal or the board of directors or the special committee has effected a Recommendation Change (as such terms are defined in the merger agreement);

•

in the event that Acxiom receives a Superior Proposal prior to the adoption of the merger agreement and the approval of the merger by the Axiom stockholders, in favor of such Superior Proposal if recommended to the holders of Acxiom common stock by action of the board of directors, the special committee or any other duly constituted committee of the board of directors and, as recommended by the board of directors, the special committee or any other duly constituted committee of the board of directors, any other matter with respect to such Superior Proposal that is submitted for a vote of the stockholders of Acxiom; and

•

other than in connection with a Superior Proposal recommended to the stockholders of Acxiom by the board of directors in connection with a Recommendation Change by the board of directors or the special committee, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Acxiom under the merger agreement or which would result in any of the conditions to the consummation of the merger not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the merger agreement.

As of the record date, ValueAct Master Fund beneficially owned approximately •% of Acxiom’s outstanding common stock and, pursuant to the Voting Agreement, ValueAct Master Fund is obligated to vote such shares in favor of the proposal to adopt the merger agreement and approve the merger.

Transfer Restrictions

From the period beginning on May 16, 2007 through the earlier of December 28, 2007 or the Termination Date (as defined in the Voting Agreement), ValueAct Capital agreed (i) not to directly or indirectly cause or permit the transfer of any securities of Acxiom (including Acxiom common stock, and all options, warrants and other rights to acquire shares of Acxiom common stock) and (ii) to ensure that, without the Company’s prior written consent, (a) none of such securities is deposited into a voting trust, and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to such securities.

Termination

The ValueAct Capital voting agreement will terminate upon the earliest to occur of the date upon which: (i) the merger becomes effective, (ii) the transactions contemplated by a Superior Proposal are consummated, (iii) the merger agreement is terminated, provided that no Acquisition Proposal which is or could reasonably be expected to lead to, a Superior Proposal is then outstanding, or (iv) December 28, 2007.

LIMITED GUARANTEES

On May 16, 2007, each of Silver Lake and ValueAct Master Fund delivered limited guarantees to Acxiom with respect to Parent’s payment obligations under the merger agreement, and Acxiom’s remedies against Silver Lake and ValueAct Master Fund (or their affiliates) under the guarantees are the sole and exclusive remedies of Acxiom against the Investor Group and their affiliates in respect of any liabilities or obligations arising under, or in connection with, the merger agreement.

Pursuant to the limited guarantees, each of Silver Lake and ValueAct Master Fund agreed, among other things, to absolutely, unconditionally and irrevocably guarantee to Acxiom, subject to the terms and conditions set forth in the respective limited guarantees, 50% of Parent’s obligation with respect to the payment of the termination fee which is payable by Parent to Acxiom pursuant to the merger agreement (as described in “The Merger Agreement—Termination Fees and Expenses” beginning on page 84). Pursuant to the limited guarantees, the aggregate amount payable by ValueAct Master Fund and Silver Lake, collectively (exclusive of certain reimbursement costs and expenses), is limited to the termination fee payable by Parent pursuant to the merger agreement; provided, however that in the event Acxiom is entitled to recover damages or losses in connection with the merger agreement and the transactions contemplated thereby, Acxiom is entitled to recover up to $55.625 million from each of ValueAct Master Fund and Silver Lake (exclusive of certain reimbursement costs and expenses).

SECOND AMENDMENT TO ACXIOM’S STOCKHOLDER AGREEMENT

On August 5, 2006, Acxiom entered into a definitive agreement which we refer to as the “Stockholder Agreement” with VA Partners, LLC, ValueAct Master Fund, ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, which we refer to together as the “ValueAct Group,” all of whom are stockholders of Acxiom or may be deemed to be beneficial owners of Acxiom common stock, as amended on August 5, 2006 and May 16, 2007. The Stockholder Agreement was entered into in connection with the termination of the proxy solicitation by the ValueAct Group for Acxiom’s 2006 annual meeting of stockholders. Pursuant to the Stockholder Agreement, among other things, Jeffrey W. Ubben, an affiliate of the ValueAct Group, and an independent director, currently R. Halsey Wise, were appointed to the board of directors and the ValueAct Group agreed to certain trading, voting and sale provisions with respect to their shares of Acxiom common stock.

On May 16, 2007, the Company and the ValueAct Group entered into Amendment No. 2, which we refer to as the “Stockholder Amendment,” to the Stockholder Agreement. The Stockholder Amendment permitted Parent, an affiliate of the ValueAct Group, to enter into the merger agreement and ValueAct Capital to enter into the Voting Agreement and to consummate the transactions contemplated thereby, in compliance with the terms and conditions set forth in the merger agreement and the Voting Agreement, as applicable.

RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Delaware, or “DGCL,” you have the right to demand an appraisal of your shares in connection with the merger and, if the merger is consummated, to receive payment in cash for the fair value of your common stock of Acxiom as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Acxiom will require strict compliance with the statutory procedures in connection with the merger.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and should be read in conjunction with Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to Acxiom a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Acxiom common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Acxiom common stock.

All demands for appraisal should be addressed to Acxiom Corporation, 1 Information Way, Little Rock, Arkansas 72202, Attention: Chief Financial Officer, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Acxiom common stock. The demand must reasonably inform Acxiom of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of Acxiom common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Acxiom. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of Acxiom common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Acxiom stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Acxiom common stock. Within 120 days after the effective date of the merger, the surviving corporation or any stockholder who has complied with Section 262 shall, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefore has been received by the surviving corporation. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file, and has no intention to file, such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP. Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Acxiom common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

In view of the complexity of Section 262, if you wish to pursue appraisal rights with respect to the merger, then you should consult your legal advisor.

OTHER IMPORTANT INFORMATION REGARDING ACXIOM

Directors and Officers of Acxiom

The following persons are the directors and officers of Acxiom as of the date of this proxy statement. Each director has been elected for a term ending as stated below. The merger agreement provides, however, that the directors and officers of Merger Sub immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation. The Investor Group has not yet informed Acxiom who will become the directors and officers of the surviving corporation. Neither Acxiom nor any of its executive officers or directors has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of Acxiom are citizens of the United States. All of the directors and executive officers can be reached c/o Acxiom Corporation, 1 Information Way, Little Rock, AR 72202. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Directors – Terms Ending in 2007

Mary L. Good

Year First Elected – 2004

Age – 75

Dr. Good is the dean of the College of Information Science and Systems Engineering at the University of Arkansas at Little Rock and is the Donaghey university professor. She is also a managing member for Fund for Arkansas, LLC, and is a board member of BiogenIdec, Inc., a publicly held company; Research Solutions, LLC; and Delta Trust and Bank. Previously, Dr. Good served for four years as the undersecretary for technology for the technology administration in the Department of Commerce in President Clinton’s administration, while simultaneously chairing the National Science and Technology Council’s Committee on Technological Innovation (NSTC/CTI) and serving on the National Science and Technology Council’s Committee on National Security. From 1988 - 1993, Dr. Good served as the senior vice president of technology at Allied Signal, Inc., where she was responsible for technology transfer, corporate research and commercialization support for new technologies. During the eight years prior to that time, she held the positions of president of Allied Signal’s Engineered Material Research Center, president of Signal Research Center, Inc., and director of research for UOP, Inc. From 1954 - 1980, Dr. Good was a professor at both the University of New Orleans and at Louisiana State University, where she achieved that university’s highest professional rank, Boyd professor. She was appointed to the National Science Board by President Carter in 1980 and again by President Reagan in 1986. She served as chairman of that board until she was appointed in 1991 by President Bush to become a member of the President’s Council of Advisors on Science and Technology (PCAST). Dr. Good is an elected member of the National Academy of Engineering, a past president of the American Chemical Society, and past president and a fellow of the American Association for the Advancement of Science. Dr. Good holds a Bachelor of Science degree in chemistry from the University of Central Arkansas, and M.S. and Ph.D. degrees in inorganic chemistry from the University of Arkansas. She has received numerous awards and honorary degrees from many colleges and universities, including most recently the College of William and Mary, Polytechnic University of New York, Louisiana State University and Michigan State University.

Rodger S. Kline

Year First Elected – 1975

Age – 64

Mr. Kline joined Acxiom in 1973 and has served as an officer and director of the Company since 1975. He is currently the Company’s chief administrative leader and also served as the Company’s acting CFO since February 2007 while the Company conducted a search for a permanent CFO. In this position he has been responsible for Acxiom’s administrative functions and financial management, including capital expenditure processes and cash flow execution. Following a period of transition during which his financial management duties will be assumed by Christopher Wolf, who was recently hired as CFO, Mr. Kline will continue to be responsible for the Company’s administrative functions. Throughout his career at Acxiom, Mr. Kline has served in a number of key roles with the Company, including chief operating officer, chief information officer and treasurer. Prior to joining Acxiom, Mr. Kline spent seven years with IBM and two years as an officer in the U.S. Army. Mr. Kline holds a degree in electrical engineering from the University of Arkansas at Fayetteville, where he has served since 1990 as chairman of the College of Engineering Advisory Council.

Stephen M. Patterson

Year First Elected – 2000

Age – 56

Mr. Patterson is the president, chief executive officer and major stockholder of Leisure Arts, a publishing and direct mail company. Leisure Arts was acquired by Time Warner in 1992. Mr. Patterson is currently an investor in Patterson Enterprises, for which he served as president from 1994 - 2000. He is vice chairman of the board of trustees of Hendrix College. Mr. Patterson served on the board of directors of Worthen Bank and its successor, Bank of America–Arkansas, for 12 years. Mr. Patterson holds a bachelor’s degree from Hendrix College and an electrical engineering degree and an M.B.A. from Columbia University.

Directors – Terms Ending in 2008

William T. Dillard II

Year First Elected – 1988

Age – 62

Mr. Dillard, the lead independent director of Acxiom, has served as a member of the Dillard’s, Inc. board of directors since 1968 and currently serves as the chief executive officer and chairman of the board of Dillard’s, Inc. of Little Rock, Arkansas, a chain of traditional department stores with approximately 329 retail outlets in 29 states. In addition to Dillard’s, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc., a publicly held company, and serves on the J.P. Morgan Chase & Co. national advisory and Texas Regional advisory boards. He holds a master’s degree in business administration from Harvard University and a bachelor’s degree in the same field from the University of Arkansas.

Thomas F. (Mack) McLarty, III

Year First Elected – 1999

Age – 61

Mr. McLarty is president of Kissinger McLarty Associates, an international advisory firm formed in partnership with former Secretary of State Henry Kissinger, and chairman of the board of the McLarty Companies, a family-owned transportation business. He serves on the board of Union Pacific Corporation, and IdleAire Technologies Corporation, both publicly held companies. He is also senior advisor to The Carlyle Group private equity firm and a senior advisor to the law firm of Covington & Burling. Mr. McLarty served in the White House under President Clinton in several key positions including chief of staff, counselor to the president and special envoy for the Americas, with over five years of service in the President’s Cabinet and on the National Economic Council. He worked with President Carter as a member of the Democratic National Committee, was appointed to the National Petroleum Council and the National Council on Environmental Quality by President Bush, and served on the St. Louis Federal Reserve Board from 1989 until joining the Clinton administration in 1992. Prior to his tenure in the White House, Mr. McLarty served as chairman of the board of Arkla, a Fortune 500 natural gas company. He began his business career with the McLarty Companies, where he helped build the business into one of the nation’s largest transportation companies. Mr. McLarty is a senior international fellow at the U.S. Chamber of Commerce and a member of the Council on Foreign Relations. He holds a degree in business administration from the University of Arkansas.

Jeffrey W. Ubben

Year First Appointed – 2006

Age – 45

Mr. Ubben is a co-founder of and managing member, principal owner and controlling person of ValueAct Capital, an investment partnership with approximately $3.7 billon in assets under management. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at BLUM Capital Partners (BLUM) for more than five years. During his tenure at BLUM, the firm’s actively managed assets under management grew more than five-fold, to approximately $1.8 billion. Previously, Mr. Ubben spent eight years at Fidelity Management and Research, where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund. Mr. Ubben currently serves as a director of four other publicly held companies: Catalina Marketing Corp., Gartner Group, Inc., Misys PLC, and Seitel Inc. He is a former chairman of the board and director of Martha Stewart Living Omnimedia, Inc., a former director of Mentor Corporation, Per-Se Technologies, Inc., Insurance Auto Auctions, Inc. and a former director at several other public and private companies. He holds a B.A. degree from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

R. Halsey Wise

Year First Appointed – 2006

Age – 42

Mr. Wise is President and Chief Executive Officer of Intergraph Corporation, a leading global provider of spatial information management software. He has served since 2003 as a member of the Intergraph board of directors and in 2006 became a director of Intergraph Holding Company, Intergraph’s parent company. Prior to joining Intergraph, he served as Chief Executive Officer, North America of Solution 6 Holdings, Ltd., one of Australia’s largest software companies and a global leader in the Professional Services Automation (PSA) software market. Prior to that, Mr. Wise was President and Chief Operating Officer of Computer Management Sciences, Inc. (NASDAQ:CMSX), an information technology software and services company that was later acquired by Computer Associates International (NYSE: CA). At Computer Associates, he was General Manager, North America for Global Professional Services. Prior to that, Mr. Wise was an investment banker specializing in software and technology services with The Robinson-Humphrey Company. Mr. Wise holds a Masters degree in finance and marketing from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.A. degree in History from the University of Virginia.

Directors – Terms Ending in 2009

Michael J. Durham

Year First Elected – 2006

Age – 56

Mr. Durham is president and chief executive officer of Cognizant Associates, Inc., a consulting firm based in Dallas, Texas, which he founded in 2000. During the 20 years prior to forming Cognizant Associates, Mr. Durham served as president and chief executive officer of Sabre, Inc.; as senior vice president and treasurer of AMR; and as senior vice president of finance and chief financial officer of American Airlines. He also held various other positions within the finance area at AMR. Mr. Durham currently serves as the non-executive chairman of the board of Asbury Automotive Group, Inc.; as a director and audit committee member of AGL Resources, Inc.; as a director and audit committee member of Hertz Global Holdings, Inc.; and as a director of NWA, Inc. All of the foregoing are publicly held companies. He is also a director and member of the audit committee of Bombardier, Inc., a publicly held Canadian company, and of Culligan International and SCI Solutions, both privately held. He recently was named as a director of the newly constituted board of directors of Northwest Airlines. Mr. Durham serves on the board of visitors of the University Medical Center in Dallas and is a member of the University of Rochester Honorary Trustees’ Alumni Council. He holds a master’s degree in business administration from Cornell University and a bachelor’s degree in economics from the University of Rochester.

Ann D. Hasselmo

Year First Elected – 1993

Age – 62

Dr. Hasselmo is president of the American Leadership Institute in Washington, D.C., which is focused on academic leadership development and college and university presidencies. Prior to assuming that position, Dr. Hasselmo was vice president and partner in A.T. Kearney, Inc.’s higher education practice. From 1992 - 2001, she served as president of Hendrix College in Conway, Arkansas. She is a member of the board of visitors of Air University of the U.S. Air Force and a former member of the board of directors of the National Merit Scholarship Corporation. She is past chair of the board of directors for Educational and Institutional Insurance Administrators, the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council and the American Council on Education’s Council of Fellows. Her memberships have included the American Council on Education board, the Arkansas Repertory Theatre board and the NCAA Executive Committee. She formerly served as dean of H. Sophie Newcomb College and associate provost at Tulane University. Dr. Hasselmo graduated summa cum laude from Lamar University, and holds a master’s degree from the University of Houston and a Ph.D. in counseling psychology from Texas A&M University.

William J. Henderson

Year First Elected – 2001

Age – 60

Mr. Henderson joined Netflix, Inc., an online DVD rental service, as its chief operations officer in January 2006. From 1998 until his retirement in 2001, Mr. Henderson was the 71st postmaster general of the United States Postal Service (USPS) and the fifth career employee to lead the world’s largest postal system. From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer. From 1992 - 1994, he was employed by the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, IL; Greensboro, NC; Memphis, TN; and Stockton, CA, among other locations. In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership. In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry. Mr. Henderson currently serves as a director of comScore Networks, the Committee for Economic Development, the Marrow Donor Foundation and Nature’s Best magazine. He is a partner of Signature Systems, and a fellow with the National Academy of Public Administration. Mr. Henderson holds a degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Charles D. Morgan

Year First Elected – 1975

Age – 64

Mr. Morgan joined Acxiom as an officer in 1972. He has been chairman of the Acxiom board of directors since 1975 and serves as Acxiom’s company leader. Under his leadership over the past 30 years, Acxiom has expanded from a small data processing company into a global corporation that provides customer and information management solutions for many of the largest, most respected companies in the world. Mr. Morgan has a continuing interest in technology, and he actively participates in setting the technical direction for the Company. By instilling a unique business culture and vision of success, he is one of the few executives in the country whose business has been named five times to Fortune magazine’s “100 Best Places to Work” (1998, 1999, 2001, 2002 and 2003). Mr. Morgan has served on the board and in various leadership roles with the Direct Marketing Association (DMA) throughout his career, serving in 2001 as chairman of the DMA board. He is a founding member of the Mailing Industry CEO Council, a non-profit organization with a goal of unifying the mailing industry and promoting the critical role that mail plays in business and commerce. He is a member of the

Enterprise Software CEO Roundtable, a group of approximately 30 chief executives and other high-ranking officials of the world’s largest software companies who meet to share ideas and review industry trends. Mr. Morgan also serves as a member and is the past chairman of the board of trustees of Hendrix College. He was employed by IBM as a systems engineer for six years prior to joining Acxiom. Mr. Morgan holds a mechanical engineering degree from the University of Arkansas.

Executive Officers

Acxiom’s corporate officers, their current positions, ages and business experience are listed below. Officers are elected by the board of directors annually or as necessary to fill vacancies or fill new positions. There are no family relationships among any of the officers.

Name	Position Held	Age
Office of the Company Leader
Charles D. Morgan	Chairman of the Board and Company Leader*	64
Rodger S. Kline	Chief Administrative Leader*	64
Christopher W. Wolf	Chief Financial Officer*†	45

Corporate Office Leaders
Jennifer T. Barrett	Global Privacy Leader	57
Cindy K. Childers	Organizational Development Leader*	47
Dathan A. Gaskill	Corporate Finance Leader & Treasurer	51
Richard K. Howe	Marketing and Business Strategy Leader*	45
Catherine L. Hughes	Corporate Governance Officer & Secretary	54
Jerry C. Jones	Business Development/Legal Leader & Assistant Secretary*	51
Terry M. Talley	Chief Technology Leader	46
James T. Womble	Global Development Leader*	64

Acxiom Services Division
L. Lee Hodges	Services Division Leader*	60
David J. Allen	European Organization Leader	54
William A. Clay	Financial Services Organization Leader	50
Scott D. Hambuchen	Traditional Services Organization Leader	38
Kevin H. Johnson	Digital Organization Leader	42
Michael J. Lloyd	Delivery Center Organization Leader	40
Thomas N. Mangan	Consulting Organization Leader	53
Holly Marr	Operations Management Organization Leader	42
Jefferson D. Stalnaker	Financial Services Organization Leader	41
Timothy J. Suther	Multi Industry Client Services Organization Leader	46

Acxiom Products Division
C. Alex Dietz	Products Division Leader*	64
Ronald A. Fournet	Risk Mitigation Organization Leader	55
Drew A. May	InfoBase Organization Leader	40

Acxiom Infrastructure Management Division
Martin D. Sunde	Infrastructure Management Division Leader*	50
Kevin R. Zaffaroni	Information Technology Organization Leader	53

*	Subject to Section 16(b) of the Securities Exchange Act of 1934
†	Mr. Wolf joined the Company on May 24, 2007 and will transition into the role of CFO over the coming weeks. Until his transition is complete, Mr. Kline will continue to serve as the Company’s principal financial and accounting leader for SEC purposes.

Mr. Morgan: Information pertaining to Mr. Morgan, who is both a director and an executive officer of Acxiom, may be found in the section above.

Mr. Kline: Information pertaining to Mr. Kline, who is both a director and an executive officer of Acxiom, may be found in the section above.

Mr. Wolf joined Acxiom as chief financial officer on May 24, 2007. In this role, after a period of transition, he will be responsible for all aspects of Acxiom’s financial management. He has over 19 years experience as a financial executive and consultant to companies in the marketing, retail and technology sectors. He most recently served as an independent consultant, providing consultation on financial reporting, Sarbanes-Oxley compliance, corporate governance, capital structure, mergers and acquisitions, and tax planning to a variety of public and private entities. From 2005 - 2006, Mr. Wolf served as CFO of NiuTech LLC, an internet marketing services company, where he was responsible for the accounting, financial planning and analysis, treasury, and risk management activities of the company. From 1996 - 2004, Mr. Wolf was employed in various finance and tax positions with Catalina Marketing Corporation, culminating in his service as chief financial officer from 2002 - 2004. He also served as executive vice president from 2003 - 2004; senior vice president from 2002 - 2003; vice president–finance and treasurer from 2000 - 2002; executive director of tax, treasury and international finance from 1998 - 2000; senior director of tax and international finance from 1997 - 1998; and senior director of tax from 1996 - 1997. Prior to joining Catalina, Mr. Wolf served for a 10-year period as a tax manager and consultant for Arthur Andersen & Co. Mr. Wolf is a certified public accountant and holds a B.S. degree in accounting from Florida State University and a Master of Accounting degree from the University of North Carolina.

Ms. Barrett joined Acxiom in 1974 and serves as global privacy leader. She initially was named a corporate officer in 1981. In her current role, Ms. Barrett is responsible for the oversight of Acxiom’s global public policy and fair information practices. Since 1991, she has led Acxiom’s initiatives relating to internal compliance with applicable privacy guidelines, consumer affairs and government affairs. She is a frequent speaker on privacy and customer relationship management, and has also published numerous articles and participated in writing books on these subjects. She is a regular speaker on best practices regarding personal information in a variety of industries, including financial services, retail, insurance, publishing, and travel and entertainment, both domestically and abroad. During her career with Acxiom, Ms. Barrett has worked in a variety of areas of the business, including systems development, operations, marketing, and business development. Ms. Barrett holds a degree in mathematics and computer science from the University of Texas at Austin.

Ms. Childers joined Acxiom in 1985 and serves as organizational development leader. She was first named an officer in 1996. In her current role, Ms. Childers leads strategic planning and execution in the areas of business culture, organizational effectiveness, associate development, recruiting, human resources and corporate communications. Previously, she served as leader of the financial services business unit and oversaw all of the financial and accounting functions of the Company. Before joining Acxiom, she was a certified public accountant in audit and tax for KPMG Peat Marwick. Ms. Childers holds a degree in business administration from the University of Central Arkansas.

Mr. Gaskill joined Acxiom in 1999 and currently serves as corporate finance leader and treasurer. In this role he oversees Acxiom’s investment banking and commercial banking relationships, is responsible for the Company’s capital structure, leads the Company’s investor relations team, and co-leads the Company’s mergers and acquisitions team. He became an officer in 2005. Prior to joining Acxiom, Mr. Gaskill spent 13 years in the securities industry as a senior analyst and director of research focusing on the information technology and telecommunications industries. Mr. Gaskill holds a degree in computer science and an M.B.A., both from the University of Arkansas at Little Rock.

Mr. Howe joined Acxiom in 2004 as an officer and is the Company’s chief marketing and business strategy leader. In his role as marketing leader, Mr. Howe has global responsibility over product marketing, marketing communications, marketing relations, advertising, public relations, alliances, events, creative services and interactive/direct marketing. In his role as strategy leader, he helps drive Acxiom’s growth through the execution of business strategies designed to meet market changes and/or mitigate competitive threats. For many of these strategies, he also assumes an operational leadership role over the groups while under development. In this regard, he currently operates the Company’s Asia Pacific business. Mr. Howe joined Acxiom from Fair Isaac & Company, where he served as general manager of that company’s Global Marketing Services (GMS) unit, a business with over $100 million in annual revenue. Before joining Fair Isaac, he founded and was chairman and CEO of ieWild Inc., a technology company whose software and services were utilized by many of the largest financial services institutions in the U.S. Mr. Howe has at various times in his career held positions in product marketing, project management, sales management, software development, and construction engineering. He is a member of the board of the American Lung Association of Arkansas. He holds a bachelor’s degree in structural engineering from Concordia University, Canada, and a master’s degree in engineering from McGill University, Canada.

Ms. Hughes joined Acxiom in 1988 as general counsel and secretary and currently serves as corporate governance officer and secretary. She is responsible for the Company’s compliance with the rules and regulations of the Securities and Exchange Commission and Nasdaq, for the operations of the Company’s board of directors, and for corporate maintenance of the Company and its subsidiaries. Prior to joining Acxiom, Ms. Hughes was employed as a corporate securities attorney with the Rose Law Firm in Little Rock, Arkansas, where she represented a number of public companies, including Acxiom. Prior to that, she served as senior law clerk to Federal District Court Judge Elsijane Trimble Roy, Eastern District of Arkansas, and as assistant attorney general in the administration of then Attorney General Bill Clinton. Ms. Hughes serves on the boards of the Arkansas Repertory Theatre and the Pulaski County United Way. She holds a degree in political science and philosophy from the University of Arkansas at Little Rock and a juris doctorate degree from the University of Arkansas at Little Rock School of Law.

Mr. Jones joined Acxiom in 1999 as business development/legal leader and assistant secretary. In this position, he leads the strategy and execution of mergers and alliances, assists in the Company’s strategic initiatives, and oversees legal matters. Prior to joining Acxiom, he was employed for 19 years as an attorney with the Rose Law Firm in Little Rock, Arkansas, representing a broad range of business interests. He is a member of the board of directors of Entrust, Inc., a public company, and the Arkansas Virtual Academy. Mr. Jones holds a degree in public administration and a juris doctorate degree from the University of Arkansas.

Mr. Talley serves as Acxiom’s chief technology leader. In this position, he is responsible for the overall architecture of the Company’s technology and leads its research and development efforts. He joined Acxiom in June 1995 as a software developer and became an officer in 2007. During his tenure with the Company, Mr. Talley has been involved in many of Acxiom’s key technology innovations, notably as the chief architect for AbiliTec and Acxiom’s grid infrastructure technology. Prior to joining the Company, he worked for IBM in a variety of software development and networking organizations, including the IBM Federal Systems Division at Johnson Space Center in Houston, TX; the IBM Information Network in Dallas, TX; and IBM ISSC in Research Triangle Park, NC. Mr. Talley holds a B.S. in computer science from Baylor University, an M.S. in computer science from the University of Texas at Arlington, and an M.S. and Ph.D. in computer science from the University of North Carolina at Chapel Hill.

Mr. Womble joined Acxiom in 1974 and serves as the Company’s global development leader where he oversees global strategy development, including partnerships and merger and acquisition activity outside of the United States. He previously served for 13 years as a client services leader, overseeing relationships with Acxiom clients in major industries, including financial services, health and government. During his career at Acxiom, Mr. Womble has worked in several capacities, including application programming design and implementation, sales and client services. He served on the Acxiom board of directors from 1975 to 2005 and has been an officer since 1975. Prior to joining Acxiom, he was employed by IBM as a systems engineer and marketing representative. Mr. Womble is a member of the board of trustees of the Arkansas Arts Center. He holds a degree in civil engineering from the University of Arkansas.

Mr. Hodges joined Acxiom as an officer in 1998 and currently serves as the division leader of the Acxiom Services Division, overseeing the organizations responsible for marketing database and Customer Data Integration services, digital services, consulting, service delivery, and European operations. Previously, Mr. Hodges served as Acxiom’s chief operations leader, a position that no longer exists. In that capacity, he was responsible for the Company’s organizations that handled all sales, client relationship management and client services delivery. He moved into the newly created role in January 2005 after serving more than six years as leader of the Company’s Outsourcing and Information Technology Services Organization. Before joining Acxiom, Mr. Hodges was previously employed for six years with Tascor, the outsourcing subsidiary of Norrell Corporation, most recently serving as senior vice president. Prior to that time, he served in a number of engineering, sales, marketing and executive positions with IBM for 24 years. Mr. Hodges holds a degree in industrial engineering from Pennsylvania State University and has done postgraduate studies in operations research at Union College.

Mr. Allen joined Acxiom in 1997 and currently serves as the Services Division’s European organization leader, a position he assumed in April 2006. As such, he is responsible for Acxiom’s operations in the U.K., France, Germany, Poland, The Netherlands and Portugal. He also provides direction on a broad range of strategic initiatives impacting Acxiom clients, associates and stockholders. Previously, Mr. Allen served as the client services organization leader for the Multi Industry Client Services Organization in the U.S., which included such vertical lines of business as automotive, insurance, telecommunications and retail. Prior to that, he led global development initiatives across the Company, including leadership of Acxiom’s operations in the U.K., France and Australia. He was first named an officer in 2000. Prior to joining Acxiom, he was employed by IBM and EDS in the U.K. Mr. Allen, a British subject, holds a bachelor’s degree in biological sciences from the University of East Anglia (U.K.).

Mr. Clay joined Acxiom in 2007 as an officer and serves as financial services organization leader in the Services Division. In this role he is responsible for all sales and relationship management activities for a number of Acxiom’s large financial services clients. Prior to joining Acxiom, Mr. Clay served as vice president–financial services at Electronic Data Systems, Inc. from 2002–2007. During his tenure at EDS, he developed the EDS financial services industry vertical solution offering for CRM, led a “top 10” commercial account generating over $800 million in annual revenue, and led the U.S. financial services product and business strategy. Prior to that, Mr. Clay was a partner for eight years with Deloitte Consulting, where he served as the Americas’ team leader for CRM-financial services, and as the client-service partner for several large financial services companies in the U.S., the U.K. and Canada. He began his career with SunTrust Bank, where he held management positions within bank operations and retail banking. Mr. Clay holds a bachelor’s degree from Georgia State University, and is certified in business transformation and business process redesign methodologies.

Mr. Hambuchen joined Acxiom in 1992 and currently serves as traditional services organization leader in the Services Division. He is responsible for development, packaging and support of core Acxiom capabilities including Customer Data Integration, Packaged Marketing Database Services and Enterprise Marketing Database Services. Mr. Hambuchen was first named an officer in 2001 and has served in a number of roles, including the universal services and support organization leader and industry solutions group leader for Acxiom’s Multi Industry Client Services Organization. He provided technical leadership in the development of industry-specific solutions in communications, automotive, retail, travel and entertainment, insurance, media and investment services. Before that, Mr. Hambuchen was the group leader and managing director of Acxiom’s European operations, where he led the adoption of core Acxiom capabilities, established standardized Acxiom processes, and oversaw the initial rollout of AbiliTec and InfoBase in the U.K. He serves on the board of directors of Arvest Bank. Mr. Hambuchen holds a degree in industrial engineering from the University of Arkansas, where he is a member of the university’s board of directors for the Information Technology Resource Center.

Mr. Johnson joined Acxiom in 2005 following the acquisition of Digital Impact, Inc. and currently serves as digital organization leader in the Services Division. In this role, he is responsible for the development, sales and delivery of Acxiom’s digital products and services. Mr. Johnson managed Digital Impact’s client services, product development and marketing functions. Before joining Digital Impact, he was the senior vice president of client services at Netcentives, a leading provider of relationship marketing technology and services. He also managed all aspects of that company’s e-mail marketing services division, formerly known as Post Communications. Prior to his tenure at Netcentives, Mr. Johnson co-founded and served as CEO of Passporta.com, an e-commerce business providing hard-to-find local specialties directly from the world’s best sources. He was employed for six years with the Boston Consulting Group, where he provided strategic and operating expertise to leading multinational companies during assignments in North America, China, Japan, Thailand and Europe. He became an officer of Acxiom in 2007. Mr. Johnson holds a B.A. from the University of California at Berkeley and an M.B.A. from Stanford University.

Mr. Lloyd joined Acxiom in 1989 and currently serves as delivery center organization leader in the Services Division, in which role he provides overall delivery leadership for accounts across all Acxiom industries. He is also responsible for Acxiom’s program management office and opportunity engagement process. Mr. Lloyd has held a variety of leadership positions within Acxiom, most recently serving as client services group leader focused on client management for several large financial services accounts. He was first named an officer in 2001. He holds a degree in finance from the University of Central Arkansas.

Mr. Mangan joined Acxiom in 2006 as an officer and currently serves as consulting organization leader in the Services Division. In this position, he is responsible for driving strategic value in the customer information management industry and generating value-added solutions for new and existing clients through business intelligence. He is also responsible for building Acxiom’s IT consulting practice to deliver Business Information Grid solutions installed at client sites. Prior to joining Acxiom, Mr. Mangan was employed as senior vice president–global consulting services at Convergys Corporation and as a vice president of the EDS global communications industry group. Prior to that, he led the practice of IT Transformation Services as a partner at BearingPoint, Inc. and served as vice president and CIO of Harris Corporation. Mr. Mangan began his career with General Electric’s information systems and financial management programs, progressing to various levels of management positions within GE’s IT and finance departments. He holds a bachelor’s degree in information systems and quantitative analysis from the University of Cincinnati and an M.B.A. from Miami University of Ohio.

Ms. Marr joined Acxiom in 1986 and currently serves as operations management organization leader in the Services Division. In this role, she helps formulate the Company’s overall direction. She was first named an officer in 2000, and has held a number of leadership roles at Acxiom including delivery center leadership, organizational development, operational effectiveness and client relationship management. Most recently, she served as delivery center organization leader. Her industry experience includes the insurance, investment/brokerage, automotive, telecommunications and financial services industries. Ms. Marr holds a bachelor’s degree in music from Hendrix College in Conway, Arkansas.

Mr. Stalnaker currently serves as financial services organization leader in the Services Division. In this role he is responsible for all sales and relationship management activities for a number of Acxiom’s large financial services clients. He joined Acxiom in 1995 and was first named an officer in 2001. Before his current assignment, Mr. Stalnaker served in a number of roles within the Company’s financial organization, most recently as financial operations leader/CFO. Prior to that, he was the financial leader of Acxiom’s largest operating organization while also serving in a business development role for several key clients. Prior to joining Acxiom, Mr. Stalnaker was employed by the Arkansas Public Service Commission as a senior financial analyst. He worked for several years at a regional public accounting firm located in Little Rock, Arkansas. Mr. Stalnaker holds a degree in business administration with a major in accounting from the University of Central Arkansas.

Mr. Suther joined Acxiom in 2005 and serves as multi-industry client services organization leader in the Services Division. In this role since April 2007, he is responsible for strategy, operations and stockholder return for the retail, consumer packaged goods, automotive, insurance, technology, travel and entertainment, media and publishing, telecommunications and healthcare industries. Previously, Mr. Suther led Acxiom’s retail and consumer markets industries. He first became an officer in 2007. Prior to joining Acxiom, Mr. Suther served for three years at Metavante, a leading provider of banking and payment technology solutions, most recently as senior vice president and general manager of its Response Data Corporation subsidiary, a provider of consumer funds transfer services. For five years prior to that, he was president of Protagona Worldwide, a then-publicly traded global provider of enterprise marketing software, and in various leadership positions at Unisys, a global information services provider. He is a member of the executive board of directors for the Sam M. Walton College of Business Center for Retailing Excellence at the University of Arkansas. Mr. Suther holds a degree in finance/marketing from Loras College in Dubuque, Iowa where he graduated maxima cum laude.

Mr. Dietz joined Acxiom as an officer in 1970 and has served in a variety of senior-level management positions since that time. He currently is the division leader of the Products Division. This division is responsible for the InfoBase line of data products, including Personicx, the fraud and risk mitigation products, including InsightIdentify and Acxiom Information Security Services, and the European data products business. Previously, Mr. Dietz served as Acxiom’s products and infrastructure technology organization leader where he managed the deployment of Acxiom’s grid technology and the Company’s internal information systems and business intelligence processes. He was also involved in the development and rollout of Acxiom’s Customer Data Integration software, AbiliTec, and the growth and expansion of the InfoBase line of data products. Prior to joining Acxiom, Mr. Dietz was a systems engineer with IBM. He holds a degree in electrical engineering from Tulane University.

Mr. Fournet joined Acxiom in 2005 following the acquisition of InsightAmerica, Inc. and serves as risk mitigation organization leader in the Products Division. He served as CEO of InsightAmerica from 2003–2005. Prior to that, he served as CEO of DBT Online, a publicly traded public records risk-mitigation company based in Florida, and as chief information and technology officer of Equifax. Before joining Equifax, Mr. Fournet was employed by GTE and U.S. West, where he held various senior technology management positions. He also served in the U.S. Army as an intelligence and special operations officer. He became an officer of Acxiom in 2006. Mr. Fournet holds a bachelor’s degree in architecture from Louisiana State University, a master’s degree in psychology from the University of Illinois, and an M.B.A. in operations research from the University of Southern California.

Mr. May joined Acxiom in 1990 and currently serves as InfoBase organization leader in the Products Division. He first became an officer in 2007. In his current role, Mr. May is responsible for the sales, product development and product management of the Company’s InfoBase products, encompassing all vertical markets and third-party relationships. He has held a variety of leadership positions, most recently serving as sales leader for data products and industry executive for Acxiom’s broker/reseller group. Before that, Mr. May served in sales and operational leadership roles serving the list, retail and packaged goods industries. He has been instrumental in numerous corporate development initiatives, including the development of a cooperative data product, a suite of e-mail products, and new data processing applications. Mr. May holds a degree in finance from the University of Central Arkansas.

Mr. Sunde joined Acxiom in 2005 as an officer and serves as the division leader of the Acxiom Infrastructure Management Division, overseeing the organizations responsible for managing all the IT infrastructure assets for Acxiom and its outsourcing clients. Previously Mr. Sunde served as leader of the Multi Industry Client Services Organization. Prior to joining Acxiom, he was vice president and general manager of Siebel Systems, Inc., where he led Siebel’s alliances organization and was responsible for external alliance partners that acted as joint marketing, sales, development and services channels. Prior to his three years at Siebel, Mr. Sunde worked in several capacities at Enron Energy Services, Inc., a division of Enron. Prior to that, he worked for IBM in various management positions for over 18 years. He serves on the boards of Prairie Jackson, Miller Monuments and Easy Shopping Place. He holds a degree in economics from Carleton College in Northfield, Minnesota.

Mr. Zaffaroni joined Acxiom in 1997 and currently serves as leader of the Information Technology Organization in the Infrastructure Management Division. He previously served as strategic initiatives leader, client services organization leader for Europe, and group leader responsible for one of Acxiom’s largest global financial accounts, as well as clients in areas including healthcare and government. Mr. Zaffaroni was first named an officer in 1999. Prior to joining Acxiom, he worked for six years for ISSC, IBM’s complex systems integration and systems operations subsidiary, and for 16 years with IBM directly, where he held several management positions. Mr. Zaffaroni holds a B.S. from Pennsylvania State University and has completed numerous business courses, including IBM’s Advanced Management School.

Selected Historical Financial Data

Set forth below is certain selected historical consolidated financial data relating to Acxiom. The financial data has been derived from the audited financial statements contained in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2007. This data should be read in conjunction with the audited consolidated financial statements and other financial information contained in that Annual Report on Form 10-K for the year ended March 31, 2007, including the notes thereto and including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by Acxiom with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find Additional Information,” beginning on page 115.

No separate financial information is provided for Parent because Parent is a newly formed entity formed in connection with the merger and has no independent operations. No pro forma data giving effect to the merger has been provided because Acxiom does not believe that such information is material to stockholders in evaluating the proposed merger and merger agreement because (i) the proposed merger consideration is all cash and (ii) if the merger is completed, Acxiom’s common stock will cease to be publicly traded.

	Years ended March 31,
	2007	2006	2005	2004	2003
	(in thousands, except per share data)
Statement of operations data:
Revenue	$1,395,136	$1,332,568	$1,223,042	$1,010,822	$958,222
Net earnings	$70,740	$64,128	$69,718	$58,344	$21,767

Earnings per share:
Basic	$0.86	$0.73	$0.80	$0.68	$0.25

Diluted	$0.84	$0.71	$0.74	$0.64	$0.24

Cash dividend per common share	$0.22	$0.20	$0.17	$0.04	$—

	As of March 31,
	2007	2006	2005	2004	2003
	(in thousands, except per share data)
Balance sheet data:
Current assets	$412,876	$338,853	$333,632	$286,326	$289,115
Current liabilities	$387,788	$379,990	$364,262	$296,103	$171,665
Total assets	$1,655,904	$1,540,498	$1,399,879	$1,215,784	$1,093,246
Long-term obligations, excluding current installments	$648,879	$376,415	$141,704	$293,457	$289,677
Book value per common share	$6.63	$8.01	$8.56	$6.76	$6.38
Stockholders’ equity	$521,311	$706,177	$814,834	$587,216	$562,556

Price Range of Common Stock and Dividend Information

The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock, as reported on the NASDAQ, the principal market in which the common stock is traded, and the cash dividends paid per share of common stock.

	Price		Dividends
	High	Low
Fiscal 2008
First Quarter (through June 22, 2007)	$28.25	$20.92	$0.00

Fiscal 2007
First Quarter	$26.80	$21.85	$0.05
Second Quarter	$26.44	$23.50	$0.05
Third Quarter	$25.89	$24.09	$0.06
Fourth Quarter	$25.80	$20.99	$0.06

Fiscal 2006
First Quarter	$22.60	$16.15	$0.05
Second Quarter	$22.10	$18.15	$0.05
Third Quarter	$24.00	$18.36	$0.05
Fourth Quarter	$26.50	$22.75	$0.05

On April 24, 2007, the last trading day before ValueAct Capital made its proposal to acquire all of our outstanding common stock, the high and low sales prices of our common stock were $22.77 and $22.16, respectively. On May 16, 2007, the last trading day prior to the public announcement of the execution of the merger agreement, the high and low reported sales prices of our common stock were $23.97 and $23.53, respectively. On June 25, 2007, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $26.57 and $26.24, respectively. You are urged to obtain a current market price quotation for our common stock.

Acxiom is restricted in its ability to declare and pay dividends by the merger agreement prior to the consummation of the merger described under the “The Merger Agreement—Conduct of Business Prior to Closing,” beginning on page 76.

Share Ownership of Management and Certain Beneficial Owners

The following table sets forth information as of June 12, 2007 with respect to the beneficial ownership of our common stock by:

•	each of our directors and executive officers individually;

•	all of our directors and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 1 Information Way, Little Rock, AR 72202, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled “Percentage of Class” is calculated based on 80,320,683 shares of our common stock outstanding on June 12, 2007. This number excludes 32,862,138 shares held in treasury. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owner	Shares Beneficially Owned		Percentage of Class
Cindy K. Childers	109,904	(1)	*
C. Alex Dietz	534,265	(2)	*
William T. Dillard II	48,981	(3)	*
Michael J. Durham	6,801		*
Dr. Mary L. Good	9,175		*
Dr. Ann Die Hasselmo	28,210	(3)	*
William J. Henderson	25,935	(3)	*
L. Lee Hodges	383,249	(4)	*
Richard K. Howe	147,940	(5)	*
Jerry C. Jones	341,489	(6)	*
Rodger S. Kline	2,454,495	(7)	3.0%
Thomas F. (Mack) McLarty, III	20,388	(3)	*
Charles D. Morgan	3,501,181	(8)	4.3%
Stephen M. Patterson	59,361	(3)	*
Martin D. Sunde	48,144	(9)	*
R. Halsey Wise	4,356		*
Christopher W. Wolf	50,000		*
James T. Womble	1,577,770	(10)	2.0%
Jeffrey W. Ubben	10,329,711	(11)	12.9%
ValueAct Capital Master Fund, L.P.	10,329,711	(11)	12.9%
VA Partners, L.L.C.
ValueAct Capital Management, L.P.
ValueAct Capital Management, LLC
Combined interests of:
Jeffrey W. Ubben
George F. Hamel, Jr.
Peter H. Kamin
435 Pacific Avenue, Fourth Floor
San Francisco, CA 94133
MMI Investments, L.P.	6,455,288	(12)	8.0%
MCM Capital Management, LLC
1370 Avenue of the Americas
New York, New York 10019
Barclays Global Investors, NA	3,934,902	(13)	4.9%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan Trust and Banking Company Limited
Barclays Global Investors Japan Limited
45 Fremont Street
San Francisco, CA 94105
All directors, nominees and executive officers, as a group (19 people)	19,681,358	(14)	23.8%

*	Denotes less than 1%.
(1)	Includes 92,164 shares subject to options which are currently exercisable or exercisable within 60 days.

(2)	Includes shares held by Mr. Dietz’s wife and 259,394 shares subject to options which are currently exercisable or exercisable within 60 days (23,548 of which are held by Mrs. Dietz).
(3)	Includes 5,400 shares subject to options which are currently exercisable or exercisable within 60 days.
(4)	Includes 329,356 shares subject to options which are currently exercisable or exercisable within 60 days.
(5)	Includes 115,000 shares subject to options which are currently exercisable or exercisable within 60 days.
(6)	Includes 320,775 shares subject to options which are currently exercisable or exercisable within 60 days.
(7)	Includes 430,235 shares subject to options which are currently exercisable or exercisable within 60 days.
(8)	Includes 435,958 shares subject to options which are currently exercisable or exercisable within 60 days.
(9)	Includes 25,000 shares subject to options which are currently exercisable or exercisable within 60 days.
(10)	Includes 367,602 shares subject to options which are currently exercisable or exercisable within 60 days.
(11)	This information is based solely upon information contained in a Schedule 13D/A filed May 24, 2007.
(12)	This information is based solely upon information contained in a Schedule 13D/A filed June 12, 2007.
(13)	This information is based solely upon information contained in a Schedule 13G filed January 23, 2007.
(14)	Includes 2,402,484 shares subject to options which are currently exercisable or exercisable within 60 days.

Prior Purchases and Sales of Acxiom Common Stock

The following table sets forth information regarding purchases by Acxiom of its common stock, showing for each quarter during the last two years, the number of shares of Acxiom common stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares.

Quarter Ended	Total Number of Shares Purchased	Average Price Paid per Share ($)	Range of Prices Paid ($)
04/01/2007 through 06/22/2007	—	$—	$—
3/31/07	—	$—	$—
12/31/06	—	$—	$—
9/30/06(1)	11,111,111	$25.00	$25.00-25.00
6/30/06(2)	575,970	$24.05	$23.15-25.25
3/31/06(2)	136,600	$24.97	$23.20-26.00
12/31/05(2)	100,000	$18.86	$18.86-18.86
9/30/05(2)	3,532,023	$19.68	$18.69-20.84
6/30/05(2)	8,336,510	$18.76	$16.82-21.25

Total	23,792,214	$21.97	$16.82-26.00

(1)	On September 12, 2006, Acxiom completed a “Dutch auction” self tender pursuant to which it purchased 11,111,111 shares of its common stock at a purchase price of $25.00 per share.
(2)	Repurchases relate to a repurchase program announced by Acxiom in November 2002. Sine November 2002, the board of directors has from time to time approved increases in the maximum dollar amount which may be repurchased from $50 million to $550 million. The repurchase program has no expiration date.

Acxiom is restricted in its ability to repurchase shares of its common stock by the merger agreement prior to the consummation of the merger described under the “The Merger Agreement—Conduct of Business Prior to Closing,” beginning on page 76.

The following table sets forth information regarding purchases of Acxiom common stock by ValueAct Capital Master Fund, L.P. and ValueAct Capital Partners Co-Investors, L.P., both of which are affiliates of ValueAct Capital, showing for the quarterly periods indicated the number of shares of Acxiom common stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares.

Quarter Ended	Total Number of Shares Purchased	Average Price Paid per Share ($)	Range of Prices Paid ($)
04/01/2007 through 06/22/2007	—	—	—
03/31/2007	—	—	—
12/31/2006	—	—	—
09/30/2006	—	—	—
06/30/2006	—	—	—
03/31/2006	1,800	$22.90	$22.90
12/31/2005	381,925	$18.82	$18.67-$18.89
09/30/2005	—	—	—
06/30/2005	604,104	$19.14	$18.78-$20.43

Total	987,829	$19.02	$18.67-$22.90

IMPORTANT INFORMATION REGARDING MERGER SUB, PARENT

AND THE VALUE ACT FILERS

Axio Acquisition Corp. and Axio Holdings LLC

Parent is a Delaware limited liability company and Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. The current owners of Parent are the following entities: ValueAct Capital Master Fund, L.P. and Silver Lake Partners II, L.P. Parent and Merger Sub’s principal executive offices are at c/o ValueAct Capital Master Fund, L.P., 435 Pacific Avenue, San Francisco, CA 94133 and their telephone number is (415) 362-3700. Parent and Merger Sub were formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Neither Parent nor Merger Sub has conducted any activities to date other than activities incidental to their formation and in connection with the transactions contemplated by the merger agreement.

Set forth below are the names, the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Parent and Merger Sub. Each of the directors and executive officers of Parent and Merger Sub is a citizen of the United States. Unless otherwise indicated, each individual has had the same principal occupation for more than five years:

Name	Occupation or Employment
Kelly J. Barlow, Director and Vice President	Mr. Barlow has served as a Director and Vice President of each of Parent and Merger Sub since May 16, 2007. He is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in August 2003, Mr. Barlow worked at EGM Capital (“EGM”) for more than six years. During his tenure at EGM, he served primarily as portfolio manager of the firm’s flagship long/short equity fund. Prior to EGM, Mr. Barlow worked at Wells Capital Management (“WCM”), a wholly owned subsidiary of Wells Fargo Bank. While at WCM, Mr. Barlow was part of the four-person growth stock team, responsible for managing more than $1 billion in small-cap equities. Mr. Barlow is a former director of Sirva, Inc. He has a B.S. with Honors from California State University, Chico and is a CFA charterholder.

Allison A. Bennington, Secretary	Mrs. Bennington has served as Secretary of each of Parent and Merger Sub since May 16, 2007. She is the General Counsel and a Partner of ValueAct Capital. Prior to joining ValueAct Capital in April 2004, Mrs. Bennington was the General Counsel of Atriax, Ltd., a joint venture of Deutsche Bank, J.P. Morgan Chase, Citibank and Reuters that was formed to establish a global foreign exchange internet trading market. Prior to joining Atriax, Ltd., Mrs. Bennington was a Managing Director of Robertson Stephens, a full service investment bank, where she ran the Legal Department. Mrs. Bennington was previously a Partner in the London office of Brobeck Hale and Dorr International, where she specialized in cross-border mergers and acquisitions and corporate finance transactions. She has a B.A. from the University of California at Berkeley and a J.D. from the University of California, Hastings College of the Law.

Michael Bingle, Director and Vice President	Mr. Bingle has served as a Director and Vice President of each of Parent and Merger Sub since May 16, 2007. He is a Managing Director of Silver Lake Partners, which he joined in 2000. Prior to joining Silver Lake, Mr. Bingle was a principal at Apollo Advisors, L.P. and he also previously worked as an investment banker in the Leveraged Finance Group at Goldman, Sachs & Co.

Name	Occupation or Employment
Todd F. Bourell, Director and Vice President	Mr. Bourell has served as a Director and Vice President of Merger Sub since May 16, 2007. He is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in May 2001, Mr. Bourell worked at Wellington Management Company as an analyst covering the telecommunications services industry. Previously, Mr. Bourell worked for four years as an analyst with Peak. Mr. Bourell is a former director of Insurance Auto Auctions, Inc. He has a B.A. from Harvard College and an M.B.A. from the Wharton School at the University of Pennsylvania.

George F. Hamel Jr., Vice President	Mr. Hamel has served as Vice President of each of Parent and Merger Sub since May 16, 2007. He is a founding member and Managing Partner of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Hamel was a Partner at Blum Capital Partners (“Blum”) for more than four years. While at Blum, Mr. Hamel was primarily responsible for client services, development, and reporting. During his tenure there, the actively managed assets under management grew from $423 million to approximately $1.8 billion. Prior to joining Blum, Mr. Hamel was partner in the investment management firm of Private Capital Management, Inc. (“PCM”) responsible for client development and administration, regulatory compliance, reporting, and trading. During his four years at PCM, assets under management grew approximately seven-fold. In addition, Mr. Hamel was also President of Carnes Capital Corporation, an affiliated NASD member broker dealer. He was previously President of Signet Investment Corporation, the investment subsidiary of Signet Banking Corporation, and was a financial consultant at Merrill Lynch. Mr. Hamel is a member of the Board of Visitors of the College of Letters and Science at the University of Wisconsin. He has a B.A. from the University of Wisconsin at Madison.

Todd Morgenfeld, Director and Vice President	Mr. Morgenfeld has served as a Director and Vice President of each of Parent and Merger Sub since May 16, 2007. Mr. Morgenfeld is a Principal of Silver Lake Partners, which he joined in May 2004. Prior to joining Silver Lake, Mr. Morgenfeld was an investment banker in the Technology, Media and Telecommunications group at Goldman, Sachs & Co. from July 2001 to May 2004.

Joseph Osnoss, Director and Vice President	Mr. Osnoss has served as a Director and Vice President of each of Parent and Merger Sub since May 16, 2007. Mr. Osnoss is a Director of Silver Lake Partners, which he joined in 2002. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co.

Jeffrey W. Ubben, Director and President	Mr. Ubben has served as a Director and the President of each of Parent and Merger Sub since May 16, 2007. He is a founding member and Managing Partner of ValueAct Capital. Mr. Ubben is also a director of Acxiom. For more information, see “OTHER IMPORTANT INFORMATION REGARDING ACXIOM—Directors and Officers of Acxiom.”

During the past five years, none of Parent, Merger Sub or any their respective executive officers or directors has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining that person or entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

ValueAct Capital Master Fund, L.P.

ValueAct Capital Master Fund, L.P. is a British Virgin Islands limited partnership, whose general partner is VA Partners, LLC, a Delaware limited liability company, the business of which is to serve as the general partner of ValueAct Capital and co-manager of Parent. ValueAct Capital, along with its affiliates, manages approximately $4.6 billion in investments and seeks to make active strategic-block value investments in a limited number of companies.

The manager of ValueAct Capital is ValueAct Capital Management, L.P., a Delaware limited partnership, the business of which is to render management services to ValueAct Capital and ValueAct Capital Partners Co-Investors, L.P. The general partner of ValueAct Capital Management, L.P. is ValueAct Capital Management, LLC, a Delaware limited liability company. Neither ValueAct Capital, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC nor VA Partners, LLC has any directors or executive officers. The managing members of VA Partners, LLC are Peter H. Kamin, Jeffrey W. Ubben and George F. Hamel. Each of the managing members is a citizen of the United States and his principal business address and telephone number is c/o ValueAct Capital Master Fund, L.P., 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133, (415) 362-3700.

The current principal occupation and material employment of the managing members of ValueAct Capital who are not directors or executive officers of Merger Sub for the last five years as of June 1, 2007 are as follows:

Name	Occupation or Employment
Peter H. Kamin	Mr. Kamin is a founding member and Managing Partner of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment, L.P. (“Peak”) for eight years, a limited partnership that made investments in a limited number of domestic public companies. Prior to founding Peak, Mr. Kamin was a Partner with Morningside, N.A., Ltd., the U.S. private equity operation for a wealthy Hong Kong-based family. Mr. Kamin began his investment career in 1984 at Fidelity Management and Research, where he was an Assistant Portfolio Manager for two multi-billion-dollar mutual funds and an equity analyst. Mr. Kamin is chairman and director of Seitel Inc., and a director of Adesa Holdings, Inc., Hanover Compressor Company, and Sirva, Inc., a former chairman and director of Insurance Auto Auctions, Inc., a former director of LeCroy Corp., OneSource Information Services, Inc., and several other public and private companies. He has a B.A. from Tufts University and an M.B.A. from Harvard Business School.

The principal occupation and material employment of the managing members of ValueAct Capital who are directors or executive officers of Merger Sub are set forth above in the subsection titled “Axio Acquisition Corp. and Axio Holdings LLC.”

During the past five years, none of ValueAct or any of its managing members have been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining that person or entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

ADJOURNMENT OF THE SPECIAL MEETING

We may ask our stockholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of Acxiom common stock present or represented by proxy and entitled to vote on the matter.

The board of directors unanimously recommends that you vote FOR the adjournment of the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Householding of Special Meeting Materials

If you and others who share your mailing address own any stock held in street name (i.e., stock held in a brokerage account or by a bank or other nominee), you may have received a notice that your household will receive only one proxy statement from each company whose stock is held in these accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this proxy statement has been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

If you would like to receive an extra copy of this proxy statement, we will send a copy to you by mail upon request to the Corporate Secretary, 1 Information Way, Little Rock, Arkansas 72202, or by calling (501) 342-1321. Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or call 1-800-542-1061, and provide your name, the name of each of your brokerage firms, banks or other nominees where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

Submission of Stockholder Proposals

If the merger is completed, we do not expect to hold an annual meeting in 2007. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, proposals of stockholders must have been received by us no later than April 23, 2007 and must have complied with Rule 14a-8. If the date of the 2007 annual meeting, if any, is changed by more than 30 days from the anniversary of the date of the annual meeting of stockholders relating to our 2006 fiscal year, then in order to be considered for inclusion in Acxiom’s proxy materials, proposals of stockholders intended to be presented at the 2007 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Acxiom Corporation, 1 Information Way, Little Rock, Arkansas 72202, Attention: Corporate Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we filed with the SEC by reference to our corporate name. You may also read and copy any document we file at the SEC’s public reference room located at:

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

Because the merger is a “going private” transaction, Acxiom, Parent, Merger Sub and ValueAct Master Fund have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

The SEC allows us to “incorporate by reference” into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below:

•	Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2007, filed with the SEC on May 30, 2007;

•	Acxiom’s Definitive Proxy Statement for its 2006 Annual Meeting, filed with the SEC on August 21, 2006;

•

Acxiom’s additional definitive proxy soliciting materials and Rule 14(a)(12) material filed with the SEC on May 17, 2007, May 18, 2007, May 22, 2007, May 25, 2007, May 29, 2007, May 30, 2007, June 11, 2007, June 21, 2007 and June 27, 2007;

•	Acxiom’s Current Report on Form 8-K, filed with the SEC on May 17, 2007 and May 22, 2007; and

•	Acxiom’s Registration Statement on Form 8-A12G, as amended, containing a description of Acxiom common stock.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

Acxiom Corporation

1 Information Way

Little Rock, Arkansas 72202

(501) 342-1321

or

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

TOLL-FREE: (888) 750-5834 (From the U.S. and Canada)

(412) 232-3651 (International)

Banks and Brokers Call Collect: (212) 750-5833

The information concerning Acxiom contained or incorporated by reference in this document has been provided by Acxiom, and the information concerning Parent and Merger Sub contained in this document has been provided by Parent.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated              •, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and neither the mailing of the proxy statement to stockholders nor the issuance of the merger consideration pursuant to the merger shall create any implication to the contrary.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

AXIO HOLDINGS LLC

AXIO ACQUISITION CORP.

and

ACXIOM CORPORATION

Dated as of May 16, 2007

A-i

(Continued)

A-ii

(Continued)

EXHIBITS:

Exhibit A	Limited Guarantee
Exhibit B	Voting Agreement
Exhibit C	Rights Plan Amendment
Exhibit D	Certificate of Incorporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 16, 2007 by and among Axio Holdings LLC a Delaware limited liability company (“Newco”), Axio Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Newco (“Merger Sub”), and Acxiom Corporation, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Article I.

WITNESSETH:

WHEREAS, the Company Board (acting on the unanimous recommendation of a Special Committee of the Company Board) has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.

WHEREAS, the managing members of Newco and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and subject to the conditions set forth herein.

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, ValueAct Capital Master Fund, L.P. and Silver Lake Partners II, L.P. (each, a “Guarantor” and together, the “Guarantors”) have each entered into a limited guarantee, dated as of the date hereof and in the form attached hereto as Exhibit A, in favor of the Company with respect to the obligations of Newco and Merger Sub arising under, or in connection with, this Agreement (each, a “Guarantee” and together, the “Guarantees”).

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, ValueAct Capital Master Fund, L.P. has entered into the Voting Agreement with the Company, dated as of the date hereof (the “Voting Agreement”), in the form attached hereto as Exhibit B.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Newco and Merger Sub to enter into this Agreement, the Company and First Chicago Trust Company of New York are entering into an amendment, dated as of the date hereof and in the form attached hereto as Exhibit C (the “Rights Plan Amendment”), to that certain Rights Agreement, dated as of January 28, 1998, as amended (the “Company Rights Plan”), so as to render the rights issued thereunder inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

WHEREAS, Newco, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Newco, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” shall mean a confidentiality agreement that (i) contains provisions with respect to confidentiality that are no less favorable in the aggregate to the Company than those confidentiality provisions contained in the Confidentiality Agreement, and (ii) does not contain provisions prohibiting the Company from providing to Newco information or any writings relating to or provided by such Person, any negotiations with such Person or the terms and conditions of any Acquisition Proposal.

(b) “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by Newco or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition from the Company by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than twenty percent (20%) of the Company Common Stock outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding as of the consummation of such tender or exchange offer; (ii) a merger, consolidation, reorganization, share exchange, recapitalization, business combination or other similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or net assets of the Company and its Subsidiaries, taken as a whole) that, if consummated in accordance with its terms, would result in any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) beneficially owning more than twenty percent (20%) of the voting equity interests (outstanding as of the consummation of such transaction) in the surviving or resulting entity of such transaction; (iii) a sale, transfer, lease, exchange, license, acquisition or disposition of any business or businesses or assets that constitute or account for (A) more than twenty percent (20%) of the consolidated net assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof) or (B) more than twenty percent (20%) of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, taken as whole; or (iv) a liquidation, dissolution or other winding up of the business of the Company and its Subsidiaries, taken as whole.

(d) “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(f) “Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Company Balance Sheet” shall mean the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2006.

(i) “Company Board” shall mean the board of directors of the Company.

(j) “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

(k) “Company Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Plan.

(l) “Company Intellectual Property” shall mean all Intellectual Property that is used or held for use by the Company or any of its Subsidiaries in connection with the business of the Company and its Subsidiaries.

(m) “Company Intellectual Property Rights” shall mean all of the Intellectual Property Rights owned by, or filed in the name of, the Company or any of its Subsidiaries.

(n) “Company Material Adverse Effect” shall mean any change, effect, event, circumstance or development (each, a “Change”, and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, that has had, or would reasonably be expected to have, a materially adverse effect on the business, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from, relating to or arising out of any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Change (by itself or when aggregated or taken together with any and all other such Changes) resulting from, relating to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions in the United States or any other country (or changes therein), general conditions in the financial markets in the United States or any other country (or changes therein) and general political conditions in the United States or any other country (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company operates; (ii) general conditions in the industries in which the Company and its Subsidiaries conduct business (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company operates; (iii) any conditions arising out of acts of terrorism or war, weather conditions or other force majeure events to the extent that such conditions do not have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company operates; (iv) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (1) the loss or departure of officers or other employees of the Company or any of its Subsidiaries, (2) the termination or potential termination of (or the failure or potential failure to renew) any Contracts with customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or otherwise, and (3) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or otherwise; (v) any actions taken, or failure to take action, or such other Changes, in each case, which Newco has approved, consented to or requested in writing; (vi) any changes in Law or in GAAP (or the interpretation thereof); (vii) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself; (viii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood and hereby agreed that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is or would be a Company Material Adverse Effect); and (ix) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) resulting from, relating to or arising out of this Agreement or any of the transactions contemplated hereby.

(o) “Company Options” shall mean any and all outstanding options to purchase shares of Company Common Stock.

(p) “Company Preferred Stock” shall mean the preferred stock, par value $1.00 per share, of the Company.

(q) “Company Stock Plans” shall mean (i) the Company’s Amended and Restated Key Associate Stock Option Plan, (ii) the Company’s 2005 Equity Compensation Plan, (iii) the Company’s 2005 Stock Purchase Plan, (iv) the Company’s U.K. Share Option Scheme and (v) any other compensatory option plans or Contracts of the Company, including option plans or Contracts assumed by the Company pursuant to a merger, acquisition or other similar transaction.

(r) “Company Stockholders” shall mean holders of shares of Company Capital Stock, in their respective capacities as such.

(s) “Company Termination Fee” shall mean an amount, in cash, equal to $66,750,000; provided, however, that “Company Termination Fee” shall mean an amount, in cash, equal to $22,250,000 in the event that this Agreement is terminated by the Company pursuant to Section 8.1(g) at any time prior to the No Shop Period Start Date.

(t) “Company Warrants” shall mean any and all outstanding warrants to purchase Company Common Stock.

(u) “Confidentiality Agreement” shall mean that certain confidentiality agreement, dated April 24, 2007, by and between the Company and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P, and ValueAct Capital Management, LLC.

(v) “Contract” shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

(w) “Default” shall mean (i) any actual breach or default, (ii) the occurrence of an event that, with the passage of time, the giving of notice or both would, constitute a breach or default or (iii) the occurrence of an event that, with or without the passage of time, the giving of notice or both, would give rise to a right of termination, renegotiation or acceleration.

(x) “Delaware Law” shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.

(y) “DOJ” shall mean the United States Department of Justice or any successor thereto.

(z) “DOL” shall mean the United States Department of Labor or any successor thereto.

(aa) “Domain Name” shall mean any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet.

(bb) “Environmental Law” shall mean any and all applicable laws and regulations promulgated thereunder, relating to the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any individual to Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

(cc) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

(dd) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(ee) “FTC” shall mean the United States Federal Trade Commission or any successor thereto.

(ff) “GAAP” shall mean generally accepted accounting principles, as applied in the United States.

(gg) “Governmental Authority” shall mean (i) any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any administrative or regulatory agency or other governmental or quasi-governmental authority or instrumentality, in each case whether federal, state, county, provincial, and whether local or foreign, (ii) any court, tribunal, judicial body, governmental arbitrator or other similar entity or body, (iv) any stock exchange or other similar self regulatory organization, body or commission, and (iv) any works council, employee trade union or other similar organization or body.

(hh) “Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls and asbestos.

(ii) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(jj) “Intellectual Property” shall mean any or all of the following: (i) proprietary inventions (whether patentable or not), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (ii) business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person including databases and data collections and all rights therein; (iii) works of authorship (including computer programs, source code, object code, whether embodied in software, firmware or otherwise), architecture, documentation, files, records, schematics, verilog files, netlists, emulation and simulation reports, test vectors and hardware development tools; (iv) embodiments of any trademarks, service marks, tradenames, logos, trade dress, designs and other indicators of sources, and (v) any similar or equivalent property of any of the foregoing (as applicable).

(kk) “Intellectual Property Rights” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, copyrights registrations and applications for registration therefor, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated (“Copyrights”); (iii) industrial designs and any registrations and applications for registration therefor; (iv) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (“Trademarks”); (v) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person; including databases and data collections and all rights therein (“Trade Secrets”); and (vi) any similar or equivalent rights to any of the foregoing (as applicable).

(ll) “IRS” shall mean the United States Internal Revenue Service or any successor thereto.

(mm) “Knowledge” of the Company, with respect to any matter in question, shall mean the actual knowledge of any directors or executive officers of the Company.

(nn) “Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(oo) “Legal Proceeding” shall mean any action, claim, suit, litigation, arbitration, or other legal proceeding (public or private) or criminal prosecution by or before any Governmental Authority.

(pp) “Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

(qq) “Licensed Company Intellectual Property” shall mean all Company Intellectual Property and Company Intellectual Property Rights, other than the Owned Company Intellectual Property.

(rr) “Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(ss) “Nasdaq” shall mean the NASDAQ Global Select Market, any successor inter-dealer quotation system operated by the Nasdaq Stock Market, Inc. or any successor thereto.

(tt) “Newco Termination Fee” shall mean an amount in cash equal to $66,750,000.

(uu) “Order” shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

(vv) “Owned Company Intellectual Property” shall mean that portion of the Company Intellectual Property and Company Intellectual Property Rights that is owned by the Company and its Subsidiaries.

(ww) “Permitted Liens” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Company Balance Sheet in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other statutory Liens to secure claims for labor, materials or supplies, in all cases for sums not yet due and payable arising in the ordinary course of business; (iii) statutory and contractual Liens to secure obligations to landlords, lessors or renters under leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) that are not in Default; (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation; (v) pledges and deposits to secure the performance of bids, trade contracts, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case which are not in Default and are in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, that individually or in the aggregate, do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries or otherwise materially impair the Company’s or any of its Subsidiaries’ operation of its business; and (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006.

(xx) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

(yy) “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(zz) “SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

(aaa) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(bbb) “Significant Subsidiary” shall have the meaning as set forth in Rule 1-02 of Regulation S-X of the SEC.

(ccc) “Special Committee” shall mean a committee of the Company Board, the members of which are not affiliated with Newco or Merger Sub and are not members of the Company’s management, formed for the purpose of, among other things, evaluating and making a recommendation to the Company Board with respect to this Agreement and the Merger.

(ddd) “Subsidiary” of any first Person shall mean: (i) another Person, more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned or controlled, directly or indirectly, by the first Person or by one of more other Subsidiaries of the first Person or by the first Person and one or more other Subsidiaries thereof; (ii) a partnership of which the first Person, or one or more other Subsidiaries of the first Person or the first Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which the first Person or one or more other Subsidiaries of the first Person or the first Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(eee) “Superior Proposal” shall mean any bona fide written Acquisition Proposal (provided that, for purposes of this definition, all references therein to “twenty percent (20%)” shall be references to “eighty percent (80%)”) with respect to which the Company Board or the Special Committee shall have determined in good faith (after consultation with its independent financial advisor and outside counsel (it being understood and hereby agreed that the independence of such financial advisor shall be determined by the Company Board or the Special Committee, as the case may be), and after considering in good faith (i) the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and the likelihood and timing of consummation in light of all financing, regulatory, legal and other aspects of such proposal, and (ii) any counter-proposal(s) made by Newco during the three-Business Day period referenced in Section 8.1(g)) that the Acquisition Transaction contemplated by such Acquisition Proposal would be more favorable to the Company Stockholders (in their capacity as such) than the Merger.

(fff) “Tax” shall mean any and all U.S. federal, state, local and non-U.S. taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Financing	6.4(b)
Assets	3.14

Term	Section Reference
Certificates	2.8(c)
Certificate of Merger	2.2
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.18(a)
Company	Preamble
Company Board Recommendation	3.1(b)
Company Disclosure Letter	Art. III
Company Intellectual Property Agreements	3.15(b)
Company Rights Plan	Recitals
Company SEC Reports	3.8
Company Securities	3.7(d)
Company Stockholder Meeting	5.4
Competing Acquisition Transaction	8.3(b)(ii)
Consent	3.4
Current Company SEC Reports	Art. III Preamble
Debt Commitment Letter	4.10(a)
Debt Financing	4.10(a)
Delaware Secretary of State	2.2
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
Effective Time	2.2
Employee Plans	3.17(a)
Equity Commitment Letter	4.10(a)
Equity Financing	4.10(a)
ERISA Affiliate	3.17(a)
ESPP	2.7(g)
Exchange Fund	2.8(b)
Financing	4.10(a)
Financing Commitment Letters	4.10(a)
Funded International Employee Plan	3.17(i)(iii)
Guarantee	Recitals
Guarantor	Recitals
Indemnified Persons	6.8(a)
Leased Real Property	3.13(b)
Leases	3.13(b)
Material Contract	3.12(a)
Merger	2.2
Merger Sub	Preamble
Newco	Preamble
Newco Expenses	8.3(b)(i)
No Shop Period Start Date	5.2(a)
Other Required Company Filings	3.29(a)
Other Required Newco Filings	4.6(a)
Option Consideration	2.7(e)
Payment Agent	2.8(a)
Per Share Price	2.7(a)(i)
Permits	3.19
Proxy Statement	3.29(a)
Recommendation Change	5.3(a)
Requisite Stockholder Approval	3.2

Term	Section Reference
Rights Plan Amendment	Recitals
Specified Person	8.3(f)
Subsidiary Securities	3.6(b)
Surviving Corporation	2.1
Tax Returns	3.16(a)

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) When reference is made herein to “ordinary course of business,” such reference shall be deemed mean “ordinary course of the Company’s business and consistent with the Company’s past practices.”

(f) Unless otherwise indicted, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(g) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Newco, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in customary form and substance satisfying the requirements of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of the DGCL; provided, however, that in no event shall Newco or Merger Sub be required to cause the Merger to be consummated during the period from August 25, 2007 through and including September 14, 2007 (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Newco, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place at a closing to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation in New York, New York, on a date and at a time to be agreed upon by Newco, Merger Sub and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other location, date and time as Newco, Merger Sub and the Company shall mutually agree upon in writing; provided, however, that in no event shall Newco or Merger Sub be required to cause the Merger to be consummated during the period from August 25, 2007 through and including September 14, 2007. The date upon which the Closing actually occurs pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as set forth in Exhibit D and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.8(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The Company shall obtain and deliver to Merger Sub the valid resignations, effective as of the Effective Time, of each director of each of the Company’s Subsidiaries (except those directors as may be designated by Merger Sub to the Company in writing prior to Closing).

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Newco, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Common Stock. Each share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock owned by Newco, Merger Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Newco, Merger Sub or the Company, in each case immediately prior to the Effective Time, and (B) any Dissenting Company Shares) shall be cancelled, retired and cease to exist and automatically converted into the right to receive cash in an amount equal to $27.10 (the “Per Share Price”), without interest thereon, upon the surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(ii) Owned Company Common Stock. Each share of Company Common Stock owned by Newco, Merger Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Newco or Merger Sub, in each case immediately prior to the Effective Time, shall be cancelled, retired and cease to exist without any conversion thereof or consideration paid therefor. Notwithstanding the foregoing, any shares of Company Common Stock owned by any direct or indirect wholly-owned Subsidiaries of the Company shall not be cancelled and shall remain outstanding.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to Per Share Price. The Per Share Price and any other term of this Agreement that is dependent on the Per Share Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Per Share Price pursuant to Section 2.7(a). At the Effective Time, all Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each such Company Stockholder shall cease to have any rights with respect thereto, except for such rights as are granted by the DGCL to a holder of Dissenting Company Shares. Such Company Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.8.

(ii) The Company shall give Newco (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Newco or unless otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Restricted Stock. Prior to the Effective Time, except as otherwise agreed to by Newco and a holder of a share of Company Restricted Stock or a Restricted Stock Unit, the Company shall provide that (i) all outstanding shares of Restricted Stock not previously forfeited and granted pursuant to the 2005 Equity Compensation Plan of the Company, as amended, shall become free of all restrictions and limitations and become fully vested and transferable, and (ii) all outstanding Restricted Stock Units not previously forfeited and granted pursuant to the 2005 Equity Compensation Plan of the Company, as amended, shall become free of all restrictions and limitations and the shares of Company Common Stock issued in connection therewith shall become fully vested and transferable. Thereafter, each share of Restricted Stock and each share of Company Common Stock issued in connection with a Restricted Stock Unit shall be treated as a share of Company Common Stock in accordance with Section 2.7(a)(i).

(e) Company Options. Except as otherwise agreed by Newco and a holder of a Company Option, Newco shall not assume any Company Options in connection with the Merger or any other transactions contemplated by this Agreement. Upon the terms and subject to the conditions set forth in this Agreement, except as otherwise agreed to by Newco and a holder of a Company Option or as set forth in Section 2.7(e) of the Company Disclosure Schedule, at the Effective Time, by virtue of the Merger and without any action on the part of Newco, Merger Sub, the Company or the holders of Company Options, the Company shall take such action as may be necessary so that the vesting of each Company Option that remains outstanding as of immediately prior to the Effective Time shall be accelerated in full in accordance with the terms thereof and except as otherwise agreed to by the holder thereof and Newco, thereupon cancelled and automatically converted into the right to receive an amount in cash, if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, and (y) the Per Share Price, less the per share exercise price of such Company Option (the “Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Option). Newco shall, or shall cause the Company to, pay to holders of Company Options the Option Consideration, less applicable Taxes required to be withheld with respect to such payments, as soon as reasonably practicable following the Effective Time. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Company Warrants. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Newco, Merger Sub, the Company or the holders of Company Warrants, each Company Warrant that is outstanding as of immediately prior to the Effective Time shall remain outstanding as of the Effective Time and thereupon be converted into the right to receive, upon the valid exercise thereof in accordance with the terms thereof, an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time, and (y) the Per Share Price, less the per share exercise price of such Company Warrant.

(g) Employee Stock Purchase Plan. Prior to the Effective Time, the Company shall take all actions necessary pursuant to the terms of the Company’s 2005 Stock Purchase Plan (the “ESPP”) to (i) shorten each purchase and/or offering period under the ESPP that extends beyond the Effective Time (the “Current Offering”) such that a new purchase date for the Current Offering shall occur prior to the Effective Time and shares of Common Stock shall be purchased by the Company ESPP participants prior to the Effective Time, (ii) to the extent not prohibited by Code Section 423, preclude the purchase under the ESPP on or after the date of this Agreement of an aggregate number of shares of Common Stock in excess of 16,666 during any monthly offering period (other than the monthly offering period in which occurs the date of this Agreement), (iii) preclude the commencement of any new purchase and/or offering period that will extend beyond the Effective Time. The Company shall take all actions necessary so that the ESPP shall terminate immediately prior to the Effective Time. The Company agrees to take any and all actions necessary, to approve and effectuate the foregoing provisions of this Section 2.7(g).

2.8 Exchange of Certificates.

(a) Payment Agent. Prior to the Effective Time, Newco shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”).

(b) Exchange Fund. At the Closing, Newco shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of shares of Company Common Stock pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Common Stock and holders of Company Stock-Based Awards and Company Options become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Newco or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services Inc. or Standard & Poor’s Corporation, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the SEC or otherwise) (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by this Article II (including with respect to former Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under Section 262 of the DGCL), Newco shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments contemplated by this Article II.

(c) Payment Procedures. Promptly following the Effective Time, Newco and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares) (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the aggregate Per Share Price payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Newco (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Company Common Stock on a book-entry account statement (it being understood and hereby agreed that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock)), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be reasonably required by Newco, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock evidenced by such Certificates, by (y) the Per Share Price (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Per Share Price payable upon the surrender of such Certificates pursuant to this Section 2.8. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect of each share of Company Common Stock represented thereby pursuant to the provisions of this Article II.

(d) Transfers of Ownership. In the event that a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Newco (or any agent designated by Newco) any transfer or other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Newco (or any agent designated by Newco) that such transfer or other Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Payment Agent, Newco and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company-Based Stock Awards and Company Options such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign Tax Laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Newco, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Common Stock or any other Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to the Surviving Corporation. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock evidenced by such Certificates solely to the Surviving Corporation, as general creditors thereof, for any claim to the applicable Per Share Price to which such holders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate theretofore representing any shares of Company Common Stock (other than Dissenting Company Shares) shall cease to have any rights with respect thereto, except the right to receive the aggregate Per Share Price payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Per Share Price paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the aggregate Per Share Price payable in respect thereof pursuant to Section 2.7; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such aggregate Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Newco, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub shall take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the disclosure schedule, arranged in parts corresponding to the numbered and lettered sections and paragraphs set forth in this Article III, delivered by the Company to Newco on the date of this Agreement (the “Company Disclosure Letter”), or (ii) to the extent specifically disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, the Company’s Definitive Proxy Statement for the 2006 Annual Meeting of the Company Stockholders and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (as on file prior to the date hereof, collectively, the “Current Company SEC Reports”) (it being understood that nothing disclosed in any risk factor or in any section relating to or containing forward looking statements in any of the Current Company SEC Reports shall be deemed disclosed in a Current Company SEC Report for the purposes of this Agreement), the Company hereby represents and warrants to Newco and Merger Sub as follows:

3.1 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby other than, with respect to the consummation, obtaining the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Newco and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

(b) At a meeting duly called and held on May 16, 2007, the Company Board (acting on the unanimous recommendation of a Special Committee of the Company Board) (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company in accordance with the DGCL, upon the terms and subject to the conditions set forth herein, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein, and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of the DGCL and directed that this Agreement be submitted for consideration by the Company Stockholders at the Company Stockholder Meeting (the “Company Board Recommendation”).

3.2 Requisite Stockholder Approval. Assuming that the representations and warranties of Newco and Merger Sub set forth in Section 4.7 are accurate, the affirmative vote of the holders of a two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Company Common Stock (the “Requisite Stockholder

Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable Law and the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Bylaws”) to adopt and approve this Agreement and consummate the Merger and the other transactions contemplated by this Agreement.

3.3 Non-Contravention and Required Consents. The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the Merger and the other transactions contemplated hereby and the compliance by the Company with any of the provisions hereof do not and will not directly or indirectly (with or without notice or lapse of time or both) (i) violate or conflict with any provision of the certificate of incorporation, bylaws, or other applicable constituent documents of the Company or any its Significant Subsidiaries, (ii) subject to obtaining such Consents set forth in Section 3.4 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Material Contract, (iii) assuming compliance with the matters referred to in Section 3.4 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

3.4 Required Governmental Approvals. No consent, approval, franchise, license, Order or authorization of, or filing or registration with, or application or notification to, or permit, inspection, waiver, or exemption from (any of the foregoing being a “Consent”), any Governmental Authority is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.5 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered or made available to Newco complete and accurate copies of the certificates of incorporation, bylaws, or other applicable constituent documents, as amended to date, of the Company and the Significant Subsidiaries and such certificates of incorporation, bylaws or other applicable constituent documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.6 Subsidiaries.

(a) Section 3.6(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Significant Subsidiary. Except as set forth in Section 3.6(a) of the Company Disclosure Letter, all outstanding shares of capital stock of, or other equity interests in, the Significant Subsidiaries are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all Liens. All such issued and outstanding shares of capital stock or other ownership interests are validly issued, fully paid and nonassessable and no such shares or other equity interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance.

(b) There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Significant Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Significant Subsidiaries, or that obligate the Company or any of its Significant Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Significant Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Significant Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Significant Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by the Company or any of its Significant Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company or dividends paid thereon or revenues, earnings or financial performance or any other attribute of any Significant Subsidiary.

3.7 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, and (ii) 1,000,000 shares of Company Preferred Stock. As of the close of business on May 11, 2007: (A) 78,751,353 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) there 32,862,138 shares of Company Capital Stock held by the Company as treasury shares. All outstanding shares of Company Common Stock are, or when issued in accordance with the terms of the Company Stock Plans will be, validly issued, fully paid, nonassessable and free of any preemptive rights and no such shares or other equity interests have been issued in violation of any preemptive or similar rights.

(b) The Company has reserved 925,372 shares of Company Common Stock for issuance under the Company Stock Plans. As of the close of business on May 11, 2007, there were outstanding Company Options to purchase 11,666,959 shares of Company Common Stock and 504,874 shares of Company Common Stock issuable under performance shares granted under the Company Stock Plans and 1,480,151 shares reserved for issuance upon the exercise of Company Warrants. Since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, other than as permitted by Section 5.1(b).

(c) Set forth in Section 3.7(c) of the Company Disclosure Letter is a true, correct and complete list, as of May 15, 2007, of (i) each of the Company Stock Plans, (ii) each Company Option (such list to include the name of the holder, the Company Stock Plan under which such options were issued, the number of shares subject thereto, the exercise prices thereof, the expiration date and a description of the vesting provisions thereof, including the dates of any scheduled time-vesting terms thereof and those that require acceleration of such vesting by virtue of the Merger), and (iii) each Company Warrant (such list to include the name of the holder, the number of shares issuable under outstanding Company Warrants, the exercise prices thereof and the expiration dates thereof.

(d) There are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company or any Significant Subsidiaries (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligating the Company to grant, extend or enter into any such agreements. No direct or indirect Subsidiary of the Company owns any Company Common Stock.

(e) Neither the Company nor any of its Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

(f) Except for the capital stock or other equity interests of its Subsidiaries, the Company does not own, directly or indirectly, (i) any shares of outstanding capital stock of any other corporation or securities convertible into or exchangeable for capital stock of any other corporation or (ii) any equity or other participating interest in the revenues or profits of any Person, and neither the Company nor any Significant Subsidiary is subject to any obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

3.8 Company SEC Reports. The Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof, and the Company will file prior to the Effective Time all forms, reports and documents with the SEC that are required to be filed by it under applicable Laws prior to such time (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Company SEC Reports”). Each SEC Report complied, or will comply, as the case may be, as of its filing date, as to form (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes Oxley Act, as the case may be, each as in effect on the date such SEC Report was, or will be, filed. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Newco or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report, except as disclosed in certifications filed with the Current Company SEC Reports.

3.9 Company Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

(b) The Company maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company and the Significant Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.

(c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s consolidated financial statements.

3.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements and notes thereto of the Company and its Subsidiaries included in the Current Company SEC Reports, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) Liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2006, in excess of $2 million individually or $7 million in the aggregate, and (d) Liabilities that do not and would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.11 Absence of Certain Changes.

(a) Since December 31, 2006 through the date hereof, except for actions expressly contemplated by this Agreement, the business of the Company and its Significant Subsidiaries has been conducted, in all material respects, only in the ordinary course consistent with past practice.

(b) Since December 31, 2006 through the date hereof, there has not been or occurred any Company Material Adverse Effect that is continuing.

(c) Since December 31, 2006 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.1(b) if proposed to be taken after the date hereof.

3.12 Material Contracts.

(a) For all purposes of and under this Agreement, a “Material Contract” shall mean:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries, taken as whole;

(ii) any employment or consulting Contract (in each case, under which the Company has continuing obligations as of the date hereof) (A) with any current or former executive officer or other employee of the Company or its Subsidiaries or member of the Company Board providing for an annual base salary in excess of $300,000; (B) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar payment in excess of $250,000 to any current employee following termination of employment or in connection with the transactions contemplated by this Agreement; or (C) pursuant to which the Company or any of its Subsidiaries or the Surviving Corporation is obligated to make any bonus payment (other than payments constituting sales commissions or sales-related bonuses) in excess of $300,000 to any current or former employee or director;

(iii) any Contract containing any covenant (A) limiting the ability of the Company or any Subsidiary or Affiliate, or to the Knowledge of the Company, any executive officer of the Company, to compete in any material respect (or Newco or any of its Affiliates (other than the Company and its Subsidiaries after the Closing) in any respect) in any line of business or, where material, with any Person or in any geographic area or during any period of time, (B) requiring the Company or any Subsidiary or Affiliate to use any supplier or third party for all or substantially all of its material requirements or needs, (C) limiting or purporting to limit in any material respect the ability of the Company or any Subsidiary or Affiliate to solicit any customers or clients of the other parties thereto, (D) requiring the Company or any Subsidiary or Affiliate to provide to the other parties thereto “most favored nations” pricing or (E) requiring the Company or any Subsidiary or Affiliate to market or co-market any products or services of a third party, (F) limiting the right of the Company or any of its Subsidiaries to make use of any material Owned Company Intellectual Property or (G) otherwise prohibiting or limiting the right of the Company or its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies, in each case other than with respect to the limitations or requirements of the Company or its Subsidiaries arising under any such Contracts that may be cancelled without continuing liability to the Company or its Subsidiaries upon notice of ninety (90) days or less resulting in the termination of such covenants and are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

(iv) any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets other than in the ordinary course of business and in an amount in excess of $5,000,000, (B) pursuant to which the Company or any of its Subsidiaries will acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or division or unit thereof or any material amount of assets of such other Person in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, or (C) pursuant to which the Company or any of its Subsidiaries has any continuing earn-out or ongoing payment of indemnification obligations in connection with any such acquisition or divestiture reasonably expected to exceed $500,000;

(v) any Company Intellectual Property Agreements set forth in Section 3.12(b) of the Company Disclosure Letter;

(vi) all joint venture contracts, partnership arrangements or other agreements involving a sharing of profits, losses, costs or liabilities of any Person by the Company or any of its Subsidiaries with any third Person;

(vii) any Contract which provides for indemnification of any officer, director or employee or other Person (in each case, under which the Company has continuing obligations as of the date hereof), other than confidentiality, non-disclosure and/or standstill agreements with potential or existing customers or vendors (including third party data providers) entered into by the Company or any of its Subsidiaries in the ordinary course of business and any Contract entered into in connection with the distribution, sale or license of the Company’s or its Subsidiaries’ products or services, or the procurement of third-party products or services, in each case entered into in the ordinary course of business;

(viii) any Contract relating to material indebtedness for borrowed money and any Lien (other than a Permitted Lien) upon any material properties or material assets of the Company or any of its Subsidiaries as security for any obligation;

(ix) all confidentiality, non-disclosure and/or standstill agreements entered into by the Company or any of its Subsidiaries (other than those entered into in the ordinary course of business) except those which have expired by their terms; and

(x) any Contract, or group of related Contracts with a single Person (or group of affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (ix) above.

(b) Section 3.12(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound.

(c) Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in Default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a Default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such Defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. No event has occurred that (i) gives any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (ii) gives any Person the right to accelerate the maturity or performance of any Material Contract; or (iii) gives any Person the right to cancel, terminate or modify any Material Contract in each case, except for such rebates, chargebacks, penalties, changes, accelerations, cancellations, terminations, or modifications that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any Material Contract whether as a termination or cancellation for convenience or for Default of the Company or any of its Subsidiaries.

3.13 Real Property.

(a) Section 3.13(a) of the Company Disclosure Letter contains a complete and accurate list of all of the real property owned by the Company and its Subsidiaries (collectively, the “Owned Real Property”). The Company (or the applicable Subsidiary, as the case may be) has a valid title to each parcel of Owned Real Property free and clear of all Liens, except Permitted Liens. Except as disclosed in Section 3.13(a) of the Company Disclosure Letter, there are no real property leases, subleases, or other similar agreements in excess or 10,000 square feet affecting the Owned Real Property, nor any outstanding options to purchase the Owned Real Property.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases or other agreements, including all amendments and modifications thereto under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property in excess of 10,000 square feet (such leases, collectively, the “Leases”) (such property, the “Leased Real Property”). The Company has heretofore delivered or made available to Newco a complete and accurate copy of all Leases of Leased Real Property (including all modifications, amendments, supplements, waivers and side letters thereto). The Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens.

(c) Section 3.13(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any of the Leased Real Property.

(d) All of the Leases set forth in Section 3.13(a), Section 3.13(b) or Section 3.13(c) of the Company Disclosure Letter, and all other leases, subleases or other agreements by which the Company or any of its Subsidiaries occupies or has the right to occupy any real property, are legal, valid, binding and, enforceable in accordance with their terms, subject to general principles of equity and laws regarding bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors, each in full force and effect and neither the Company nor any of its Subsidiaries is in Default under, or has received written notice of any Default under, any Lease, and, to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a Default thereunder by the Company or any of its Subsidiaries or any other party thereto, except, in each case, for such failure to be legal, valid, binding and enforceable or for such Defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e) With respect to all Real Property, to the Knowledge of the Company, the Company (or the applicable Subsidiary) has legal and adequate access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of businesses of the Company (or the applicable Subsidiary) as heretofore conducted. No condemnation proceeding or other litigation is pending or, to the Company’s Knowledge, threatened which would preclude or impair the use of any such Real Property for the purposes for which it is currently used as of the date hereof. such Real Property, and its continued us, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. All of the assets and properties of the Company (or the applicable Subsidiary), including, the buildings and structures located at the Real Property, are structurally sound with no material defects that are not being addressed in the ordinary course and are in good operating condition, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.14 Personal Property and Assets. The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Significant Subsidiaries (the “Assets”) are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Significant Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter contains a complete and accurate list of the following Owned Company Intellectual Property: (i) all registered Trademarks and all applications for registration of Trademarks; (ii) all Patents; and (iii) all registered Copyrights, in each case listing, as applicable, (A) the name of the applicant/registrant and current owner, (B) the jurisdiction where the application/registration is located, (C) the application or registration number and (D) the date of application or registration.

(b) Section 3.15(b) of the Company Disclosure Letter contain a complete and accurate list of all material Contracts as of the date hereof (i) under which the Company or any of its Significant Subsidiaries uses or has the right to use any Licensed Company Intellectual Property, other than licenses and related services agreements for commercially available software sold on generally available terms or (ii) under which the Company or any of its Subsidiaries has licensed or otherwise permitted others the right to use any Company Intellectual Property or Company Intellectual Property Rights, other than customer, developer and reseller licenses and other agreements entered into in the ordinary course of business, in each case specifying the parties to the agreement (such agreements, the “Company Intellectual Property Agreements”). To the Knowledge of the Company, no third parties to the Company Intellectual Property Agreements are in material breach thereof, except where such breach would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there are no pending disputes regarding the scope of such Company Intellectual Property Agreements, performance under the Company Intellectual Property Agreements, or with respect to payments made or received under such Company Intellectual Property Agreements, except for disputes that will not, individually or in the aggregate, give rise to a Company Material Adverse Effect.

(c) The Company and its Subsidiaries own all right, title and interest in the Owned Company Intellectual Property, free and clear of all Liens other than (i) encumbrances, restrictions or other obligations arising under any of the Company Intellectual Property Agreements, and (ii) Liens that do not, individually or in the aggregate, have a Company Material Adverse Effect.

(d) The Company and each of its Subsidiaries has taken reasonable and appropriate steps to protect and preserve the confidentiality of the Trade Secrets that comprise any part of the Company Intellectual Property, and to the Knowledge of the Company, there are no unauthorized uses, disclosures, misappropriations or infringements of any such Trade Secrets by any Person, except where such use, disclosure or infringement would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, all use and disclosure by the Company or any of its Significant Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or was otherwise lawful, except to the extent that any use or disclosure of any Trade Secret owned by another Person that was not done in accordance with a written agreement will not give rise to a Company Material Adverse Effect. Without limiting the foregoing, the Company and its Subsidiaries have a policy requiring employees and certain consultants and contractors (including all consultants and contractors who the Company or its Subsidiaries have paid to develop computer software for the Company) to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Newco or other agreements that provide equivalent protection with respect to Company Intellectual Property. The Company and its Subsidiaries have enforced such policy, except where any failure to enforce will not, individually or in the aggregate, give rise to a Company Material Adverse Effect.

(e) To the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business has infringed upon or otherwise violated, or is infringing upon or otherwise violating, in any respect the Intellectual Property Rights of any third party, except where such infringement did not and will not have a Company Material Adverse Effect.

(f) As of the date hereof, there is no suit, claim, action, investigation or proceeding made, conducted or brought by a third party that has been served upon or, to the Knowledge of the Company, filed or threatened with respect to, and the Company has not been notified in writing of, any alleged infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business of the Intellectual Property Rights of such third party. As of the date hereof, to the Knowledge of the Company, there is no pending or threatened claim challenging the validity or enforceability of, or contesting the Company’s or any of its Significant Subsidiaries’ rights with respect to, any of the Company Intellectual Property. As of the date hereof, to the Knowledge of the Company, the Company and its Significant Subsidiaries are not subject to any Order that restricts or impairs the use of any Company Intellectual Property or Intellectual Property Rights, other than restrictions or impairments that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in (i) the Company or its Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or Intellectual Property Rights, (ii) any right of termination or cancellation under any Company Intellectual Property Agreement, or (iii) the imposition of any Lien on any Owned Company Intellectual Property, except where any of the foregoing (in clauses (i) through (iii)) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(h) No material Intellectual Property owned by the Company or any Subsidiary was developed, in whole or in part (i) pursuant to or in connection with the participation by the Company, its Subsidiaries, or any officer, director, employee, agent, consultant or contractor of the Company or Subsidiaries in the development of any professional, technical or industry standard, or (ii) under contract with or to any government authority, university or academic institution. To the Knowledge of the Company, Section 3.15(h) of the Company Disclosure Schedule sets forth a list of all material Open Source that is both incorporated in and distributed (so incorporated) with any software that is proprietary to the Company, where “Open Source” means software licensed pursuant to an open source, public source or freeware software license, including by way of example and not limitation, the GNU General Public License, that purports to require the distribution of or access to the source code of the proprietary Company software in which it is incorporated and distributed.

(i) There is no Contract currently in effect under which the Company has delivered, transferred, promised or otherwise disclosed to any third-party escrow agent the source code for any of its proprietary computer software under which the execution of this Agreement or any of the other transactions contemplated by this Agreement could reasonably result in a release from escrow of any such source code and the grant of incremental rights to a Person with regard to such source code.

(j) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the business by Company and its Subsidiaries, including all computer hardware, software, firmware and telecommunications systems used in the business of Company and its Subsidiaries (the “IT Systems”), perform in all material respects as necessary for the conduct of the business of the Company as currently conducted. The Company has taken commercially reasonable steps (i) to ensure that the computer software and software systems used in the business of the Company do not contain any viruses, “worms”, trapdoors, or other disabling or malicious code, and (ii) to provide for the back-up, archival and recovery of the critical business data of the Company in the event of a disaster.

(k) The collection, use, transfer, import, export, storage, disposal, and disclosure by the Company of personally identifiable information, or other information relating to persons protected by Law, has not violated any applicable U.S. or foreign Laws relating to data collection, use, privacy, or protection (including, without limitation, any requirement arising under any constitution, statute, code, treaty, decree, rule, ordinance, or regulation) (collectively, “Data Laws”) in a manner that would, individually or in the aggregate, have a Company Material Adverse Effect. Since January 1, 2004, the Company has complied with, and is presently in compliance with, its privacy policies, which policies comply with all Data Laws, except where any non-compliance would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no complaint, audit, proceeding, investigation, or claim against or, to the Knowledge of the Company threatened against, the Company by any Governmental Authority, or by any Person respecting the collection, use, transfer, import, export, storage, disposal, and disclosure of personal information by any Person in connection with the Company or its business. To the Knowledge of the Company, since January 1, 2004 there have been no material security breaches compromising the confidentiality or integrity of such personal information.

3.16 Tax Matters.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries have filed all U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them and all such Tax Returns are correct and complete in all material respects, and the Company and each of its Subsidiaries have paid, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes required to be paid, and the most recent financial statements contained in the Current Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. No deficiencies for any Taxes in excess of $25,000 individually or that would be material in the aggregate have been asserted or assessed, or to the Knowledge of the Company, proposed, against the

Company or any of its Subsidiaries that have not been paid or adequately reserved (in accordance with GAAP), nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries have timely paid or withheld with respect to their employees, independent contractors, creditors, stockholders and other third parties (and paid over any amounts withheld to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other similar Taxes required to be paid or withheld.

(c) No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

(d) The Company has delivered or made available to Newco true, correct and complete copies of all U.S. federal income Tax Returns filed with respect to the Company and each of its Subsidiaries since January 1, 2004 and all examination reports and statements of material deficiencies asserted against the Company or any Company Subsidiary and received since January 1, 2004.

(e) Neither the Company nor any of its Subsidiaries is, nor has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(f) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(g) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

(h) None of the Company nor any of its Subsidiaries (i) is presently a party to any Tax sharing, indemnification or allocation agreement (other than any such agreement with customers, vendors or real property lessors, the principal purpose of which is not to address Tax matters), nor does the Company or any of its Subsidiaries owe any material amount under any such agreement or (ii) except as would not, individually or in the aggregate, have a Company Material Adverse Effect, has any liability for the Taxes of any person other than the Company or any of its Subsidiaries under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise.

3.17 Employee Plans.

(a) Section 3.17(a)(i) and Section 3.17(a)(ii) of the Company Disclosure Letter, respectively, set forth a complete and accurate list of (i) all U.S. “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other U.S. material employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) currently maintained or contributed to for the benefit of or relating to any current or former employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code (an “ERISA Affiliate”), or with respect to which the Company or any of its Subsidiaries has any current material Liability (together the “Employee Plans”). With respect to each Employee Plan, to the extent applicable the Company has made available to Newco complete and accurate copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents, any amendments thereto and summary plan descriptions, or a written description of the terms of any Employee Plan that is not in writing; (D) any related trust agreements, funding agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from the IRS or any office or representative of the DOL or any similar Governmental Authority relating to any compliance issues in respect of any such Employee Plan

(b) Section 3.17(b) of the Company Disclosure Letter sets forth a complete and accurate list of each material employee benefit plan, program or arrangement maintained or contributed to for the benefit of or relating to any current or former employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated), or with respect to which the Company or any of its Subsidiaries has any current material Liability, which would be an Employee Plan but for the fact that such plan is maintained outside the jurisdiction of the United States, including without limitation any such plan required to be maintained or contributed to by Applicable Law of the relevant jurisdiction (the “International Employee Plans”). With respect to each International Employee Plan, to the extent applicable, the Company has made available to Newco complete and accurate copies of (A) the plan documents and any amendments thereto and a written description of the terms of any International Employee Plan that is not in writing; (B) any related trust agreements, funding agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (C) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (D) any document comparable to the determination letter referenced in Section 3.17(a) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment.

(c) No Employee Plan is (1) a “defined benefit plan” (as defined in Section 414 of the Code), (2) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (3) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA) (in each case under clause (1), (2) or (3) whether or not subject to ERISA), (4) a funded welfare benefit plan within the meaning of Section 419 of the Code, (5) a plan subject to Part 3, Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA (each a “Funded Plan”). Except with respect to any such plan which has had its liabilities satisfied in full, none of the Company, any ERISA Affiliate, or any predecessor of either has sponsored, maintained, contributed to or incurred any liability to a Funded Plan.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Employee Plan has been maintained, operated and administered in compliance with its terms and with all applicable Law and Collective Bargaining Agreements, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Employee Plan that is subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since October 3, 2004 and all such Employee Plans subject to Section 409A of the Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.

(f) As of the date hereof, (i) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure, and (ii) except as would not, individually or in the aggregate, have a Company Material Adverse Effect all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any Employee Plan participant have been duly and timely filed or distributed.

(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of any sanction under Title I of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.

(h) No Employee Plan provides any material benefits (whether or not insured) with respect to any current or former employees of the Company or any ERISA Affiliates for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by Section 4980B of the Code or any similar Law, or (ii) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA). Neither any Company Entity nor any ERISA Affiliate has made a written or, to the Knowledge of the Company, oral representation to any current or former employee promising or guaranteeing any employer paid benefits for any period of time beyond retirement or termination of employment.

(i) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(i) the Company and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Employee Plan that is a group health plan within the meaning of section 5000(b)(1) of the Code. Each Employee Plan is in compliance in all material respects with the applicable provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations issued thereunder.

(ii) each Employee Plan that is intended to be “qualified” under Section 401 and/or 409 of the Code is so qualified and has received a favorable determination letter from the IRS to such effect and, no fact, circumstance or event has occurred or exists that would reasonably be expected to materially and adversely affect the qualified status of any such Employee Plan;

(iii) to the extent applicable, each International Employee Plan has been approved by the relevant taxation and other Governmental Authorities so as to enable: (i) the Company or any of its Subsidiaries and the participants and beneficiaries under the relevant International Employee Plan and (ii) in the case of any International Employee Plan under which resources are set aside in advance of the benefits being paid (a “Funded International Employee Plan”), the assets held for the purposes of the Funded International Employee Plans, to enjoy the most favorable taxation status possible and the Company is not aware of any ground on which such approval may cease to apply;

(iv) (i) the Company and each of the International Employee Plans are in compliance in all material respects with the provisions of the Laws of each jurisdiction in which any of the International Employee Plans are maintained and have obtained from the Governmental Authority or Authorities having jurisdiction with respect to such plan any required or available determinations that such plans are in compliance with the Laws and regulations of any Governmental Authority, and (ii) each International Employee Plan has been administered at all times, in all material respects, in accordance with its terms, in each case, (iii) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any International Employee Plan, the assets of any trust under any International Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any International Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure, and (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any International Employee Plan participant have been duly and timely filed or distributed

(v) neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (A) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (B) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, or (C) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation.

(vi) all contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for;

(vii) no event has occurred and to the Knowledge of the Company there currently exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of any Employee Plan, ERISA, the Code or applicable regulatory guidance issued by any Governmental Authority, Collective Bargaining Agreement or any other applicable Law; or

(viii) except as required by applicable Law or this Agreement, no condition or term under any relevant Employee Plan exists which would prevent Newco or the Surviving Corporation or any of its Subsidiaries from terminating or amending any International Employee Plan without liability to Newco or the Surviving Corporation or any of its Subsidiaries (other than ordinary administration expenses or routine claims for benefits).

(j) Except as required by applicable Law, neither the Company nor any of its Subsidiaries has any plan or commitment to amend or establish any new Employee Plan or International Employee Plan or increase any benefits under any Employee Plan or International Employee Plan.

(k) No payment which is or may be made in connection with the transactions contemplated by this Agreement by, from or with respect to any Employee Plan, to any employee, former employee, director or agent of the Company or any ERISA Affiliate, either alone or in conjunction with any other payment, event or occurrence, (i) will or could properly be characterized as an “excess parachute payment” under section 280G of the Code (or any corresponding provision of any Law) and (ii) will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provision of any Law).

(l) No awards (and no agreement or promise by the Company or any Subsidiary of the Company to make awards) under any Company Stock Plan or any Employee Plan that provides for the granting of equity, equity-based rights, equity derivatives or options to purchase equity (“Equity Plans”) have been granted with an effective grant date that is other than the date on which the committee or other administrator of such Equity Plans having authority thereunder to make such awards, (i) has taken all necessary corporate action to complete such awards (unless such committee or other administrator has specified a future grant date on the date it so acts and such action has been (or will be) completed prior to such future grant date), and (ii) has timely communicated all of the terms of the awards to the recipients in accordance with the Company’s customary human resource practices and applicable accounting standards. In addition, no awards made under the Equity Plans have been (or will be) altered in any manner that would result in or have the effect of failing to comply with the foregoing sentence.

(m) The Company has in all material respects properly classified for all purposes (including for all Tax purposes and for purposes of determining eligibility to participate in any Employee Plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided to the Company.

3.18 Labor Matters.

(a) Except as would not have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”), (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (iii) no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries, (iv) there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiary.

(b) The Company and its Subsidiaries have complied in all material respects with applicable Laws and Orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining), except for such noncompliance as has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, and are not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(d) The Company has not effected, within the 90 day period preceding the date hereof, nor does it currently have plans to effectuate (i) a “plant closing,” as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a “mass layoff” (as defined in the WARN Act) or (iii) such other layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law which would be material.

3.19 Permits. The Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”), all such Permits are in full force and effect, and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such failure to be in full force and effect or noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.20 Compliance with Laws. The Company and each of its Subsidiaries is, and at all times since April 1, 2000 has been, in compliance with all Law and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Since April 1, 2000, none of the Company and its Subsidiaries has received any written notice or other communication from any Governmental Authority regarding any actual or possible material violation of, or failure to comply with, any Law or Order.

3.21 Environmental Matters. Except for such matters as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the company threatened.

(b) Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws, at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased nor has the Company or any of its Subsidiaries received any unresolved request for information, notice of claim, demand or notification of liability or potential responsibility for any releases of Hazardous Substances.

(c) Neither Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law.

(d) Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending, or to the Knowledge of the Company threatened Legal Proceeding alleging any Liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

3.22 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company there is no investigation pending or threatened (a) against the Company, any of its Subsidiaries or any of the respective properties of the Company or any of its Subsidiaries that (i) involves an amount in controversy in excess of $5 million, (ii) seeks material injunctive relief, (iii) seeks to impose any legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and its Subsidiaries substantially as it was operated immediately prior to the date of this Agreement, or (iv) would, individually or in the aggregate, have a Company Material Adverse Effect or (b) against any current or former director or officer of the Company or any of its Significant Subsidiaries (in their respective capacities a such). Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, have a Company Material Adverse Effect. To the Company’s Knowledge, no officer or other key employee of the Company or any Significant Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries.

3.23 Insurance. The Company has made available to Newco accurate and complete copies of all current insurance policies and all self insurance programs and arrangements relating to the business, assets, liabilities, operations, employees, officers and directors of the Company or its Significant Subsidiaries. The Company and its Significant Subsidiaries have all material policies of insurance covering the Company, its Significant Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. All such insurance policies are in full force and effect, all premiums on such insurance policies have been paid, no notice of cancellation has been received, and there is no existing Default or event which, with the giving of notice or lapse of time or both, would constitute a Default, by any insured thereunder, except for such failure to pay premiums or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

3.24 Related Party Transactions. No officer or director of the Company or of any Subsidiary of the Company (or, to the Knowledge of the Company, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) or any Person owning 5% or more of the Company Common Stock is a party to any material contract, agreement, commitment, lease, license, arrangement, instrument, obligation, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with the Company or any of its Subsidiaries within the last twelve months.

3.25 Brokers. Except for Stephens Inc. and Merrill Lynch & Co., there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries or the Board of Directors of the Company or Special Committee of the Board of Directors of the Company who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement. All agreements with such Persons have previously been provided to Newco.

3.26 Opinion of Financial Advisor. The Company Board and the Special Committee have received the opinions of Stephens Inc. and Merrill Lynch & Co. to the effect that, as of the date of this Agreement, the Per Share Price is fair to the holders of Company Common Stock from a financial point of view, which opinion has not been modified or withdrawn, and a true and correct copy of such opinion has been delivered to Newco.

3.27 Company Rights Plan. The Company has amended, and the Company and the Company Board have taken all necessary action to amend, the Company Rights Plan so as to (i) render it inapplicable to this Agreement and the transactions contemplated hereby, (ii) render the Rights (as defined in the Company Rights Plan) issued pursuant to the Company Rights Plan inapplicable to the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and ensure that none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in (A) the Rights becoming exercisable, (B) cause Newco or any of its Affiliates or Associates (each as defined in the Company Rights Plan) to become an Acquiring Person (as defined in the Company Rights Plan), or (C) give rise to a Distribution Date (as defined in the Company Rights Plan), and (iii) the Rights will expire in their entirety immediately prior to the Effective Time without payment being made in respect thereof. The Company has made available to Newco a complete and accurate copy of the Rights Plan Amendment.

3.28 State Anti-Takeover Statutes. Assuming that the representations of Newco and Merger Sub set forth in Section 4.7 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.29 Proxy Statement and Other Required Filings.

(a) The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the “Proxy Statement”), as well as any other document that is required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (each, a “Other Required Company Filing” and collectively, the “Other Required Company Filings”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Newco or Merger Sub or any of their partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement. None of the Other Required Company Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Newco or Merger Sub or any of their respective partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings.

(b) The information supplied by the Company or any of its directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Newco Filings will not, at the time the applicable Other Required Newco Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

NEWCO AND MERGER SUB

Newco and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization. Each of Newco and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of Newco and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement. Newco has delivered or made available to the Company complete and accurate copies of the organizational agreements of Newco, as amended to date, and the certificate of incorporation and bylaws of Merger Sub, as amended to date.

4.2 Authorization. Each of Newco and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Newco and Merger Sub and the consummation by Newco and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Newco and Merger Sub, and except for the vote of Newco as sole stockholder of Merger Sub, no other corporate or other proceeding on the part of Newco or Merger Sub is necessary to authorize, adopt or approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Newco and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Newco and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

4.3 Non-Contravention and Required Consents. The execution, delivery or performance by Newco and Merger Sub of this Agreement, the consummation by Newco and Merger Sub of the transactions contemplated hereby and the compliance by Newco and Merger Sub with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the organizational agreements of Newco or the certificate of incorporation or bylaws of Merger Sub, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Newco or Merger Sub is a party or by which Newco, Merger Sub or any of their properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law or Order applicable to Newco or Merger Sub or by which any of their properties or assets are bound or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Newco or Merger Sub, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

4.4 Required Governmental Approvals. No Consent of any Governmental Authority is required on the part of Newco, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Newco and Merger Sub of this Agreement and the consummation by Newco and Merger Sub of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

4.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of Newco or any of its Affiliates, threatened against or affecting Newco or Merger Sub or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement. Neither Newco nor Merger Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

4.6 Proxy Statement and Other Required Filings.

(a) Any document that is required to be filed by Newco, Merger Sub or any of their respective Affiliates with the SEC in connection with the transactions contemplated by this Agreement (each, a “Other Required Newco Filing” and collectively, the “Other Required Newco Filings”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the Other Required Newco Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Newco or Merger Sub with respect to information supplied by the Company or any of its directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Newco Filings.

(b) The information supplied by Newco, Merger Sub or any of their respective partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Newco, Merger Sub or any of their respective partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings will not, at the time the applicable Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.7 Ownership of Company Capital Stock. As of the date hereof, the Guarantors and their respective Affiliates beneficially owned 10,329,711 shares of Company Common Stock. Assuming the accuracy of the representations and warranties of the Company in the first sentence of Section 3.28, the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger. As of the date of this Agreement, none of Newco, Merger Sub or the Guarantors, or any of their respective Affiliates, owns (directly or indirectly, beneficially or of record) or is a party to any Contract, arrangement or other understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the

Company (other than as contemplated by this Agreement and the Voting Agreement and the 10,329,711 shares of Company Common Stock owned by the Guarantors). During the three year period immediately preceding the date of this Agreement, none of Newco, Merger Sub or the Guarantors, or any of their respective Affiliates, has taken any action to cause any of them to be an “interested stockholder” within the meaning of Section 203 of the DGCL.

4.8 Brokers. Except for UBS Securities LLC, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco or Merger Sub.

4.9 Operations of Newco and Merger Sub. Each of Newco and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, neither Newco nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

4.10 Financing.

(a) Newco and Merger Sub have delivered to the Company a true and complete copy of an executed commitment letter, dated May 16, 2007, from UBS Securities, LLC (the “Debt Commitment Letter”), pursuant to which the lender parties thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”). Newco and Merger Sub have delivered to the Company true and complete copies of an executed commitment letter (the “Equity Commitment Letter” and together with the Debt Commitment Letter, the “Financing Commitment Letters”) from the Guarantors pursuant to which the Guarantors have committed, subject to the terms and conditions set forth therein, to invest the cash amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”).

(b) As of the date hereof, (i) none of the Financing Commitment Letters has been amended or modified, and (ii) the respective commitments contained in the Financing Commitment Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Debt Commitment Letter, in the form delivered to the Company, is in full force and effect and is a legal, valid and binding obligation of Newco and, to the knowledge of Newco, the other parties thereto, and no event or circumstance has occurred or exists which would reasonably be expected to constitute a Default or breach or an incurable failure to satisfy a condition precedent under the terms and conditions of the Debt Commitment Letter. The Equity Commitment Letter, in the form delivered to the Company, is in full force and effect and is a legal, valid and binding obligation of Newco and, to the knowledge of Newco, the other parties thereto, and no event or circumstance has occurred or exists which would reasonably be expected to constitute a Default or breach or an incurable failure to satisfy a condition precedent under the terms and conditions of the Equity Commitment Letter. There are no conditions precedent or other contingencies, side agreements or other arrangements or understandings related to the funding of the full amount of the Financing or the terms thereof, other than as set forth in the Financing Commitment Letters in the forms delivered to the Company. Subject to the terms and conditions set forth in the Financing Commitment Letters, and subject to the terms and conditions set forth in this Agreement (including the conditions set forth in Section 7.2), the aggregate proceeds contemplated by the Financing Commitment Letters, together with the available cash on hand of the Company, will be sufficient for Newco and Merger Sub to consummate the transactions contemplated hereby upon the terms contemplated by this Agreement and to pay all related fees and expenses associated therewith, including the payment of all amounts payable pursuant to Article II. As of the date of this Agreement, neither Newco nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it contained in the Financing Commitment Letters. Newco has fully paid (or has caused to be fully paid) any and all commitment fees that have been incurred and are due and payable in connection with the Financing Commitment Letters prior to the date hereof and has otherwise satisfied (or cause to be satisfied) all other terms and conditions required to be satisfied pursuant to the terms of the Commitment Letters on or before the date hereof, and Newco will pay (or cause to be paid) when due all other commitment fees arising under the Financing Commitment Letters as and when they become payable.

(c) As of the date hereof, none of Newco, Merger Sub or any of their respective Affiliates are a party to or have any Contracts, arrangements or understandings with any Person concerning contributions to be made to Newco or Merger Sub in connection with the transactions contemplated by this Agreement other than as set forth in the Financing Commitment Letters, nor any Contracts, arrangements or understandings with any Person concerning the ownership of Newco, Merger Sub or the Surviving Corporation.

(d) As of the date hereof, none of Newco, Merger Sub or any of their respective Affiliates are a party to or have any Contracts, arrangements or understandings with any Person (including the Lender) pursuant to which such Person has agreed (i) to provide or otherwise make available debt financing (or to assist with the arrangement of debt financing) for the transactions contemplated by this Agreement to or for the benefit of Newco, Merger Sub, or any of their respective Affiliates on an exclusive basis, or (ii) to refrain from providing or making available debt financing (or to assist with the arrangement of debt financing) for the transactions contemplated by this Agreement to or for the benefit of any other Person.

4.11 Solvency. As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the Merger and the payment of the aggregate merger consideration pursuant hereto, and payment of all related fees and expenses of Newco, Merger Sub, the Company and their respective Subsidiaries in connection therewith, assuming the accuracy in all material respects of the representations and warranties of the Company set forth in Article III as of the Closing Date (for such purposes without giving effect to any knowledge, materiality or “Company Material Adverse Effect” qualifications or exceptions set forth therein) (i) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (A) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities, and (B) the amount that will be required to pay the probable liabilities of the Surviving Corporation and such Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (iii) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.12 No Other Company Representations or Warranties. Except for the representations and warranties set forth in Article III, the Guarantors have acknowledged, and Newco and Merger Sub hereby acknowledge, that neither the Company or any of its Subsidiaries, nor or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents, representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Guarantors, Newco or Merger Sub (or any of them). Neither the Company or any of its Subsidiaries, nor or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents, representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to the Guarantors, Newco, Merger Sub or any other Person resulting from the delivery, dissemination or any other distribution to the Guarantors, Newco, Merger Sub or any other Person, or the use by the Guarantors, Newco, Merger Sub or any other Person, of any such information provided or made available to them by the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents, representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the

Guarantors, Newco, Merger Sub or any other Person in certain “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of any of the transactions contemplated by this Agreement.

4.13 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Guarantor, Newco and Merger Sub, the Guarantors, Newco and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. The Guarantors have acknowledged, and Newco and Merger Sub hereby acknowledge, that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Guarantors, Newco and Merger Sub are familiar, that the Guarantors, Newco and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that the Guarantors, Newco and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents, representatives, or any other Person, with respect thereto. Accordingly, the Guarantors have acknowledged, and Newco and Merger Sub hereby acknowledge, that none of the Company or any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents, representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Interim Conduct of Business.

(a) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(a) of the Company Disclosure Letter, or (iii) as approved by Newco in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, each of the Company and each of its Subsidiaries shall (1) carry on its business in the ordinary course in all material respects and in compliance in all material respects with all applicable Laws; (2) use reasonable efforts, consistent with past practices, to ensure that each of the Company and each of its Subsidiaries preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, licensors, licensees and other Persons having business relationships with the respective Company or any of its Subsidiaries; and (3) keep in full force and effect (with the same scope and limits of coverage), and/or seek appropriate renewals of, all insurance policies in effect as of the date hereof covering all material assets of each of the Company and each of its Subsidiaries.

(b) Except (x) as expressly contemplated or permitted by this Agreement, (y) as set forth in Section 5.1(b) of the Company Disclosure Letter, or (z) as approved by Newco in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following:

(i) amend its certificate of incorporation or bylaws or comparable organizational documents;

(ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for (A) the issuance and sale of shares of Company Common Stock pursuant to Company Options outstanding prior to the date hereof, and (B) grants of up to 200,000 shares in the aggregate to newly hired employees or recently promoted employees (other than officers) of Company Options issued in the ordinary course of business consistent with past practice, with a per share exercise price that is no less than the then-current market price of a share of Company Common Stock;

(iii) directly or indirectly acquire, repurchase or redeem any Company Securities or Subsidiary Securities;

(iv) (A) split, combine or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries;

(v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except for the transactions contemplated by this Agreement;

(vi) except for intercompany transactions between the Company and any wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company, lend money to any Person or incur, prepay or guarantee any indebtedness, enter into any “keep well” or other arrangement to maintain the financial condition of any Person having the same economic effect or mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except that the Company may (A) make routine borrowings in the ordinary course of business and consistent with past practices under agreements or arrangements in effect on the date hereof or incur debt in the ordinary course of business under lines of credit or other credit facilities in effect on the date hereof or enter into capital leases or operating leases in the ordinary course of business and consistent with past practices, (B) make ordinary travel or other advances in the ordinary course of business in accordance with the Company’s policies or practices in effect on the date hereof, (C) make loans or advances to direct or indirect wholly-owned Subsidiaries in the ordinary course of business and consistent with past practices, (D) prepay indebtedness with no prepayment penalty up to $1,000,000 in the aggregate in the ordinary course of business and consistent with past practices, or (E) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person not in excess of $5 million individually or $15 million in the aggregate in the ordinary course of business and consistent with past practices;

(vii) except as may be required by applicable Law, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, except in any such case in the ordinary course of business and consistent with past practices in connection with any new employee hires or the promotion of any employees, or (B) increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in any such case in the ordinary course of business and consistent with past practices in connection with any new employee (other than any director or officer) hires or the promotion of any employees (other than any directors or officers);

(viii) commence, compromise, settle any pending or threatened material Legal Proceeding which would or may reasonably be expected to expose the Company or any of its Subsidiaries to any liability in excess of $5,000,000 or the settlement of which includes any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as whole;

(ix) except as may be required as a result of a change in applicable Law or in GAAP, make any change in any of the accounting principles or practices used by it or revalue any of its assets;

(x) (A) make or change any material Tax election, (B) settle or compromise any material income Tax liability, (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, or (D) adopt a material change of any Tax accounting method, except as required by Law;

(xi) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein in excess of $15 million individually or $25 million in the aggregate; or

(xii) purchase, acquire, sell, lease, encumber, mortgage, pledge or otherwise transfer or dispose of any Real Estate or any interest therein (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect as of the date hereof (which are listed in Section 5.1(b)(xii) of the Company Disclosure Letter); provided that such transaction is consummated in accordance in all material respects with the provisions of such obligations, including but not limited to such purchase or sale price;

(xiii) make capital expenditures in excess of 110% of the amount of capital provided for in the Company’s budget for the remaining Fiscal Year 2008 (a copy of which 2008 budget is attached on Section 5.11(b)(xiii) of the Company Disclosure Letter);

(xiv) acquire, lease or license any right or other asset from any other Person or sell, transfer or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

(xv) except in the ordinary course of business, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract or any Contract that would be a Material Contract if entered into prior to the date hereof;

(xvi) enter into or renew or extend any agreements or arrangements that limit or otherwise restrict the Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict the Company or any of its Subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(xvii) terminate, cancel, amend or modify any material insurance policy maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(xviii) (A) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $1,000,000 in the aggregate, other than in the ordinary course of business and consistent with past practice, (B) cancel any indebtedness for borrowed money in excess of $1,000,000 in the aggregate, (C) waive or assign any claims or rights of substantial value or (D) waive any material benefits of, or agree to modify in any material respect, or materially fail to enforce, or consent to any material matter with respect to which consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

(xix) take any actions or omit to take any actions that would or would be reasonably likely to (A) result in any of the conditions to the consummation of the Merger set forth in Article VII not being satisfied or (B) materially impair the ability of the Company or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

(xx) enter into any license with respect to Company Intellectual Property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practices;

(xxi) permit any material item of Company Intellectual Property to become abandoned, cancelled, invalidated or dedicated to the public;

(xxii) enter into any new line of business not reasonably related to any current line of business;

(xxiii) enter into any material contract, agreement or arrangement to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to result in a violation of such contract, agreement or arrangement;

(xxiv) take any action intended to result in any of the representations or warranties of the Company hereunder being untrue in any material respect;

(xxv) enter into a material written and legally binding agreement with a taxing authority relating to Taxes;

(xxvi) sell, assign, transfer or otherwise convey, or abandon or permit to be dedicated to the public domain any material item of Company Owned Intellectual Property, other than in the ordinary course of business; or

(xxvii) enter into a Contract or otherwise make a commitment to take any of the actions prohibited by this Section 5.1(b).

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give the Guarantors, Newco or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

5.2 No Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period commencing with the execution and delivery of this Agreement and continuing until 12:01 a.m. (Eastern time) on July 16, 2007 (the “No Shop Period Start Date”), the Company and its Subsidiaries and their respective affiliates, directors, officers, employees, investment bankers, attorneys, accountants, consultants, advisors, agents and other representatives (“Representatives”) shall have the right (acting under the direction of the Special Committee) to directly or indirectly (i) solicit, initiate and/or, propose, induce or encourage the making, submission or announcement of one or more Acquisition Proposals from one or more Persons, including by furnishing to any Person any non-public information relating to the Company or any of its Subsidiaries or by affording to any Person access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided, however, that the Company shall provide to Newco any non-public information concerning the Company or its Subsidiaries that is provided to any Person which was not previously provided to Newco, and afford to Newco the same access to the business, properties, assets, books, records and other non-public information, and to the personnel, of the Company and its Subsidiaries as provided to such Person, (ii) continue, enter into, participate in and/or engage in any discussions or negotiations with one or more Persons with respect to one or more Acquisition Proposals or any other proposals that could lead to an Acquisition Proposal, or otherwise encourage, facilitate or assist an Acquisition Proposal or any inquiries, proposals or offers that could lead to an Acquisition Proposal, and (iii) otherwise cooperate with, assist or take any action to facilitate one or more Acquisition Proposals or any other proposals that could lead to an Acquisition Proposal. Notwithstanding the foregoing, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the No Shop Period Start Date, the

Company shall not (A) approve, endorse or recommend an Acquisition Transaction, or (B) enter into any letter of intent, memorandum of understanding or other Contract contemplating or otherwise relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Acquisition Proposal involves the issuance of securities to Company Stockholders, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to the proposed issuer of any such securities) or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or breach its obligations hereunder. Subject to the terms of Section 5.2(c), on the No Shop Period Start Date the Company shall cease and cause to be terminated any activities that are prohibited by Section 5.2(b).

(b) Subject to the terms of Section 5.2(c), during the period commencing with the No Shop Period Start Date and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall direct their respective Representatives not to (and shall be responsible for any breach of the following provisions by any such Representatives), directly or indirectly, (i) solicit, initiate, propose, induce or encourage the making, submission or announcement of an Acquisition Proposal, or invite the submission of any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Newco, Merger Sub or any designees of Newco or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Newco, Merger Sub or any designees of Newco or Merger Sub), in any such case with the intent (or under circumstances that would reasonably be expected) to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) enter into, participate or engage in any discussions or negotiations with any Person with respect to an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Transaction, (v) enter into any letter of intent, memorandum of understanding or other Contract contemplating or otherwise relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Acquisition Proposal involves the issuance of securities to Company Stockholders, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to the proposed issuer of any such securities) or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or breach its obligations hereunder, or (vi) release any Person from a “standstill” with the Company or other similar Contract constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, at all times during the period commencing as of the No Shop Period Start Date and continuing until the Company’s receipt of the Requisite Stockholder Approval, the Company Board and/or the Special Committee may, directly or indirectly through one or more Representatives, (i) participate or engage in discussions or negotiations with, and/or (ii) furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries, in all cases pursuant to an Acceptable Confidentiality Agreement, to any Person that has made a bona fide unsolicited written Acquisition Proposal after the No Shop Period Start Date (including any Person with whom the Company was in discussions or negotiations prior to the No Period Start Date, but subject to the receipt of a bona fide written Acquisition Proposal from any such Person after the No Shop Period Start Date that was not solicited on or after the No Shop Period Start Date), provided that (1) the Company Board or the Special Committee determines in good faith (after consultation with its independent financial advisor and outside counsel, it being understood and hereby agreed that the independence of such financial advisor shall be determined by the Company Board or the Special Committee, as the case may be) that such Acquisition

Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (2) the Company Board or the Special Committee determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law, and (3) contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Newco to the extent such information has not been previously furnished to Newco.

(d) In addition to the obligations of the Company set forth in Section 5.2(c), at all times during the period commencing as of the No Shop Period Start Date and continuing until the Company’s receipt of the Requisite Stockholder Approval, in the event that any director or executive officer of the Company becomes aware of any receipt by the Company or any of its Representatives of (i) any Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal, then the Company shall promptly (and in any event by the next Business Day) notify Newco thereof, inform Newco of the material terms and conditions thereof, the identity of the Person or group of Persons making such Acquisition Proposal, request, inquiry, proposal or offer, and provide Newco with copies of all written materials initially or subsequently provided to, by or on behalf of such Person in connection with such Acquisition Proposal, request, inquiry, proposal or offer. The Company shall keep Newco reasonably informed on a reasonably current basis of the status of, and the material discussions and negotiations relating to, any such Acquisition Proposal, request, inquiry, proposal or offer.

5.3 Company Board and Special Committee Recommendation.

(a) Neither the Company Board nor the Special Committee shall (i) withhold, withdraw, amend or modify in a manner adverse to Newco, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Newco, the Company Board Recommendation, or (ii) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Acquisition Proposal (any action described in the preceding clauses (i) and (ii) being referred to herein as a “Recommendation Change”).

(b) Notwithstanding anything to contrary set forth in this Section 5.3(a) or elsewhere in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board and/or the Special Committee may effect a Recommendation Change if:

(i)(A) the Company has received a bona fide written Acquisition Proposal prior to the Go Shop Period Start Date or a bona fide unsolicited written Acquisition Proposal at any time, (B) the Company shall have (1) notified Newco at least three (3) Business Days prior to effecting a Recommendation Change pursuant to this Section 5.3(b)(i) that the Company has received an Acquisition Proposal that constitutes a Superior Proposal (it being understood and hereby agreed that the Company’s delivery of such notice to Newco shall not be deemed to be a Recommendation Change under the terms of this Agreement), which notice shall include the identity of the party making such Acquisition Proposal and a copy of the Acquisition Proposal, and (2) negotiated in good faith with Newco and its agents and advisors during such three-Business Day period regarding any modifications to the price and other terms and conditions of this Agreement proposed by Newco in response thereto, (C) following the three-Business Day period referenced in the preceding clause (B), the Company Board or the Special Committee shall have determined in good faith (after consulting with its independent financial advisor and outside counsel (it being understood and hereby agreed that the independence of such financial advisor shall be determined by the Company Board or the Special Committee, as the case may be) and after considering in good faith any proposed modifications to the price and other terms and conditions of this Agreement that Newco has made) that (1) the Acquisition Proposal continues to constitute a Superior Proposal, and (2) the failure to effect a Recommendation Change in connection therewith would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law; or

(ii) in the event that the Recommendation Change is not being made in connection with an Acquisition Proposal, the Company Board or the Special Committee determines in good faith (after consultation with its outside counsel) that the failure to effect a Recommendation Change would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law.

(c) Nothing set forth in Section 5.2, this Section 5.3 or elsewhere in this Agreement shall prohibit the Company Board or the Special Committee from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (ii) making any other statement or disclosure to the Company Stockholders if the Company Board or the Special Committee determines in good faith (after consultation with its outside counsel) that the failure to make such statement or disclosure would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law; provided, however, that, in either such case, any such statements or disclosures will be subject to the terms and conditions of this Agreement, including the provisions of Article VIII; and provided further that any such statement or disclosure (other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation in connection with such statement or disclosure.

5.4 Company Stockholder Meeting. The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) as promptly as practicable following the date hereof for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL and seeking the Requisite Stockholder Approval; provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting: (i) only one time and for a period of up to seven (7) Business Days, in the event that there are insufficient shares of the Company Common Stock present or represented by a proxy at the then scheduled Company Stockholder Meeting to conduct business at the Company Stockholder Meeting; (ii) for so long as may be required (or requested by the SEC), in the event that the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff, or (iii) for a period of up to five (5) Business Days (or any longer period of time if the Company Board or the Special Committee determines in good faith that it is required to postpone or adjourn the Company Stockholder Meeting for such longer period of time in order to fulfill its fiduciary duties under Delaware Law), in the event that the Company Board or Special Committee determines in good faith (after consultation with its outside counsel) that the failure to postpone or adjourn the then scheduled Company Stockholder Meeting in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Recommendation Change) would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law; and provided further, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company shall not be required to convene and hold the Company Stockholder Meeting at any time prior to the tenth (10th) Business Day immediately following the No Shop Period Start Date. Without limiting the generality of the foregoing, unless this Agreement is earlier terminated pursuant to Article VIII, the Company’s obligations pursuant to the first sentence of this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. Unless this Agreement is earlier terminated pursuant to Article VIII and subject to any Recommendation Change that the Company Board or the Special Committee may effect pursuant to the terms of Section 5.3(b), the Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement (which proxies will be solicited in compliance with all applicable Laws) and shall use its reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting.

5.5 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Newco and its financial advisors, financing sources (and their counsel), business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records (including Tax records) and personnel of the Company; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a Default under, or give a third party the right terminate or accelerate the rights under, such Contract entered into prior to the date hereof, so long as in each such case, the Company uses its reasonable best efforts to obtain the requisite consent or enters into alternative arrangements to provide such access, or (iv) subject to the terms of Section 5.2(d), such documents or information relate directly or indirectly to any Acquisition Proposals that the Company or any of its Representatives may have received from any Person or any discussions or negotiations that the Company or any of its Representatives is having with respect to any Acquisition Proposal or any other proposals that could lead to an Acquisition Proposal; and provided further, that no information or knowledge obtained by Newco in any investigation conducted pursuant to the access contemplated by this Section 5.5 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Newco and Merger Sub hereunder. Any investigation conducted pursuant to the access contemplated by this Section 5.5 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Newco or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.5.

5.6 Certain Litigation. The Company shall promptly advise Newco of any litigation commenced after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Newco reasonably informed regarding any such litigation. The Company shall give Newco the opportunity to participate in the litigation, shall consult with the Company regarding the defense or settlement of any such stockholder litigation and shall consider Newco’s views with respect to such stockholder litigation. The Company shall not settle any such litigation without Newco’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

5.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Reasonable Best Efforts to Complete. Upon the terms and subject to the conditions set forth in this Agreement, each of Newco, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Article VII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and other Persons from whom any non-actions, waivers, consents, approvals, orders or authorizations are required and make all necessary registrations, declarations and filings with any Governmental Authorities and other Persons with whom any registrations, declarations or filings are required; (iii) obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement; and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company shall not take (or commit to take) any actions to divest or hold separate any assets or make any payments in connection with obtaining any consent hereunder without Newco’s prior written consent (such consent not to be unreasonably withheld).

6.2 Regulatory Filings.

(a) Each of Newco and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act within twenty (20) Business Days following the execution and delivery of this Agreement, and (ii) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that is required by any other Antitrust Laws as soon as practicable following the execution and delivery of this Agreement. Each of Newco and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be reasonably required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws, and (iv) use their reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Antitrust Laws as soon as practicable. Each of Newco and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR or any other Antitrust Laws with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Notwithstanding the foregoing, neither Newco nor any of its Affiliates shall be required to divest or hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to (or its ability to retain), any of its businesses, assets or product lines or that otherwise would reasonably be expected to materially adversely affect the benefits that Newco and its Affiliates expect to derive from the transactions contemplated by this Agreement.

(b) Each of Newco, Merger Sub and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not contemplated by Section 6.2(a) are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by Section 6.2(a) are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and use their best efforts to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

6.3 Proxy Statement and Other Required Filings. As soon as practicable following the date hereof, the Company, Newco and Merger Sub shall jointly prepare, and the Company shall file with the SEC, the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the

Company Stockholder Meeting. If the Company determines that it is required to file with the SEC any Other Required Company Filing under applicable Law, the Company shall promptly prepare and file with the SEC such Other Required Company Filing. If Newco, Merger Sub or any of their respective Affiliates determine that they are required to file any Other Required Newco Filing under applicable Law, then Newco, Merger Sub and their respective Affiliates, if applicable, shall promptly prepare and file with the SEC such Other Required Newco Filing. The parties will cooperate with each other in connection with the preparation of the Proxy Statement, any Other Required Company Filing and any Other Required Newco Filing. The Company, Newco and Merger Sub, as the case may be, shall furnish all information concerning the Company, on the one hand, and Newco and Merger Sub (and their respective Affiliates, if applicable), on the other hand, as the other may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, any Other Required Company Filing and any Other Required Newco Filing. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement, any Other Required Company Filing and any Other Required Newco Filing. None of the Company, Newco, Merger Sub or any of their respective Affiliates shall file with the SEC the Proxy Statement, any Other Required Company Filing or any Other Required Newco Filing, as the case may be, or any amendment or supplement thereto, and none of the Company, Newco, Merger Sub or any of their respective Affiliates, if applicable, shall correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Newco Filing, as the case may be, in any such case without providing the other parties hereto a reasonable opportunity to review and comment thereon or participate therein, as the case may be. The Company, on the one hand, and Newco and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Newco Filing, as the case may be, any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Newco Filing, as the case may be, or any receipt of a request by the SEC or its staff for additional information in connection therewith. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Newco or Merger Sub, or any of their respective partners, members, stockholders, directors, officers or Affiliates, should be discovered by the Company, Newco or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Newco Filing, as the case may be, so that the Proxy Statement, any Other Required Company Filing or Other Required Newco Filing, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable Other Required Company Filing or Other Required Newco Filing describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Newco and Merger Sub shall cause any Other Required Newco Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Unless this Agreement is earlier terminated pursuant to Article VIII or the Company Board or the Special Committee shall effect a Recommendation Change pursuant to the terms of Section 5.3(b), the Company shall include the Company Board Recommendation (together with a copy of the opinion referred to in Section 3.26) in the Proxy Statement and, if applicable, any Other Required Company Filings.

6.4 Financing.

(a) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause the respective officers, employees, consultants and advisors, including legal and accounting advisors, of the Company and its Subsidiaries to, provide to Newco all cooperation reasonably requested by Newco in connection with the arrangement of the Financing, including by (i) participating in meetings, presentations, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and other similar documents required in connection with the Debt Financing, (iii) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Newco (including a certificate of the chief financial officer of any of the Company or its Subsidiaries with respect to solvency matters and using its commercially reasonable efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing), (iv) furnishing Newco and its Debt Financing sources and their counsel with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Newco, including all financial statements required to be delivered as conditions precedent to the Debt Financing as set forth in the Debt Commitment Letter, (v) using its commercially reasonable efforts to obtain any legal opinions, surveys and title insurance as reasonably requested by Newco, (vii) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (viii) using its commercially reasonable efforts to obtain any necessary rating agencies’ ratings or confirmation of ratings for the Debt Financing, and (ix) taking all corporate actions necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available as of the Effective Time; provided, however, that (A) no obligation of the Company or any of its Subsidiaries under such credit or other agreement shall be effective until the Effective Time, (B) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries, and (C) neither the Company nor any of its Subsidiaries shall be required to pay any commitment fee or similar fee or incur any liability with respect to the Financing prior to the Effective Time. Prior to the Effective Time, Newco shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with the foregoing cooperation. Prior to the Effective Time Newco shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors, officers, employees, agents and other representatives, and from and after the Effective Time the Surviving Corporation shall indemnify and hold harmless the directors, officers, employees, agents and other representatives of the Company and its Subsidiaries, from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries), except to the extent that such losses, damages, claims, costs or expenses resulted from or arose out of the willful misconduct of the Company, any of its Subsidiaries or any such directors, officers, employees, agents and other representatives.

(b) Newco shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter as soon as reasonably practicable following the date of this Agreement (and in any event prior to the Closing), including by (i) maintaining in effect the Debt Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing on the terms and conditions reflected in the Debt Commitment Letter or on other terms no less favorable, in the aggregate, to Newco and the Surviving Corporation, (iii) satisfying on a timely basis all conditions applicable to Newco and Merger Sub in such definitive agreements that are within their control, (iv) enforcing its rights under the Debt Commitment Letter, and (v) consummating the Debt Financing contemplated by the Debt Commitment Letter as soon as reasonably practicable following the date of this Agreement (and in any event prior to the Closing). In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter for any reason, as promptly as practicable following the occurrence of such event Newco shall use its reasonable best efforts to obtain alternative financing from alternative sources (“Alternative Financing”) on terms that are not less favorable, in the aggregate, to Newco and the Surviving Corporation than the Debt Financing contemplated by the Debt Commitment Letter as promptly as practicable following the occurrence of such event. Newco shall keep the Company reasonably apprised as to the status of, and any material developments relating to, the Debt Financing.

(c) Newco shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Equity Financing and as soon as reasonably practicable following the date of this Agreement (and in any event prior to the Closing), including by (i) maintaining in effect the Equity Commitment Letter, (ii) satisfying on a timely basis all conditions applicable to Newco in such Equity Commitment Letter that are within its control, if any, (iii) enforcing its rights under the Equity Commitment Letter, and (iv) consummating the Equity Financing as soon as reasonably practicable following the date of this Agreement (and in any event prior to Closing). Newco shall keep the Company reasonably apprised as to the status of, and any material developments relating to, the Equity Financing.

(d) Unless the Company shall otherwise consent in writing, prior to the Effective Time, none of Newco, Merger Sub or any of their respective Affiliates shall enter into or make any Contracts, arrangements or understandings with any Person (other than with their other Affiliates) concerning contributions to be made to Newco or Merger Sub in connection with the transactions contemplated by this Agreement other than as set forth in the Financing Commitment Letters, nor any Contracts, arrangements or other understandings with any Person concerning the ownership of Newco, Merger Sub or the Surviving Corporation.

(e) Prior to the Effective Time, none of Newco, Merger Sub or any of their respective Affiliates shall enter into or make any Contracts, arrangements or understandings with any Person (including the Lender) pursuant to which such Person agrees (i) to provide or otherwise make available debt financing (or to assist with the arrangement of debt financing) for the transactions contemplated by this Agreement to or for the benefit of Newco, Merger Sub, or any of their respective Affiliates on an exclusive basis, or (ii) to refrain from providing or making available debt financing (or to assist with the arrangement of debt financing) for the transactions contemplated by this Agreement to or for the benefit of any other Person.

6.5 Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Newco and Merger Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

6.6 Notification of Certain Matters.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt notice to Newco and Merger Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Newco and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Newco and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Newco pursuant to this Section 6.6(a).

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Newco shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Newco or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the transactions contemplated hereby set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Newco and Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 6.6(b).

6.7 Public Statements and Disclosure. None of the Company, on the one hand, or Newco and Merger Sub, on the other hand, hereby shall issue any public release or make any public announcement or disclosure concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood and hereby agreed that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 6.7 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company pursuant to Section 5.3.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Newco shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers set forth in Section 6.8 of the Company Disclosure Letter and any person who becomes a director or officer of the Company or any of its Subsidiaries after the date hereof and prior to the Effective Time (but in the case of any person who becomes a director or officer of the Company or any of its Subsidiaries after the date hereof and prior to the Effective Time, solely to the extent that the terms and conditions of any such indemnification agreements are no more favorable, in the aggregate, to the indemnification agreements to which similarly situated directors and officers set forth in Section 6.8 of the Company Disclosure Letter are a party) (each, an “Indemnified Person” and collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Newco shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits thereunder pursuant to the terms thereof in effect on the date hereof), in each case in their respective capacities as such, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner that adversely affects their rights thereunder except as required by applicable Law.

(b) Prior to the Effective Time, Newco shall purchase a six-year “tail” prepaid policy on the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance. Newco and the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy shall remain in full force and effect.

(c) If Newco or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of Newco and the Surviving Corporation set forth in this Section 6.8.

(d) The obligations set forth in this Section 6.8 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the “tail” policy referred to in Section 6.8(b) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the “tail” policy referred to in Section 6.8(b) (and their heirs and representatives). Each of the Indemnified Persons or other persons who are beneficiaries under the “tail” policy referred to in Section 6.8(b) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and other persons who are beneficiaries under the “tail” policy referred to in Section 6.8(b) (and their heirs and representatives)) under this Section 6.8 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(e) The obligations and liability of Newco, the Surviving Corporation and their respective Subsidiaries under this Section 6.8 shall be joint and several.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and hereby agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims under such policies.

6.9 Obligations of Merger Sub. Newco shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

6.10 Confidentiality. Newco, Merger Sub and the Company hereby acknowledge that Newco and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Newco, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Effective Time, of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(b) Requisite Regulatory Approvals. (i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and (ii) all other material clearances, consents, approvals, orders and authorizations of Governmental Authorities required under applicable Antitrust Laws (other than the HSR Act) shall have been obtained.

(c) No Legal Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in the State of Delaware or in any other jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in the State of Delaware or in any other jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making the Merger illegal in the State of Delaware or in any other jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in the State of Delaware or in any other jurisdiction in which the Company has material business or operations.

7.2 Conditions to the Obligations of Newco and Merger Sub. The obligations of Newco and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Newco:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.1, Section 3.5, Section 3.7, Section 3.25 and Section 3.26 of this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties made only as of a specified date, which need only be true and correct in all material respects as of the specified date), (ii) the representation and warranty of the Company set forth in Section 3.11(b) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and (iii) set forth in Article III of this Agreement, other than those representations and warranties referenced in the preceding clause (i) and (ii), shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except in the case of the representations and warranties referenced in this clause (iii), (A) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, and (B) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in the Agreement for purposes of clause (iii) of this Section 7.2(a), all “Company Material Adverse Effect” and other materiality qualifications (but not qualifications based on specific dollar amounts or thresholds) set forth in such representations and warranties shall be disregarded.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations that are to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officer’s Certificate. Newco and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the execution and delivery of this Agreement that is continuing.

(e) Certain Contracts. Since the date of this Agreement, there has been no change in the material terms, including pricing terms and scope of the projects, of Material Contract between the Company and the parties listed on Section 7.2(e) of the Company Disclosure Letter, which change is materially adverse to the Company and its Subsidiaries taken as a whole.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Newco and Merger Sub set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Newco and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

(b) Performance of Obligations of Newco and Merger Sub. Each of Newco and Merger Sub shall have performed in all material respects the obligations that are to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate of Newco and Merger Sub, validly executed for and on behalf of Newco and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. Notwithstanding the prior adoption of this Agreement by the Company Stockholders in accordance with the DGCL, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto):

(a) by mutual written agreement of Newco and the Company; or

(b) by either Newco or the Company, if the Merger shall have not been consummated by December 28, 2007 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in any of the conditions to the Merger set forth in Article VII having failed to be satisfied on or before the Outside Date and such action or failure to act constitutes a material breach of this Agreement; or

(c) by either Newco or the Company if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in the State of Delaware or in any other jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in the State of Delaware or in any other jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making Merger illegal in the State of Delaware or in any other jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the Merger in the State of Delaware or in any other jurisdiction in which the Company has material business or operations, and such Order has become final and non-appealable; or

(d) by either Newco or the Company, if the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any postponement or adjournment thereof); or

(e) by the Company, in the event that (i) the Company is not then in material breach of its covenants, agreements and other obligations under this Agreement, and (ii) Newco and/or Merger Sub shall have breached or otherwise violated any of their respective material covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Newco and Merger Sub set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Merger set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied by the Outside Date and such breach, violation or inaccuracy cannot be cured or, if curable, is not cured within thirty (30) days after Newco first receives written notice from the Company of such breach, violation or inaccuracy; or

(f) by the Company, in the event that Newco and Merger Sub are in breach of their obligation to cause the Merger to be consummated pursuant to Section 2.2 because of their failure to receive the proceeds contemplated by the Debt Financing or their refusal to accept Alternative Financing on terms that are not less favorable, in the aggregate, to Newco and the Surviving Corporation than the Debt Financing contemplated by the Debt Commitment Letter; or

(g) by the Company, in the event that at any time prior to obtaining the Requisite Stockholder Approval, the Company Board or the Special Committee authorizes the Company to enter into a definitive agreement relating to an Acquisition Proposal, provided that (i) the Company shall have complied in all material respects with the terms of Section 5.2 in connection with the Acquisition Proposal, (ii) the Company shall have (A) notified Newco at least three (3) Business Days prior to terminating this Agreement pursuant to this Section 8.1(g) that the Company has received an Acquisition Proposal that constitutes a Superior Proposal (it being understood and hereby agreed that the Company’s delivery of such notice to Newco shall not be deemed to be a Recommendation Change under the terms of this Agreement), which notice shall include the identity of the party making such Acquisition Proposal and a copy of the proposed definitive agreement(s) for the Acquisition Transaction contemplated by such Acquisition Proposal, and (B) negotiated in good faith with Newco and its agents and advisors during such three-Business Day period regarding any modifications to the price and other terms and conditions of this Agreement proposed by Newco in response thereto (it being understood and hereby agreed that any material change in the terms and conditions of such Acquisition Proposal shall require a new three-Business Day notice and negotiation period), (iii) following the three-Business Day period referenced in the preceding clause (ii), the Company Board or the Special Committee shall have determined in good faith (after consulting with its independent financial advisor and outside counsel (it being understood and hereby agreed that the independence of such financial advisor shall be determined by the Company Board or the Special Committee, as the case may be) and after considering in good faith any proposed modifications to the price and other terms and conditions of this Agreement that Newco has made) that the Acquisition Proposal continues to constitute a Superior Proposal, (iv) the Company enters into a definitive agreement in respect of the Acquisition Transaction contemplated by such Acquisition Proposal effective upon the termination of this Agreement, and (v) the Company pays Newco the Company Termination Fee payable to Newco pursuant to Section 8.3(b)(iii); or

(h) by Newco, in the event that (i) Newco and Merger Sub are not then in material breach of their respective covenants, agreements and other obligations under this Agreement, and (ii) the Company shall have breached or otherwise violated any of its material covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Merger set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied by the Outside Date and such breach, violation or inaccuracy cannot be cured or, if curable, is not cured within thirty (30) days after the Company first receives written notice from Newco of such breach, violation or inaccuracy; or

(i) by Newco, in the event that (i) the Company Board, the Special Committee or any other committee of the Company Board shall have for any reason effected a Recommendation Change or been deemed to have effected a Recommendation Change; provided, however, that Newco’s right to terminate this Agreement pursuant to this Section 8.1(i) in respect of a Recommendation Change shall expire fifteen (15) Business Days after the first date upon which the Company makes such Recommendation Change, or

(ii) a tender or exchange offer for Company Common Stock that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Newco and, within ten (10) Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have issued a public statement (and filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act) reaffirming the Company Board Recommendation and recommending that the Company Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer.

8.2 Notice of Termination; Effect of Termination. Except as provided by Section 8.1(g), any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (b) subject to the terms of Section 8.3(f) and Section 9.8, nothing herein shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses, whether or not the Merger is consummated; provided, however, that the parties shall each pay 50% of the filing fee payable in connection with the submission of the Notification and Report Form relating to this Agreement under the HSR Act.

(b) Company Payments.

(i) In the event that this Agreement is terminated by Newco or the Company pursuant to Section 8.1(d), the Company shall pay to Newco an amount in cash (without interest) equal to the amount of reasonable, documented, out-of-pocket costs and expenses actually incurred by Newco, Merger Sub and the Guarantors in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby (such Expenses not to exceed $10,000,000 in the aggregate) (“Newco Expenses”), by wire transfer of immediately available funds to an account or accounts designated in writing by Newco, within two (2) Business Days after such termination.

(ii) The Company shall pay to Newco the Company Termination Fee (less any Newco Expenses previously paid by the Company pursuant to Section 8.3(b)(i)), by wire transfer of immediately available funds to an account or accounts designated in writing by Newco, within two (2) Business Days after demand by Newco, in the event that (A) this Agreement is terminated by Newco or the Company pursuant to Section 8.1(d), (B) at the time of such termination, the conditions set forth in Section 7.1(c) and Section 7.3(a) and Section 7.3(b) have been satisfied (in the case of Section 7.3(b), solely with respect to covenants and other obligations of Newco and Merger Sub to be satisfied prior to the date of termination, and for all such conditions treating the date of termination as if it were the Closing Date), (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d), a Competing Acquisition Transaction shall have been publicly announced and not withdrawn or shall have become publicly known and not withdrawn, and (D) within 270 calendar days following the termination of this Agreement pursuant to Section 8.1(d), either a Competing Acquisition Transaction (whether or not the Competing Acquisition Transaction referenced in the preceding clause (C)) is consummated or the Company enters into a definitive agreement providing for a Competing Acquisition Transaction (whether or not the Competing

Acquisition Transaction referenced in the preceding clause (C)) and such Competing Acquisition Transaction is subsequently consummated. For purposes of the foregoing, a “Competing Acquisition Transaction” shall have the same meaning as an “Acquisition Transaction” except that all references therein to “twenty percent (20%)” shall be a reference to “fifty percent (50%)”.

(iii) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(g), the Company shall pay to Newco the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Newco, at or prior to the time of such termination and as a condition to the effectiveness of such termination.

(iv) In the event that this Agreement is terminated by Newco pursuant to Section 8.1(i), the Company shall pay to Newco a cash fee equal to the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Newco, within two (2) Business Days after such termination.

(c) Newco Payments. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(f), Newco shall pay to the Company the Newco Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, within two (2) Business Days after such termination.

(d) Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company or Newco be required to pay the Company Termination Fee or the Newco Termination Fee, respectively, on more than one occasion.

(e) Enforcement. The parties hereto acknowledge and hereby agree that the covenants and agreements set forth in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not have entered into this Agreement, and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty. If the Company fails to pay as directed in writing by Newco any amounts due to Newco pursuant to this Section 8.3, or Newco fails to pay the Company any amounts due to the Company pursuant to this Section 8.3, in either case within the time periods specified in this Section 8.3, then the Company or Newco, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Newco or the Company, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Newco Termination Fee Remedy. Notwithstanding anything to the contrary set forth in this Agreement, if (i) Newco and Merger Sub are in breach of their obligation to cause the Merger to be consummated pursuant to Section 2.2 because of their failure to receive the proceeds contemplated by the Debt Financing or their refusal to accept Alternative Financing on terms that are not less favorable, in the aggregate, to Newco and the Surviving Corporation than the Debt Financing contemplated by the Debt Commitment Letter, and (ii) neither Newco nor Merger Sub have breached this Agreement other than as a result of their failure to cause the Merger to be consummated pursuant to Section 2.2 because of their failure to receive the proceeds contemplated by the Debt Financing or their refusal to accept Alternative Financing on terms that are not less favorable, in the aggregate, to Newco and the Surviving Corporation than the Debt Financing contemplated by the Debt Commitment Letter, then (A) the Company’s termination of this Agreement pursuant to Section 8.1(f) and receipt of the Newco Termination Fee pursuant to Section 8.3(c) or the Guarantee (together with the amounts available under Section 8.3(e)) shall be the Company’s sole and exclusive remedy against Newco, Merger Sub, the Guarantors and any of their respective former, current or future directors, officers, employees, agents, partners, managers, members, Affiliates, stockholders, assignees or representatives of any of the foregoing (each a “Specified Person”) for any loss or damage suffered by the Company as a result of such breach, and (B) upon the termination of this Agreement and the Company’s receipt of the Newco Termination Fee pursuant to Section 8.3(c) or the Guarantee (together with the amounts available under Section 8.3(e)), (1) none of Newco, Merger Sub, the Guarantors or any of their respective Specified Persons shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, and (2) the Company, it Subsidiaries and its Affiliates shall be precluded from any other remedy against Newco, Merger Sub, the Guarantors or any of their respective Specified Persons, at Law or in equity or otherwise, and neither the Company nor any of its Subsidiaries, Affiliates, stockholders, partners, members, directors, officers, or agents may seek to obtain any injunctive relief or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Newco, Merger Sub, the Guarantors or any of their respective Specified Persons in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 8.3(f) shall in any way diminish or otherwise limit the Company’s rights under Section 9.7.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Newco, Merger Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Newco and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)		if to Newco or Merger Sub., to:

Axio Holdings LLC
c/o ValueAct Capital Master Fund, L.P.
435 Pacific Avenue, 4th Floor
San Francisco, California 94133
Attention: Allison Bennington, General Counsel
Telecopy No.:(415) 362-5727

with a copy (which shall not constitute notice) to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
	Attention:	Christopher G. Karras
Lisa C.S. Burnett
Telecopy No.: (215) 994-2222

and:

Axio Holdings LLC
c/o Silver Lake Partners
9 West 57th Street, 25th Floor
New York, New York 10019
Attention: Mike Bingle
Facsimile No: (212) 981-3535

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention: William E. Curbow
Fax: (212) 455-2502

(b)		if to the Company, to:

Acxiom Corporation
1 Information Way
Little Rock, Arkansas 72203
Attention: Jerry Jones, Business Development/Legal Leader
Telecopy No.: (501) 342-3913

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
1301 Avenue of the Americas
40th Floor
New York, New York 10019-6022
Attention: Selim Day
Telecopy No.: (212) 999-5899

and:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
1 Market Street, Spear Tower
Suite 3300
San Francisco, California 94105
Attention: Michael S. Ringler
Telecopy No.: (415) 947-2099

and:

Morris Nichols Arsht & Tunnell LLP
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
Attention: Jeffrey R. Wolters, Esq.
Telecopy No.: (302) 492-6220

9.3 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Guarantee, the Company Disclosure Letter and the Exhibits and Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.

9.5 Third Party Beneficiaries. Except as set forth in or contemplated by the terms and provisions of the final sentence of Section 6.4(a) and in Section 6.8, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, and Newco and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Newco and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in addition to any other remedy that may be available at law or in equity; provided, however, that notwithstanding the foregoing, the Company shall not be entitled to an injunction or injunctions to prevent Newco or Merger Sub from failing to, or to specifically enforce their respective obligations to, cause the Merger to be consummated pursuant to Section 2.2.

9.8 Newco Damage Limitation. The Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Newco and Merger Sub for such losses or damages shall be limited to $111,250,000 inclusive of the Newco Termination Fee (and the amounts available under Section 8.3(e)), if applicable, (ii) the liability of the Guarantors shall be limited to the express obligation of the Guarantors under the Guarantees, and (iii) in no event will the Company seek to recover any monetary damages in excess of such amount from Newco, Merger Sub, the Guarantors or their respective Affiliates or Specified Persons in connection therewith; provided, however, the foregoing shall not diminish or otherwise limit the Company’s rights under Section 9.7.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

9.10 Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

9.11 WAIVER OF JURY TRIAL. EACH OF NEWCO, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF NEWCO, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.12 Company Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

AXIO HOLDINGS LLC

By:	/s/ JEFFREY W. UBBEN
Name:	Jeffrey W. Ubben
Title:	President

AXIO ACQUISITION CORP.

By:	/s/ JEFFREY W. UBBEN
Name:	Jeffrey W. Ubben
Title:	President

ACXIOM CORPORATION

By:	/s/ CHARLES D. MORGAN
Name:	Charles D. Morgan
Title:	Company Leader

[AGREEMENT AND PLAN OF MERGER]

EXHIBIT D

RESTATED CERTIFICATE OF INCORPORATION

OF

ACXIOM CORPORATION

Acxiom Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Acxiom Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 28, 1983, and the name under which the corporation originally was incorporated is CCX Network, Inc.

2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation, as heretofore amended and restated, to read in its entirety as set forth on the attached Exhibit A.

3. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4. This Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State.

IN WITNESS WHEREOF, Acxiom Corporation has caused this Certificate to be signed by                        , its                        ,as of the     day of                     , 2007.

ACXIOM CORPORATION

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACXIOM CORPORATION

Acxiom Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Name. The name of the Corporation is Acxiom Corporation.

2. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand shares (1,000) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of $0.01.

5. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein:

6. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

8. Limitation on Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

9. Indemnification of Directors, Officers and Employees. Any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the State of Delaware, against expenses (including the attorneys’ fees), judgments, fines and amounts paid in settlements, actually and reasonably incurred by him, in connection with the defense or settlement of such action, suit, investigation or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10. Miscellaneous. The Corporation elects not to be governed by Section 203 of the DGCL.

Dated:                     , 2007

Annex B

Appraisal Rights

DELAWARE CORPORATION AND BUSINESS ENTITY LAWS

TITLE 8

Corporations

CHAPTER 1. GENERAL CORPORATION LAW

Subchapter IX. Merger, Consolidation or Conversion

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

Annex C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2007 by and between Acxiom Corporation, a Delaware corporation (the “Company”), and the undersigned stockholder (“Stockholder”) in the Company. Certain capitalized terms used in this Agreement are defined in Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the respective meanings given to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Stockholder is the holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Axio Holdings LLC, a Delaware limited liability company (“Newco”), and Axio Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and all of the outstanding Company Common Stock will be cancelled and converted into the right to receive the merger consideration set forth therein, all upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Stockholder has agreed to execute and deliver this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote Subject Securities. From the period commencing with the execution and delivery of this Agreement and continuing until the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote or cause to be voted the Subject Securities:

(a) unless the Company Board has recommended (and continues to recommend) that the holders of Company Common Stock vote in favor of a Superior Proposal or the Company Board or the Special Committee has effected a Recommendation Change, in favor of the adoption and approval of (i) the Merger Agreement, (ii) the Merger, and (iii) any other transaction or matter contemplated by the Merger Agreement or that would reasonably be expected to facilitate the Merger that is submitted for a vote of the stockholders of the Company;

(b) in the event that the Company receives a Superior Proposal prior to obtaining the Requisite Stockholder Approval in connection with the Merger Agreement and the Merger, in favor of such Superior Proposal if recommended to the holders of the Company Common Stock by action of the Company Board, the Special Committee or any other duly constituted committee of the Company Board (“Board Action”) and, as recommended by Board Action, any other matter with respect to such Superior Proposal that is submitted for a vote of the stockholders of the Company; and

(c) unless the Company Board has recommended (and continues to recommend) that the holders of Company Common Stock vote in favor of a Superior Proposal or the Company Board or the Special Committee has effected a Recommendation Change, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

2. Agreement to Retain Subject Securities.

(a) Restriction on Transfer. From the period commencing with the execution and delivery of this Agreement and continuing until the earlier of (i) December 28, 2007, or (ii) the Termination Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

(b) Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, Stockholder shall ensure that, without the Company’s prior written consent, (i) none of the Subject Securities is deposited into a voting trust, and (ii) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

3. Representations, Warranties and Covenants of the Stockholders. Stockholder hereby represents and warrants to the Company as follows:

(a) Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by Stockholder of this Agreement have been obtained, and Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitute valid and binding agreements of Stockholder, each enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law that is applicable to the Subject Securities held by Stockholder, or (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Securities is or may be bound.

(c) Title to Securities. As of the date of this Agreement, (i) Stockholder holds of record (free and clear of any encumbrances or restrictions of any kind) the number of outstanding shares of Company Common Stock set forth under the headings “Shares Held of Record” on the signature page hereof, with the full power to vote or direct the voting of such shares, (ii) Stockholder Owns the number of outstanding shares of Company Common Stock set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof, with the full power to vote or direct the voting of such securities, and (iii) Stockholder and its Affiliates do not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

(d) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder, the performance by Stockholder of its obligations under this Agreement and the compliance by Stockholder with the terms hereof.

4. Additional Covenants of the Stockholder.

(a) Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b) Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable Law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Subject Securities.

5. Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Company Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Plan.

(b) Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(c) “Subject Securities” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) that are Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement and continuing until the Termination Date.

(d) “Termination Date” shall mean the earliest to occur of the date upon which (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the transaction contemplated by a Superior Proposal is consummated, (iii) the Merger Agreement is validly terminated in accordance with its terms, provided, however, that no Acquisition Proposal which either constitutes, or could reasonably be expected to lead to, a Superior Proposal is then outstanding, or (iv) December 28, 2007.

(e) A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company, (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company, or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

6. Miscellaneous.

(a) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void and of no force or effect whatsoever. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and its respective successors and assigns, and shall inure to the benefit of the Company and its successors and assigns.

(b) No Third Party Beneficiaries. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

(c) Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring any such cost or expense, whether or not the Merger is consummated.

(d) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder of any covenant or obligation of Stockholder set forth in this Agreement, the Company shall be entitled to an injunction or injunctions to prevent or restrain any breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this

Agreement to prevent or restrain breaches or threatened of, or to enforce compliance with, the covenants and obligations of Stockholder under this Agreement, in addition to any other remedy that may be available at law or in equity.

(e) Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

if to the Company:

Acxiom Corporation

1 Information Way

Little Rock, Arkansas 72203

Attention: Jerry Jones, Business Development/Legal Leader

Telecopy No.:(501) 342-3913

with a copy (which copy shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas

40th Floor

New York, New York 10019-6022

Attention: Selim Day

Telecopy No.: (212) 999-5899

and:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Street

Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Michael S. Ringler

Telecopy No.: (415) 947-2099

if to Stockholder:

ValueAct Capital Master Fund, L.P.

435 Pacific Avenue

San Francisco, CA 94133

Attention: Allison Bennington

Telecopy No.: (415) 362-5727

with a copy to (which copy shall not constitute notice) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: Christopher G. Karras

Lisa C.S. Burnett

Telecopy No.: (215) 994-2222

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(i) WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(k) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

(l) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(m) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

ACXIOM CORPORATION

By:	/s/ CHARLES D. MORGAN
Name:	Charles D. Morgan
Title:	Company Leader

STOCKHOLDER:

VALUEACT CAPITAL MASTER FUND, L.P.

BY:	VA PARTNERS, L.L.C., its General Partner

By:	/s/ JEFFREY W. UBBEN
Name:	Jeffrey W. Ubben
Title:	Managing Member

Shares of Company Common Stock Held of Record	Additional Securities Beneficially Owned
4,356	10,325,355

[VOTING AGREEMENT]

Annex D

Stephens Inc.

May 16, 2007

Special Committee of the Board of Directors	Board of Directors
Acxiom Corporation	Acxiom Corporation
1 Information Way	1 Information Way
Little Rock, AR 72203	Little Rock, AR 72203

Members of the Special Committee and Members of the Board:

We have acted as financial advisor to the Special Committee of the Board of Directors (the “Special Committee”) in connection with the proposed merger of Acxiom Corporation (the “Company”) and Bird Acquisition Corporation, an affiliate of ValueAct Capital (“ValueAct”) and Silver Lake Partners (“Silver Lake”) in a transaction (the “Transaction”) in which ValueAct and Silver Lake will pay $27.10 in cash (the “Consideration”) for each of the issued and outstanding shares that they do not own of the one publicly traded class of the Company’s common stock (the “Common Stock”).

In addition, we have been asked to provide our opinion to the Special Committee and the Board of Directors as to whether the Consideration to be paid in the Transaction is fair from a financial point of view to the disinterested shareholders of the Company. For purposes of this opinion, the term “disinterested shareholders” means holders of the Common Stock other than (1) directors and officers of the Company, and (2) ValueAct and Silver Lake and affiliates of either of them.

In connection with our services as financial advisor to the Special Committee we have, among other things:

(i)	assisted the Special Committee in addressing timing (whether the Company should enter into a transaction), strategic alternatives (including a transformational acquisition, leveraged recapitalization and significant equity investment), structure (forms of possible transaction) and process (bidding procedure, voting and proxy arrangements, etc.) issues;

(ii)	provided assistance in negotiations to the Special Committee (and at the request of the Special Committee have advised the Board of Directors) with respect to the terms of the Transaction, including the specific opportunities presented by the final Transaction documents that permit superior proposals to be solicited and entertained and, in appropriate circumstances, to be adopted by the Company;

(iii)	performed such other investigations and rendered such services as we deemed necessary or appropriate.

In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company prepared by management of the Company;

(iii)	reviewed the reported prices and trading activity for the Common Stock;

(iv)	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly traded companies and their securities;

(v)	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

(vi)	reviewed the merger agreement and related documents;

Investment Bankers

111 Center Street P. O. Box 3507 Little Rock, Arkansas 72203-3507 501-374-4361 Fax 501-377-2674 stephens.com

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(vii)	discussed with management of the Company the operations of, and future business prospects for, the Company;

(viii)	assisted in the deliberations of the Special Committee regarding the material terms of the Transaction and its negotiations with ValueAct and Silver Lake;

(ix)	advised and counseled the Special Committee (and at the request of the Special Committee, the Board of Directors) respecting the Transaction;

(x)	performed such other analyses and provided such other services as we have deemed necessary or appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company, and our opinion is based upon such information. We have not independently verified such information or financial data, and we have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of the Company, we have assumed that they have been reasonably prepared on bases reflecting management’s best currently available estimates and judgments of the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions by the Company. We have further assumed that the necessary regulatory approvals and contractual consents required for the Transaction will be secured. In addition, we have assumed that the representations and warranties contained in the Agreement and all agreements related thereto are true and complete. We do not express any opinion as to the price at which shares of the Common Stock may trade at any time subsequent to the announcement of the Transaction.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and regularly provide investment banking services to it. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company. Stephens is receiving a fee in connection with the issuance of this fairness opinion. In addition, the Special Committee has agreed to pay us a fee which is contingent on the completion of the Transaction, for our services as financial advisor to the Special Committee. We shall also be reimbursed by the Company for our expenses incurred in connection with our services relating to the Transaction, and we are indemnified by the Company against certain claims that might be asserted against us in connection therewith.

Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Consideration to be received by the disinterested shareholders of the Company in the Transaction is fair to them from a financial point of view.

This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Company’s shareholders provided that we approve of the content of such disclosures prior to publication.

Very truly yours,

/s/ STEPHENS INC.
STEPHENS INC.

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Annex E

Global Markets & Investment Banking

May 16, 2007

Acxiom Corporation

1 Information Way

Little Rock, AR 72202

Attention: The Special Committee of the Board of Directors of Acxiom Corporation and the Board of Directors of Acxiom Corporation

Ladies and Gentlemen:

Acxiom Corporation (the “Company”), Axio Holdings LLC (the “Acquiror”) and Axio Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror (the “Acquisition Sub”) propose to enter into an Agreement and Flan of Merger, to be dated as of May 16, 2007 (the “Agreement”) pursuant to which Acquisition Sub would be merged with and into the Company in a merger (the “Merger”) in which each outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Shares”) (other than Company Shares held by the Acquiror, the Acquisition Sub, the Company or any direct or indirect wholly-owned subsidiary of Acquiror, Acquisition Sub or the Company immediately prior to the effective time of the Merger or Company Shares as to which appraisal rights have been exercised) would be converted into the right to receive $27.10 per share in cash (the “Consideration”). We understand that, in connection with the Merger, ValueAct Capital Partners, L.P. and other persons and entities (the “Acquiror Investors”) will contribute Common Shares to, or otherwise invest in, the Acquiror, and that, pursuant to the Agreement, the Company may not make any payment of dividends without the consent of the Acquiror until the effective Time of the Merger or the termination of the Agreement.

You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders, other than the Acquiror, the Acquisition Sub, the Aquiror Investors and their respective affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2)	Reviewed certain information, including current and historical financial information, budgets and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, including a plan for cost savings by the Company, furnished to us by the Company;

(3)	Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

(4)	Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions among representatives of the Special Commit tee of the Board of Directors of the Company and the Acquiror and their financial and legal advisors;

(8)	Reviewed drafts as of May 16, 2007 of the Agreement, a Voting Agreement between the Company and Value Act Capital Partners, L.P., a Guarantee from Value Act Capital Master Fund, L.P. in favor of the Company and a bank facilities commitment letter to be executed by UBS Loan Finance LLC and UBS Securities LLC (collectively, the “Transaction Documents”); and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obli7gation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company. We have also assumed that the final form of the Transaction Documents will be substantially similar to the last drafts reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

In connection with the preparation of this opinion, we have not been authorized by the Company, the Special Committee of the Board of Directors of the Company or the Board of Directors of the Company to solicit (but we note that we may be so authorized for a period of time following execution of the Agreement, subject to the terms, conditions and procedures set forth therein), nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon either the end of the “go-shop” period pursuant to the Agreement or the consummation of the Merger or another transaction whereby a person acquires control of the Company. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade the Company Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and the Board of Directors of thc Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares, other than the Acquiror, the Acquisition Sub, the Aquiror Investors and their respective affiliates,

Very truly yours,

/s/ MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

(Side 1)	PRELIMINARY COPY
PROXY	PROXY

ACXIOM CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting of Stockholders

to be Held on •, 2007

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on •, 2007, at the Special Meeting of Stockholders to be held at •, •, •, • at 9:30 a.m. local time on •, 2007, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒ Please mark your votes as in this example.
	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger, dated as of May 16, 2007, by and among Acxiom Corporation, Axio Holdings LLC and Axio Acquisition Corp.	☐	☐	☐
2. To approve an adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposal 1.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1 and 2

3. In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE(S)	DATED:	, 2007

SIGNATURE(S)	DATED:	, 2007

NOTE:    Pleasesign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Whensigning as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation,please sign in full corporate name by president or other authorized officer. If a partnership,

pleasesign in partnership name by authorized person.